As filed with the Securities and Exchange Commission on December 5, 2011

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON LINES, INC.

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	8011	74-3123672
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4064 Colony Road

Suite 200

Charlotte, North Carolina 28211

(704) 973-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen H. Fraser

President and Chief Executive Officer

Horizon Lines, Inc.

4064 Colony Road

Suite 200

Charlotte, North Carolina 28211

(704) 973-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Christian O. Nagler

Jason K. Zachary

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	3,660,824 shares	$0.22(2)	$814,717	$94
6.00% Series A Convertible Senior Secured Notes due 2017	$54,589,636	100%	$54,589,636	$6,256
Guarantees of 6.00% Series A Convertible Senior Secured Notes due 2017	—	—	—	(3)
Common Stock issuable upon conversion of the 6.00% Series A Convertible Senior Secured Notes due 2017	(4)	(4)	(4)	(4)
Warrants issuable upon conversion of the 6.00% Series A Convertible Senior Secured Notes due 2017	(4)	(4)	(4)	(4)
6.00% Series B Mandatorily Convertible Senior Secured Notes	$30,327,576	100%	$30,327,576	$3,476
Guarantees of 6.00% Series B Mandatorily Convertible Senior Secured Notes	—	—	—	(3)
Common Stock issuable upon conversion of the 6.00% Series B Mandatorily Convertible Senior Secured Notes	(4)	(4)	(4)	(4)
Warrants issuable upon conversion of the 6.00% Series B Mandatorily Convertible Senior Secured Notes	(4)	(4)	(4)	(4)
Warrants to purchase shares of Common Stock (5)	8,975,691 warrants	$1.00	$8,975,691	$1,029
Common Stock issuable upon exercise of the Warrants	(4)	(4)	(4)	(3)

(1)	The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee. The price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of the common stock on the OTCQB Marketplace on December 2, 2011.
(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.
(4)	The shares of common stock and warrants that are being registered include such indeterminate number of shares of common stock or warrants, if any, that may be issued upon conversion of the 6.00% Series A Convertible Senior Secured Notes due 2017, the 6.00% Series B Mandatorily Convertible Senior Secured Notes, and, with respect to shares of common stock only, the Warrants, registered hereunder, which shares and warrants are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock and warrants registered hereby shall include an indeterminate number of shares of common stock and warrants that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.
(5)	The Company is registering the Warrants because under the Company’s amended and restated certificate of incorporation, non-U.S. citizens may not beneficially own, individually or in the aggregate, more than 19.9% of the Company’s shares outstanding so that the Company does not cease to be qualified under certain maritime laws to own and operate vessels in the coastwise trade of the United States. In order to comply with this requirement, the Company will issue Warrants in lieu of shares of common stock upon conversion of the 6.00% Series A Convertible Senior Secured Notes due 2017 or the 6.00% Series B Mandatorily Convertible Senior Secured Notes if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Horizon Lines Holding Corp.	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	551112	55-0816583

Hawaii Stevedores, Inc.	HI	965 North Nimitz Highway Honolulu, Hawaii 96817	488320	99-0108338

Horizon Lines, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	483113	56-2098440

Horizon Lines of Puerto Rico, Inc.	DE	Metro Office Park Suite 400 Guaynabo, PR 00968	488310	56-2224254

Horizon Lines of Alaska, LLC	DE	1717 Tidewater Road Anchorage, AK 99501	483113	56-2267510

Horizon Lines of Guam, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	483111	20-0386469

Horizon Lines Vessels, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	541214	56-2279637

H-L Distribution Service, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	423860	20-0937637

Horizon Logistics, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	488510	59-3765785

Aero Logistics, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	488510	94-3409309

Sea-Logix, LLC	DE	200 West Manville Street, Rancho Dominguez, California 90220	484220	20-0937580

Horizon Services Group, LLC	DE	600 East Las Colinas Blvd. Suite 550 Irving, Texas 75039	541512	56-2277227

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, dated December 5, 2011

Prospectus

Horizon Lines, Inc.

Common Stock, Warrants, 6.00% Series A Convertible Secured Notes due 2017 and 6.00%

Series B Mandatorily Convertible Secured Notes due 2017

This prospectus relates to the resale or other disposition of up to:

•	3,660,824 shares of Horizon Lines, Inc.’s (the “Company,” the “Issuer,” “we,” “us,” or “our”) common stock (the “common stock”);

•	8,975,691 warrants to purchase shares of the Company’s common stock (the “warrants”);

•

$54,589,636 in aggregate principal amount of new 6.00% Series A Convertible Senior Secured Notes due 2017 issued by the Company and guaranteed on a senior basis by all current and future domestic subsidiaries of the Company (the “Guarantors”) (the “Series A Notes”); and

•

$30,327,576 in aggregate principal amount of new 6.00% Series B Mandatorily Convertible Senior Secured Notes issued by the Company and guaranteed on a senior basis by the Guarantors (the “Series B Notes”).

We refer to the Series A Notes and the Series B Notes in this prospectus collectively as the “new notes.” We refer to the common stock, the warrants, the Series A Notes and the Series B Notes in this prospectus collectively as the “securities,” and each as a “security.”

The securities offered by this prospectus are to be sold for the account of the selling securityholders. The securities (excluding the common stock held by the selling securityholders prior to the consummation of the exchange offer (as defined below)) were issued in exchange for $327,766,000 in aggregate principal amount of our 4.25% Convertible Senior Notes due 2012 (the “old notes”), originally issued on October 5, 2011 to certain holders of old notes in an exchange offer (the “exchange offer”) pursuant to a final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act of 1933 (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) on October 3, 2011. The registration of these securities does not necessarily mean that the selling securityholders will offer, sell or otherwise dispose of all or any of these securities.

The new notes were issued on October 5, 2011 (the “Issue Date”) and bear interest at a rate of 6.00% per annum, payable semi–annually. The Series A Notes mature on April 15, 2017 and are convertible, at the option of the holders, and at our option under certain circumstances beginning on the one-year anniversary of the issuance of the Series A Notes, into shares of our common stock or warrants, as the case may be. The Series B Notes are mandatorily convertible into shares of our common stock or warrants, as the case may be, in two equal installments of $49.7 million each on the three-month and nine-month anniversaries of the consummation of the exchange offer, subject to certain conditions. See “Description of the New Notes.”

Our filing of the registration statement, of which this prospectus is a part, is intended to satisfy our obligations to certain securityholders to register the securities issued to them pursuant to a Registration Rights Agreement, dated October 5, 2011. A list of the selling securityholders is included in this prospectus under the section entitled “Selling Securityholders.” The selling securityholders and any of their pledgees, donees, transferees or other successors-in-interest may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section entitled “Plan of Distribution” beginning on page 146 of this prospectus. We will not be paying any underwriting discounts or commissions or similar charges incurred by the selling securitiesholders for the sale of securities. We will not receive any of the proceeds from the sale of the securities by the selling securityholders.

Our common stock is quoted on the OTCQB Marketplace under the symbol “HRZL.” The new notes and warrants are not listed on a national or regional securities exchange. We intend to seek to list the warrants for trading on a national securities exchange at such time as we can meet the listing requirements applicable to such warrants.

See “Risk Factors” beginning on page 18 of this prospectus for a discussion of certain risks that you should consider prior to investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated            , 2011.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain forward-looking statements regarding management’s expectations, beliefs, strategies, goals, outlook and other non-historical matters. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will” or the negative thereof or other variations thereon or comparable terminology.

These statements are based upon on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks and uncertainties include, without limitation, the following items:

•	volatility in fuel prices,

•	decreases in shipping volumes,

•	failure to comply with the terms of our probation imposed by the court in connection with our plea relating to antitrust matters,

•	any new adverse developments relating to antitrust matters in any of our trades,

•	failure to resolve or successfully defend pending and future civil antitrust claims,

•

government investigations related to (i) environmental regulations, including recordkeeping and reporting requirements for vessel generated pollution, (ii) the imposition of fuel surcharges in connection with government contracts or (iii) any other government investigations and legal proceedings,

•	suspension or debarment by the federal government,

•	compliance with safety and environmental protection and other governmental requirements,

•	increased inspection procedures and tighter import and export controls,

•	repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act,

•	catastrophic losses and other liabilities,

•	the arrest of our vessels by maritime claimants,

•	severe weather and natural disasters,

•	the aging of our vessels and unexpected substantial dry-docking or repair costs for our vessels, and

•	the other risk factors that are from time to time included in our reports filed with the SEC.

These and other important factors, including those discussed in this prospectus under the headings “Risk Factors,” may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements included in this prospectus are made only as of the date they are made and we undertake no obligation to update any such statements, except as otherwise required by applicable law.

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly, and special reports, and other information with the SEC. We are incorporating by reference certain information filed with the SEC, which means that we disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)).

•	Our Annual Report on Form 10-K for the year ended December 26, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2011, June 26, 2011 and September 25, 2011;

•

Our Current Reports on Form 8-K filed with the SEC on February, 16, 2011, February 24, 2011, March 1, 2011, March 9, 2011, March 11, 2011, March 25, 2011, April 6, 2011, April 11, 2011, May 4, 2011, May 31, 2011, June 2, 2011, June 8, 2011 (as amended by Form 8-K/A filed with the SEC on August 1, 2011), June 10, 2011, June 20, 2011, June 27, 2011, June 27, 2011, June 28, 2011, July 5, 2011, July 8, 2011, July 22, 2011, July 29, 2011, August 9, 2011, August 15, 2011, August 22, 2011, August 29, 2011, September 16, 2011, September 20, 2011, September 26, 2011, September 27, 2011, September 28, 2011, September 29, 2011, October 4, 2011, October 6, 2011, October 20, 2011, October 27, 2011, October 31, 2011, November 8, 2011, November 14, 2011, and November 23, 2011;

•	Our Definitive Proxy Statement for the Annual Meeting of Stockholders held on June 2, 2011, filed with the SEC on April 18, 2011;

•	Our Information Statement on Schedule 14F-1 filed with the SEC on November 14, 2011; and

•	Our Definitive Proxy Statement for the December 2, 2011, Special Meeting of Stockholders filed with the SEC on October 31, 2011.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, Information Statements and amendments to those reports and statements, are available free of charge on our website (www.horizonlines.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may copy and inspect any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Horizon Lines, Inc.

4064 Colony Road

Suite 200

Charlotte, North Carolina 28211

(704) 973-7000

Attention: Investor Relations

Telephone: (704) 973-7000

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO SELL, OR SOLICITATIONS OF OFFERS TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND THE MAILING OF THIS PROSPECTUS SHALL NOT CREATE AN IMPLICATION TO THE CONTRARY.

MARKET AND INDUSTRY DATA

In this prospectus, we rely on and refer to information and statistics regarding our industry. Where possible, we obtained this information and these statistics from third party sources, such as independent industry publications, government publications or reports by market research firms, including company research, trade interviews, and public filings with the SEC. Additionally, we have supplemented third party information where necessary with management estimates based on our review of internal surveys, information from our customers and vendors, trade and business organizations and other contacts in markets in which we operate, and our management’s knowledge and experience. However, these estimates are subject to change and are uncertain due to limits on the availability and reliability of primary sources of information and the voluntary nature of the data gathering process. As a result, you should be aware that industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

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PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this summary together with the entire prospectus, including the information presented under the section entitled “Risk Factors” and the information that is incorporated into this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 26, 2010 and Quarterly Reports on Form 10-Q for quarters ended March 27, 2011, June 26, 2011 and September 25, 2011.

Our Company

Horizon Lines, Inc., a Delaware corporation, was initially formed in 2004, and served as an acquisition vehicle to acquire, on July 7, 2004, the equity interest in Horizon Lines Holding Corp., a Delaware corporation (“HLHC”) and the holding company for our marine container shipping business.

Our long operating history dates back to 1956, when Sea-Land Service, Inc. (“Sea-Land”) pioneered the marine container shipping industry and established our business. In 1958, we introduced container shipping to the Puerto Rico market, and in 1964 we pioneered container shipping in Alaska with the first year-round scheduled vessel service. In 1987, we began providing container shipping services between the U.S. west coast and Hawaii and Guam through our acquisition from an existing carrier of all of its vessels and certain other assets that were already serving that market. In December 1999, CSX Corporation, the former parent of Sea-Land Domestic Shipping, LLC (“SLDS”), sold the international marine container operations of Sea-Land to the A.P. Møller Maersk Group (“Maersk”) and SLDS continued to be owned and operated by CSX Corporation as CSX Lines, LLC. On February 27, 2003, HLHC (which at the time was indirectly majority-owned by Carlyle-Horizon Partners, L.P.) acquired from CSX Corporation, 84.5% of CSX Lines, LLC, and 100% of CSX Lines of Puerto Rico, Inc., which together with Horizon Logistics and Hawaii Stevedores, Inc. (“HSI”) constitute our business today. CSX Lines, LLC is now known as Horizon Lines, LLC and CSX Lines of Puerto Rico, Inc. is now known as Horizon Lines of Puerto Rico, Inc. The Company was formed as an acquisition vehicle to acquire, on July 7, 2004, the equity interest in HLHC. The Company was formed at the direction of Castle Harlan Partners IV. L.P. (“CHP IV”), a private equity investment fund managed by Castle Harlan, Inc. (“Castle Harlan”). In 2005, the Company completed its initial public offering. Subsequent to the initial public offering, the Company completed three secondary offerings, including a secondary offering (pursuant to a shelf registration) whereby CHP IV and other affiliated private equity investment funds managed by Castle Harlan divested their ownership in the Company. Today, as the only Jones Act vessel operator with one integrated organization serving Alaska, Hawaii and Puerto Rico, we are uniquely positioned to serve customers requiring shipping and logistics services in more than one of these markets.

We ship a wide spectrum of consumer and industrial items used every day in our markets, ranging from foodstuffs (refrigerated and non-refrigerated) to household goods and auto parts to building materials and various materials used in manufacturing. Many of these cargos are consumer goods vital to the populations in our markets, thereby providing us with a relatively stable base of demand for our shipping and logistics services. We have many long-standing customer relationships with large consumer and industrial products companies, such as Costco Wholesale Corporation, Johnson & Johnson, Lowe’s Companies, Inc., Safeway, Inc., and Wal-Mart Stores, Inc. We also serve several agencies of the U.S. government, including the Department of Defense and the U.S. Postal Service. Our customer base is broad and diversified, with our top ten customers accounting for approximately 40% of revenue and our largest customer accounting for approximately 9% of revenue during the fiscal year ended December 26, 2010.

The Jones Act

During 2010, approximately 83% of our revenues were generated from our shipping and logistics services in markets where the marine trade is subject to the coastwise laws of the United States, also known as the Jones Act, or other U.S. maritime cabotage laws.

The Jones Act is a long-standing cornerstone of U.S. maritime policy. Under the Jones Act, all vessels transporting cargo between covered U.S. ports must, subject to limited exceptions, be built in the U.S., registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S.-organized companies that are controlled and 75% owned by U.S. citizens. U.S.-flagged vessels are generally required to be maintained at higher standards than foreign-flagged vessels and are supervised by, as well as subject to rigorous inspections by, or on behalf of the U.S. Coast Guard, which requires appropriate certifications and background checks of the crew members. Our trade routes between Alaska, Hawaii and Puerto Rico and the continental U.S. represent the three non-contiguous Jones Act markets. Vessels operating on these trade routes are required to be fully qualified Jones Act vessels. Other U.S. maritime laws require vessels operating on the trade routes between Guam, a U.S. territory, and U.S. ports to be U.S.-flagged and predominantly U.S.-crewed, but not U.S.-built.

Cabotage laws, which reserve the right to ship cargo between domestic ports to domestic vessels, are not unique to the United States; similar laws are common around the world and exist in over 50 countries. In general, all interstate and intrastate marine commerce within the U.S. falls under the Jones Act, which is a cabotage law. We believe the Jones Act enjoys broad support from President Obama and both major political parties in both houses of Congress. We believe that the ongoing war on terrorism has further solidified political support for the Jones Act, as a vital and dedicated U.S. merchant marine is a cornerstone for a strong homeland defense, as well as a critical source of trained U.S. mariners for wartime support.

Market Overview and Competition

The Jones Act distinguishes the U.S. domestic shipping market from international shipping markets. Given the limited number of existing Jones Act qualified vessels, the high capital investment and long delivery lead times associated with building a new containership in the U.S., the substantial investment required in infrastructure and the need to develop a broad base of customer relationships, the markets in which we operate have been less vulnerable to overcapacity and volatility than international shipping markets.

To ensure on-time pick-up and delivery of cargo, shipping companies must maintain strict vessel schedules and efficient terminal operations for expediting the movement of containers in and out of terminal facilities. The departure and arrival of vessels on schedule is heavily influenced by both vessel maintenance standards (i.e., minimizing mechanical breakdowns) and terminal operating discipline. Marine terminal gate and yard efficiency can be enhanced by efficient yard layout, high-quality information systems, and streamlined gate processes.

The Jones Act markets are not as fragmented as international shipping markets. We are one of only two major container shipping operators currently serving the Alaska market, where we account for approximately 42% of total container loads traveling from the continental U.S. to Alaska. Horizon Lines and Totem Ocean Trailer Express, Inc. (“TOTE”) serve the Alaska market. We are also only one of two container shipping companies currently serving the U.S., to Hawaii and Guam markets. We account for approximately 33% and 49% share of total domestic marine container shipments from the continental U.S. to Hawaii and Guam markets, respectively. Horizon Lines and Matson Navigation Co (“Matson”) serve the Hawaii and Guam markets. The Pasha Group also serves the Hawaii market with a roll-on/roll-off vessel. In Puerto Rico, we are the largest provider of marine container shipping, accounting for approximately 33% of Puerto Rico’s total container loads from the continental U.S. The Puerto Rico market is currently served by two containership companies, Horizon Lines and Sea Star Lines (“Sea Star”). Sea Star is an independently operated company majority-owned by an affiliate of TOTE. Two barge operators, Crowley and Trailer Bridge, Inc., also currently serve this market.

The international shipping market is a significantly larger market than the U.S. domestic shipping market. There is a significant number of vessels operating between Asia and the U.S. West Coast.

Recent Developments

Comprehensive Refinancing

On October 5, 2011, we completed a comprehensive refinancing. The refinancing included: (a) the exchange of $327.8 million in aggregate principal amount of our old notes for 25.1 million shares of our common stock, 24.6 million warrants to purchase shares of our common stock, $178.8 million in aggregate principal amount of Series A Notes and $99.3 million in aggregate principal amount of Series B Notes, (b) the issuance of $225.0 million aggregate principal amount of new 11.00% First-Lien Senior Secured Notes due 2016 (the “First-Lien Notes”), and (c) the issuance of $100.0 million of new 13.00%-15.00% Second-Lien Senior Secured Notes due 2016 (the “Second Lien Notes”). We also entered into a new $100.0 million asset-based revolving credit facility (the “New ABL Facility”). See “Description of Other Indebtedness.”

Our 2010 annual report on Form 10-K included disclosure that expressed substantial doubt about our ability to continue as a going concern as a result of the consideration of compliance with debt covenants throughout 2011. However, the consolidated financial statements were prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfactions of liabilities in the normal course of business for a reasonable period following the date of those financial statements. We believe the October 5, 2011 refinancing transactions have resolved the concern as to compliance with debt covenants throughout the remainder of 2011. In addition, we believe we will be in compliance with our debt covenants through 2012.

Five Star Express Service

During the third quarter of 2011, we began a review of strategic alternatives for our Five Star Express (“FSX”) service. As a result of several factors, including the projected continuation of volatile trans-Pacific freight rates, high fuel prices, and operating losses, we decided to discontinue our FSX service. On October 21, 2011, we finalized a decision to terminate the FSX service, and we expect to cease all operations related to our FSX service during the fourth quarter of 2011. We expect the entire component comprising the FSX service will be discontinued. As such, there will not be any future cash inflows received from the FSX customers and no significant cash outflows related to these operations. In addition, we will classify the FSX service as discontinued operations beginning in our fiscal fourth quarter and revise all prior periods to conform to this presentation.

As a result of the shutdown of our FSX service, we expect to record a pretax restructuring charge of approximately $105 million to $110 million during the fourth quarter of 2011. This charge includes costs to return excess rolling stock equipment, severance, and facility and vessel lease expense, net of estimated sublease income.

NYSE Suspension of Trading

Due to the recent decline in our market capitalization, as determined by multiplying the price per share of our common stock times the number of shares outstanding, on October 13, 2011, the NYSE issued a press release announcing that trading in our common stock will be suspended, effective prior to the opening of trading on October 20, 2011. On October 20, 2011, our common stock began trading on the over-the-counter (“OTC”) market under a new stock symbol, HRZL. We are appealing this ruling. During the appeal process, our common stock will remain listed on the NYSE, but trade on the OTC. A delisting of our common stock is not considered an event of default under the old notes or the new notes. However, in order for us to exercise the conversion option related to the new notes, our common stock is required to be listed on a national securities exchange.

Election of New Directors

In connection with the comprehensive recapitalization plan discussed above, we and certain holders (the “Exchanging Holders”) of our 4.25% Convertible Senior Notes due 2012 (the “Old Notes”) entered into a restructuring support agreement dated August 26, 2011, as amended on September 29, 2011 and October 3, 2011 (collectively, the “Restructuring Support Agreement”). The Restructuring Support Agreement clarified certain understandings regarding post-closing corporate governance-related items, including a provision providing the Exchanging Holders with the ability to designate seven director nominees to our Board of Directors. On November 11, 2011, our Board of Directors increased the size of our Board of Directors to eleven members.

Effective November 25, 2011, four of our eight then current directors retired. Four persons then serving as members of our Board of Directors, William J. Flynn, Stephen H. Fraser, Bobby J. Griffin and Alex J. Mandl, did not resign. In addition, effective November 25, 2011, our Board of Directors appointed Jeffrey A. Brodsky, Kurt M. Cellar, Carol B. Hallett, James LaChance, Steven L. Rubin, Martin Tuchman, and David N. Weinstein to serve as members of our Board of Directors. Each of these new directors was designated by an ad-hoc committee comprised of some of the largest holders of the Old Notes.

Puerto Rico Opt-Out Settlement

On November 23, 2011, we entered into a Settlement Agreement (the “Settlement Agreement”) with attorneys representing those shippers who opted out of the Puerto Rico direct purchaser settlement and have indicated an intention to pursue an antitrust claim against us related to the Puerto Rico tradelane (such persons referred to collectively as the “Settling Claimants”).

Numerous Puerto Rico direct purchaser antitrust class action lawsuits were filed against us in 2008 on behalf of customers who purchased domestic ocean shipping services from us and other ocean carriers in the Puerto Rico tradelane between May 2002 and April 2008. We entered into a settlement agreement with the class in June 2009, and final court approval was granted in September 2011. The Settling Claimants elected to opt-out of the settlement class to preserve their rights, if any, against us relating to the Puerto Rico tradelane. The Settlement Agreement resolves the claims of all of the Settling Claimants.

Pursuant to the terms of the Settlement Agreement, in exchange for the full, complete and final settlement of the alleged claims from the Settling Claimants, we agreed to pay the Settling Claimants an aggregate amount of $13,750,000 in three installments. We expect to record this change in the fourth quarter of 2011.

Special Meeting of Stockholders

On December 2, 2011, a special meeting of stockholders was held to consider:

(i) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a 1–for–25 reverse stock split of the Common Stock; (ii) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 2,500,000,000, however, such amendment will not become effective because Proposal No. 1 was approved; (iii) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of warrants in lieu of cash or redemption notes in consideration for “Excess Shares” to facilitate compliance with the Jones Act; and (iv) a proposal to approve the Company’s Restated Certificate of Incorporation.

Our stockholders voted to approve each of the proposals at the special meeting of stockholders. For further information, see “Description of Common Stock—General.”

Principal Executive Offices

Our principal executive offices are located at 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211 and our telephone number is (704) 973-7000. Our website address is http://www.horizonlines.com. Our website and the information contained on our website are not part of this prospectus.

Organizational Structure

The following chart summarizes our organizational structure and our principal indebtedness as of the date of this prospectus.

(1)	Horizon Lines, LLC is the borrower under the New ABL Facility. For more information on the New ABL Facility, see “Description of Other Indebtedness—New ABL Facility.”
(2)	The First Lien Secured Notes are guaranteed on a senior, secured basis by the Company and all of its current and future domestic subsidiaries. For more information on the First Lien Secured Notes, see “Description of Other Indebtedness—First Lien Secured Notes.”
(3)	The Second Lien Secured Notes are guaranteed by the Company and all of its current and future domestic subsidiaries on a senior, secured basis. For more information on the Second Lien Secured Notes, see “Description of Other Indebtedness—Second Lien Secured Notes.”
(4)	The new notes are guaranteed on a senior, secured basis by Horizon Lines, LLC and the other Guarantors listed below.
(5)	The other Guarantors are: Horizon Lines Holding Corp., Hawaii Stevedores, Inc., Horizon Lines of Puerto Rico, Inc., Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, H-L Distribution Service, LLC, Horizon Logistics, LLC, Aero Logistics, LLC, Sea-Logix, LLC and Horizon Services Group, LLC.

SUMMARY DESCRIPTION OF THE COMMON STOCK

The following summary contains basic information about the offering of the common stock and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the common stock, you should read the section of this prospectus entitled “Description of Common Stock.”

Issuer	Horizon Lines, Inc.

Shares Issued and Outstanding	56,759,129

Securities Offered	Up to 3,660,824 shares of common stock held by the selling securityholders.

Offering Price	To be determined by the prevailing market price for the shares at the time of sale or at a negotiated price in the event of a privately negotiated sale.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling securityholders.

Risk Factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 18 and the other information in this prospectus for a discussion of the factors you should consider before investing in the shares of common stock offered hereby.

Transfer Agent and Registrar	American Stock Transfer & Trust Company

Stock Symbol	Our common stock is quoted on the OTCQB Marketplace under the symbol “HRZL.”

CUSIP	44044K 101

SUMMARY DESCRIPTION OF THE WARRANTS

The following summary contains basic information about the offering of the warrants and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the warrants, you should read the section of this prospectus entitled “Description of Warrants.”

Issuer	Horizon Lines, Inc.

Warrants Issued and Outstanding	24,401,936

Securities Offered	Up to 8,975,691 warrants held by the selling securityholders.

Offering Price	To be determined by the prevailing market price for the warrants at the time of sale or at a negotiated price in the event of a privately negotiated sale.

Exercise of Warrants	Each warrant entitles the holder to purchase one share of our common stock at a price of $0.01 per share, subject to adjustment. In lieu of payment of the exercise price, a warrant holder will have the right (but not the obligation) to require the Company to convert its warrants, in whole or in part, into shares of our common stock, and the Company will withhold, from the shares of common stock that would otherwise be delivered to such warrant holder, shares issuable upon exercise of the warrants equal in value to the aggregate exercise price.

U.S. Citizenship Restrictions on Exercise of Warrants	A holder will not be able to exercise or convert its warrants if and to the extent the shares of common stock issuable upon such exercise or conversion would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued. In addition, a holder will not be permitted to exercise or convert its warrants if such exercise or conversion would result in the common stock of such holder and any person whose ownership position would be aggregated with such holder to exceed 4.9% of our outstanding common stock. See “Description of Warrants.”

Use of Proceeds	We will not receive any proceeds from the sale of the warrants by the selling securityholders.

Risk Factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 18 and the other information in this prospectus for a discussion of the factors you should consider before investing in the shares of common stock offered hereby.

Warrant Agent	The Bank of New York Mellon Trust Company, N.A.

CUSIP	44044K 119

SUMMARY DESCRIPTION OF THE NEW NOTES

The following summary contains basic information about the new notes and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the new notes, you should read the section of this prospectus entitled “Description of the New Notes.”

Issuer	Horizon Lines, Inc.

Securities Offered	Up to $54,589,636 principal amount of 6.00% Series A Convertible Senior Secured Notes due 2017 and up to $30,327,576 principal amount of 6.00% Series B Convertible Senior Secured Notes.

Issue Date	October 5, 2011.

Maturity Date	Series A Notes will mature on April 15, 2017.

Interest	6.00% per annum on the principal amount, accruing from the date of issuance, payable semi-annually in arrears in cash on April 15, and October 15 of each year, beginning April 15, 2012.

Guarantees	The new notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our existing and future domestic subsidiaries. The guarantees may be released in certain instances. See “Description of the New Notes—Guarantees.”

Ranking	The new notes and the related guarantees are our senior secured obligations and rank pari passu in right of payment with all of our and the Guarantors’ existing and future senior indebtedness. The new notes rank effectively senior in right of payment to the old notes to the extent of the value of the collateral securing such obligations. In addition, the new notes rank senior to any of our and the Guarantors’ existing and future subordinated indebtedness.

Security	The new notes and the related guarantees are initially secured, subject to permitted liens and except for certain excluded assets and customary exceptions, by (i) a fourth priority lien on accounts, deposit accounts, securities accounts, investment property (other than equity interests of subsidiaries of the Issuer), cash, tax refunds and similar tax payments, and certain intercompany loans, chattel paper, documents, instruments, letter-of-credit rights, supporting obligations, contract rights, general intangibles (excluding intellectual property), commercial tort claims and related books and records of the Issuer and the Guarantors (the “ABL Priority Collateral”) and (ii) a third priority lien on substantially all other non-current assets of the Issuer and the Guarantors securing the First Lien Secured Notes and the Second Lien Secured Notes (the “Notes Priority Collateral”), subject in each case to customary exceptions.

To the extent of the value of the ABL Priority Collateral, the new notes and the related guarantees rank:

•	effectively junior to the Issuer’s and the Guarantors’ obligations under the $100.0 million New ABL Facility;

•	effectively junior to the Issuer’s and the Guarantors’ obligations under $225.0 million aggregate principal amount of First Lien Secured Notes;

•	effectively junior to the Issuer’s and the Guarantors’ obligations under $100.0 million aggregate principal amount of Second Lien Secured Notes; and

•	effectively senior to any remaining old notes.

To the extent of the value of the Notes Priority Collateral, the new notes and the related guarantees rank:

•	effectively senior to the Issuer’s and the Guarantors’ obligations under the $100.0 million New ABL Facility;

•	effectively junior to the Issuer’s and the Guarantors’ obligations under $225.0 million aggregate principal amount of First Lien Secured Notes;

•	effectively junior to the Issuer’s and the Guarantors’ obligations under $100.0 million aggregate principal amount of Second Lien Secured Notes; and

•	effectively senior to any remaining old notes.

Conversion of Series A Notes	You may convert the Series A Notes into shares of our common stock at an initial conversion rate equal to 2,224.6381 shares of common stock per $1,000 principal amount of new notes (representing an initial conversion price of approximately $0.45 per share (the “Conversion Price”)), subject to adjustment, at any time until the close of business on the third trading day immediately preceding the final maturity date.

Foreign holders may, under certain conditions, receive warrants in lieu of shares of common stock. See “Description of Common Stock,” “Description of Warrants” and “Description of the New Notes.”

Conversion of Series A Notes at Our Option	Beginning on October 5, 2012, we will have the option to convert all or any portion of the outstanding Series A Notes, upon not more than 60 days and not less than 20 days prior notice to noteholders; provided that (i) our common stock is listed on either the New York Stock Exchange or the NASDAQ Stock Market and (ii) the 30 trading day volume weighted average price for our common stock for the 30-day period ending on the trading day preceding the date of such notice is equal to or greater than $0.63 per share.

Foreign holders may, under certain conditions, receive warrants in lieu of shares of common stock. See “Description of Common Stock,” “Description of Warrants” and “Description of the New Notes.”

Mandatory Conversion of Series B Notes	The Series B Notes cannot be converted at your option and can only be mandatorily converted. The Series B Notes are mandatorily convertible into shares of our common stock at an initial conversion rate of 1,367.9891 shares of common stock per $1,000 principal amount of Series B Notes (equivalent to an initial conversion price of approximately $0.73 per share of common stock), subject to the conditions that our common stock is then listed on the New York Stock Exchange or the NASDAQ Stock Market and that we are not in default under our debt obligations, as follows:

•	$49.7 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 90th day following the issuance of the new notes (the “Initial Mandatory Conversion”), and

•

$49.7 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 270th day following the issuance of the new notes (the “Second Mandatory Conversion” and, together with the Initial Mandatory Conversion, the “Mandatory Conversions”); provided, however, that we will not be permitted to effect the Second Mandatory Conversion unless a registration statement with respect to the resale of the Series A Notes and shares of our common stock has been filed with the SEC in accordance with the Registration Rights Agreement (as defined below) and declared effective by the SEC (See “Description of the New Notes—Registration Rights Agreement”); and

The Series B Notes will be automatically converted into Series A Notes on the one-year anniversary of the issuance of the new notes if we are unable to effect one or both of the Mandatory Conversions prior to such date.

Foreign holders may, under certain conditions, receive warrants in lieu of shares of common stock. See “Description of Common Stock,” “Description of Warrants” and “Description of the New Notes.”

Accrued Interest	Interest shall cease to accrue on any new notes on the date such new notes have been converted (the “Conversion Date”). All accrued and unpaid interest will be paid in cash on any Conversion Date.

Fundamental Change Make-Whole	The conversion rate of the new notes will be increased to compensate the holders thereof for the loss of the time value of the conversion right (i) if at any time our common stock or the common stock into which the new notes may be converted is not listed on the New York Stock Exchange or the NASDAQ Stock Market or (ii) if a change of control occurs, unless at least 90% of the consideration received or to be received by holders of common stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the change of control, consists of shares of common stock, American Depositary Receipts or American Depositary Shares traded on a national securities exchange in the United States or which will be so traded or quoted when issued or exchanged in connection with such change of control (these securities being referred to as “publicly traded securities”).

Fundamental Change of Control	Upon a change of control, holders will have the right to require us to repurchase for cash the outstanding new notes at 101% of the aggregate principal amount, plus accrued and unpaid interest thereon. See “Description of the New Notes—Change of Control.”

Sinking Fund	None.

Redemption	Other than as provided under “Conversion of Series A Notes at Our Option” and “Mandatory Conversion of Series B Notes” above, we may not redeem the new notes; provided, however, that we may purchase the new notes in open market or privately negotiated transactions.

Events of Default	If an event of default on the new notes has occurred and is continuing, the aggregate principal amount of the new notes, plus any accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of the New Notes—Events of Default.”

Restrictive Covenants	The indenture governing the new notes and the related guarantees restricts, among other things, our and our restricted subsidiaries’ ability to:

•	borrow additional money;

•

make certain restricted payments, including, but not limited to, paying dividends on our stock or our restricted subsidiaries’ stock, or issuing, selling or repurchasing our stock or our restricted subsidiaries’ stock;

•	transfer or sell assets;

•	create liens;

•	create restrictions on the ability of our subsidiaries to pay dividends or make loans to us;

•	merge or consolidate;

•	enter into transactions with affiliates; and

•	engage in certain business activities.

See “Description of the New Notes—Certain Covenants.”

Warrants

We may issue warrants in lieu of shares of our common stock deliverable upon conversion of the new notes, in order to comply with the Jones Act restrictions described under “Description of the New Notes—Jones Act Restrictions.” The Jones Act requires, among other things, that at least 75% of our common stock be owned at all times by U.S. citizens. In order to comply with this requirement, we have provided that warrants may be delivered in lieu of shares of our common stock upon conversion of the new notes if and to the extent such shares would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued.

See “Description of Warrants” and “Description of the New Notes.”

United States Federal Income Tax Considerations	We intend to treat the Series B Notes as equity, rather than debt, for United States federal income tax purposes. Whether the Series A Notes are properly characterized as debt or equity for United States federal income tax purposes depends on a number of factors. The Series A Notes have some features that are equity-like and some features that are debt-like. We intend to treat the Series A Notes as debt for United States federal income tax purposes, but there can be no assurance that the United States Internal Revenue Service (the “IRS”) will not assert, and that a court will not determine, that the Series A Notes should instead be treated as equity. The new notes and the shares of common stock (or warrants) issuable upon conversion of the new notes will be subject to special and complex United States federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the United States federal, state, local and non-United States tax consequences of purchasing, owning and disposing of the new notes, warrants and the shares of common stock. See “Material United States Federal Income Tax Considerations.”

Original Issue Discount	We have not yet determined the issue price of the Series A Notes. If we determine that the issue price of the Series A Notes is at a discount from par that is equal to or greater than a statutorily defined de minimis amount, then the Series A Notes, if treated as debt for United States federal income tax purposes will be treated as issued with original issue discount (“OID”) for United States federal income tax purposes. In such case, in addition to the stated interest on the Series A Notes, a holder of such notes subject to United States federal income taxation generally will be required to include such OID in gross income (as ordinary income) as such OID accrues on a constant yield to maturity basis for United States federal income tax purposes in advance of the receipt of cash payments to which such OID is attributable and regardless of such holder’s method of accounting for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

No Public Market	Neither the new notes nor the warrants will be listed on any securities exchange or included in any automated quotation system.

CUSIPs	Series A Notes: 44044K AC5

Series B Notes: 44044K AD3

Corporate Information

Our principal executive offices are located at 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211 and our telephone number is (704) 973-7000. Our website can be found on the Internet at http://www.horizonlines.com. Information on our website is not deemed to be a part of this prospectus. Our common stock is quoted on the OTCQB Marketplace under the symbol “HRZL.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The summary historical consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our audited condensed consolidated financial statements and related notes appearing in our 2010 Form 10-K and our unaudited consolidated financial statements and related notes appearing in our Third Quarter 2011 Form 10-Q, each of which is incorporated by reference herein

The summary financial data as of December 26, 2010, December 20, 2009, and December 21, 2008, have been derived from our historical consolidated financial statements included in our 2010 Form 10-K. The summary financial data as of September 25, 2011 and for each of the nine months ended September 25, 2011 and 2010 have been derived from our unaudited condensed consolidated financial statements and related notes included in our Third Quarter 2011 Form 10-Q.

We have a 52-or 53-week fiscal year (every sixth or seventh year) that ends on the Sunday before the last Friday in December. Fiscal year 2010 consisted of 53 weeks and each of the other years presented below consisted of 52 weeks.

The summary historical consolidated financial data is as follows (in thousands, except share and per share data):

	Nine Months Ended		Fiscal Years Ended
	September 25, 2011	September 19, 2010	December 26, 2010	December 20, 2009	December 21, 2008
Statement of Operations Data:
Operating revenue	$914,826	$863,657	$1,162,505	$1,124,215	$1,270,978
Legal settlements(1)	(19,202)	—	31,770	20,000	—
Goodwill impairment(2)	117,506	—	—	—	—
Impairment charge	5,021	1,799	2,655	1,867	6,030
Restructuring costs	—	—	2,057	787	3,126
Operating (loss) income	(131,182)	30,221	(5,850)	22,288	46,062
Interest expense, net	37,044	29,510	40,117	38,036	39,923
Loss on modification/early extinguishment of debt	633	—	—	50	—
Income (benefit) tax expense(3)	(1,994)	48	305	10,589	(4,153)
Net (loss) income from continuing operations	(166,805)	648	(46,299)	(26,407)	10,353
Net income (loss) from discontinued operations(4)	951	(2,495)	(11,670)	(4,865)	(12,946)

Net loss	$(165,854)	$(1,847)	$(57,969)	$(31,272)	$(2,593)
Basic net income (loss) per share:
Continuing operations	$(5.40)	$0.02	$(1.50)	$(0.87)	$0.34
Discontinued operations	0.03	(0.08)	(0.38)	(0.16)	(0.43)

Basic net loss per share	$(5.37)	$(0.06)	$(1.88)	$(1.03)	$(0.09)
Diluted net loss per share:
Continuing operations	$(5.40)	$0.02	$(1.50)	$(0.87)	$0.34
Discontinued operations	0.05	(0.08)	(0.38)	(0.16)	(0.43)

Diluted net loss per share	$(5.37)	$(0.06)	$(1.88)	$(1.03)	$(0.09)

	Nine Months Ended		Fiscal Years Ended
	September 25, 2011	September 19, 2010	December 26, 2010	December 20, 2009	December 21, 2008
Number of shares used in calculations:
Basic	30,857,790	30,525,831	30,788,681	30,450,975	30,278,573
Diluted	30,857,790	30,525,831	30,788,681	30,450,975	30,523,182
Cash dividends declared	$—	$4,636	$6,281	$13,397	$13,273
Cash dividends declared per common share	$—	$0.05	$0.20	$0.44	$0.44
Balance Sheet Data:
Cash	$13,656	$4,419	$2,751	$6,419	$5,487
Total assets	677,469	810,433	785,757	819,111	872,629
Total debt, including capital lease obligations	614,448	521,137	516,323	514,855	532,811
Long term debt, including capital lease obligations, net of current portion(5)	610,540	502,387	7,530	496,105	526,259
Stockholders’ (deficiency) equity	(124,273)	97,849	39,792	101,278	136,836
Other Financial Data:
EBITDA(6)	$(86,339)	$73,596	$53,644	$80,218	$107,823
Capital expenditures	10,014	8,502	16,298	12,931	38,639
Vessel dry-docking payments	9,861	15,761	19,159	14,735	13,913
Cash flows (used in) provided by:
Operating activities	(58,379)	18,840	44,432	61,081	88,357
Investing activities	(7,903)	(7,119)	(14,744)	(11,694)	(38,139)
Financing activities	71,459	(6,329)	(25,119)	(44,753)	(51,310)

(1)	We entered into a plea agreement, dated February 23, 2011, with the United States of America, under which we agreed to plead guilty to a charge of violating federal antitrust laws solely with respect to the Puerto Rico tradelane. We agreed to pay a fine of $45.0 million over five years without interest. On April 28, 2011, the U.S. District Court for the Middle District of Florida amended the fine imposed on us by reducing the amount from $45.0 million to $15.0 million. We recorded a charge during the year ended December 26, 2010, of $30.0 million, which represents the present value of the expected installment payments. During the second quarter of 2011, we reversed $19.2 million of the $30.0 million charge recorded during the year ended December 26, 2010, related to the reduction in this legal settlement. The year ended December 20, 2009, includes a $20.0 million charge for the potential settlement of the Puerto Rico MDL. In addition, the year ended December 26, 2010, includes a charge of $1.8 million for settlement of the investigation by the Puerto Rico office of Monopolistic Affairs and the lawsuit filed by the Commonwealth of Puerto Rico and the class action lawsuit in the indirect purchasers case.
(2)	During the third quarter of 2011, due to qualitative and quantitative indicators including the expected shutdown of the FSX service and a deterioration in earnings, we reviewed goodwill for impairment. A discounted cash flow model was used to derive the fair value of the reporting unit. The step one analysis indicating that the carrying value of the reporting unit exceeds the fair value of the reporting unit resulted in the need to perform step two. As of the date of this filing, we have not yet completed the analysis due to the complexities involved in determining the implied fair value of the goodwill. However, based on the work performed to date, we have concluded that an impairment loss is probable and can be reasonably estimated. Our preliminary step two analysis indicates that the fair value of long term assets, including property, plant, and equipment, and customer contracts, exceeds book value. Thus, the goodwill impairment is due to both the deterioration in earnings and the appreciation in value of certain of our underlying assets. As such, we recorded a $117.5 million goodwill impairment charge, representing our best estimate of the impairment. The final amount of the impairment charge will be determined in the fourth quarter of 2011 and may require an adjustment to the estimated amount. Such adjustment may be material.

(3)	During the second quarter of 2009, we determined that it was unclear as to the timing of when we will generate sufficient taxable income to realize our deferred tax assets. Accordingly, we recorded a full valuation allowance against our deferred tax assets. As a result of the loss from continuing operations and income from discontinued operations and other comprehensive income during the nine months ended September 25, 2011, we were required to record a tax benefit from continuing operations with an offsetting tax expense from discontinued operations and other comprehensive income. For the nine months ended September 25, 2011, we have recorded a tax benefit in continuing operations equal to the income from discontinued operations and other comprehensive income multiplied by the statutory tax rate.
(4)	During the 4th quarter of 2010, we began a review of strategic alternatives for our logistics operations and determined that as a result of several factors, including: 1) the historical operating losses within the logistics operations, 2) the projected continuation of operating losses and 3) focus on the recently commenced international shipping activities, we would begin exploring the sale of our logistics operations. We reclassified our logistics operations as discontinued operations in all periods presented, and the logistics operations were transferred during the second quarter of 2011.
(5)	On March 28, 2011, we expected that we would experience a covenant default under the indenture related to our Notes and would have had until May 21, 2011, to obtain a waiver from the holders of the old notes. Due to the reduction in the Department of Justice fine from $45.0 million to $15.0 million in the second quarter of 2011, this expected breach was no longer in existence. On June 24, 2011, the senior credit facility was amended to modify the financial covenant ratios to increase the senior secured leverage ratio and decrease the interest coverage ratio minimum for the fiscal quarter ending June 26, 2011. The Company expected to experience a covenant breach under the Senior Credit Facility in the third quarter of 2011. Noncompliance with the financial covenants in the senior credit facility constitutes an event of default, which, if not waived, could prevent us from making borrowings under the senior credit facility. Due to cross default provisions, we classified our obligations under the old notes and senior credit facility as current liabilities in the accompanying Consolidated Balance Sheets as of December 26, 2010 and June 26, 2011. As of June 24, 2011, the Company was not in compliance with the maximum senior secured leverage ratio and the minimum interest coverage ratio under its Senior Credit Facility at the close of its third fiscal quarter ended September 25, 2011. Noncompliance with these financial covenants constituted an event of default, which could have resulted in acceleration of maturity. None of the indebtedness under the Senior Credit Facility or Notes was accelerated prior to completion of a comprehensive refinancing on October 5, 2011. See “Recent Developments.”

(6)	EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that in addition to GAAP based financial information, EBITDA and Adjusted EBITDA are meaningful disclosures for the following reasons: (i) EBITDA and Adjusted EBITDA are components of the measure used by our board of directors and management team to evaluate our operating performance, (ii) EBITDA and Adjusted EBITDA are components of the measure used by our management team to make day-to-day operating decisions, (iii) EBITDA and Adjusted EBITDA are components of the measure used by our management to facilitate internal comparisons to competitors’ results and the marine container shipping and logistics industry in general and (iv) the payment of discretionary bonuses to certain members of our management is contingent upon, among other things, the satisfaction by Horizon Lines of certain targets, which contain EBITDA and Adjusted EBITDA as components. We acknowledge that there are limitations when using EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax payments and debt service requirements. Because all companies do not use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The EBITDA amounts presented below contain certain charges that our management team excludes when evaluating our operating performance, for making day-to-day operating decisions and that have historically been excluded from EBITDA to arrive at Adjusted EBITDA when determining the payment of discretionary bonuses. A reconciliation of net loss to EBITDA and Adjusted EBITDA is included below (in thousands):

	Nine Months Ended September 25, 2011	Nine Months Ended September 19, 2010	Year Ended Dec. 26, 2010	Year Ended Dec. 20, 2009	Year Ended Dec. 21, 2008
Net loss	$(165,854)	$(1,847)	$(57,969)	$(31,272)	$(2,593)
Net income (loss) from discontinued operations	951	(2,495)	(11,670)	(4,865)	(12,946)

Net (loss) income from continuing operations	(166,805)	648	(46,299)	(26,407)	10,353
Interest expense, net	37,044	29,510	40,117	38,036	39,923
Income tax (benefit) expense	(1,994)	48	305	10,589	(4,153)
Depreciation and amortization	45,416	43,390	59,521	58,000	61,700

EBITDA	(86,339)	73,596	53,644	80,218	107,823
Legal settlements/contingencies	(18,202)	—	32,270	20,000	—
Goodwill impairment	117,506	—	—	—	—
Department of Justice antitrust investigation costs	3,806	3,463	5,243	12,192	10,711
Impairment charge	5,021	1,799	2,655	1,867	6,030
Restructuring costs	—	—	2,057	787	3,126
Other severance charges	3,066	468	468	306	765
Loss on modification/ extinguishment of debt	1,538	—	—	50	—
Transaction related expenses	—	—	—	—	—

Adjusted EBITDA	$26,396	$79,326	$96,337	$115,420	$128,455

RISK FACTORS

You should carefully consider the risk factors set forth below and the risk factors incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 26, 2010, and our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2011, June 26, 2011, and September 25, 2011, as well as the other information contained in this prospectus before deciding whether to invest in the securities. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. However, the selected risks described below and the risks that are incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 26, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2011, June 26, 2011, and September 25, 2011, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, we may not be able to make payments of principal and interest on the notes, and you may lose all or part of your original investment.

Risks Related to Our Common Stock

Our certificate of incorporation limits the ownership of common stock by individuals and entities that are not U.S. citizens. This may affect the liquidity of our common stock and may result in non-U.S. citizens being required to disgorge profits, sell their shares at a loss or relinquish their voting, dividend and distribution rights.

Under applicable U.S. maritime laws, at least 75% of the outstanding shares of each class or series of our capital stock must be owned and controlled by U.S. citizens within the meaning of such laws. Certain provisions of our certificate of incorporation are intended to facilitate compliance with this requirement and may have an adverse effect on holders of shares of the common stock.

Under the provisions of our certificate of incorporation, any transfer, or attempted transfer, of any shares of our capital stock will be void if the effect of such transfer, or attempted transfer, would be to cause one or more non-U.S. citizens in the aggregate to own (of record or beneficially) shares of any class or series of our capital stock in excess of 19.9% of the outstanding shares of such class or series. However, in order for us to comply with the conditions to listing specified by the New York Stock Exchange, our certificate of incorporation provides that nothing therein, such as the foregoing restrictions regarding transfers, precludes the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation service so long as our stock is listed on the New York Stock Exchange. Therefore, to the extent such restrictions voiding transfers are effective, the liquidity or market value of the shares of common stock may be adversely impacted.

In the event such restrictions voiding transfers would be ineffective for any reason, our certificate of incorporation provides that if any transfer would otherwise result in the number of shares of any class or series of our capital stock owned (of record or beneficially) by non-U.S. citizens being in excess of 19.9% of the outstanding shares of such class or series, such transfer will cause such excess shares to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The proposed transferee will have no rights in the shares transferred to the trust, and the trustee, who is a U.S. citizen chosen by us and unaffiliated with us or the proposed transferee, will have all voting, dividend and distribution rights associated with the shares held in the trust. The trustee will sell such excess shares to a U.S. citizen within 20 days of receiving notice from us and distribute to the proposed transferee the lesser of the price that the proposed transferee paid for such shares and the amount received from the sale, and any gain from the sale will be paid to the charitable beneficiary of the trust.

These trust transfer provisions also apply to situations where ownership of a class or series of our capital stock by non-U.S. citizens in excess of 19.9% would be exceeded by a change in the status of a record or beneficial owner thereof from a U.S. citizen to a non-U.S. citizen, in which case such person will receive the lesser of the market price of the shares on the date of such status change and the amount received from the sale. In addition, under our certificate of incorporation, if the issuance of shares of common stock upon conversion of the notes or the exercise of the warrants offered pursuant to this prospectus would result in non-U.S. citizens owning (of record or beneficially) in excess of 19.9% of the outstanding shares of common stock, the excess shares shall be automatically transferred to a trust for disposal by a trustee in accordance with the trust transfer provisions described above. As part of the foregoing trust transfer provisions, the trustee will be deemed to have offered the excess shares in the trust to us at a price per share equal to the lesser of (i) the market price on the date we accept the offer and (ii) the price per share in the purported transfer or original issuance of shares, as described in the preceding paragraph, or the market price per share on the date of the status change, that resulted in the transfer to the trust.

As a result of the above trust transfer provisions, a proposed transferee (including a proposed transferee of shares issued upon conversion of the notes or the exercise of the warrants offered pursuant to this prospectus) that is a non-U.S. citizen or a record or beneficial owner whose citizenship status change results in excess shares may not receive any return on its investment in shares it purportedly purchases or owns, as the case may be, and it may sustain a loss.

To the extent that the above trust transfer provisions would be ineffective for any reason, our certificate of incorporation provides that, if the percentage of the shares of any class or series of our capital stock owned (of record or beneficially) by non- U.S. citizens is known to us to be in excess of 19.9% for such class or series, we, in our sole discretion, shall be entitled to redeem all or any portion of such shares most recently acquired (as determined by our board of directors in accordance with guidelines that are set forth in our certificate of incorporation), including shares acquired upon conversion of the notes or the exercise of the warrants offered pursuant to this prospectus, by non-U.S. citizens, or owned (of record or beneficially) by non-U.S. citizens as a result of a change in citizenship status, in excess of such maximum permitted percentage for such class or series at a redemption price based on a fair market value formula that is set forth in our certificate of incorporation. Such excess shares shall not be accorded any voting, dividend or distribution rights until they have ceased to be excess shares, provided that they have not been already redeemed by us. As a result of these provisions, a stockholder who is a non-U.S. citizen may be required to sell its shares of common stock at an undesirable time or price and may not receive any return on its investment in such shares. Further, we may have to incur additional indebtedness, or use available cash (if any), to fund all or a portion of such redemption, in which case our financial condition may be materially weakened.

So that we may ensure our compliance with the applicable maritime laws, our certificate of incorporation permits us to require that any record or beneficial owner of any shares of our capital stock provide us from time to time with certain documentation concerning such owner’s citizenship and comply with certain requirements. These provisions include a requirement that every person acquiring, directly or indirectly, 5% or more of the shares of any class or series of our capital stock must provide us with specified citizenship documentation. In the event that a person does not submit such requested or required documentation to us, our certificate of incorporation provides us with certain remedies, including the suspension of the voting rights of such person’s shares of our capital stock and the payment of dividends and distributions with respect to those shares into an escrow account. As a result of non-compliance with these provisions, a record or beneficial owner of the shares of our common stock may lose significant rights associated with those shares.

In addition to the risks described above, the foregoing foreign ownership restrictions could delay, defer or prevent a transaction or change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

If non-U.S. citizens own more than 19.9% of our stock, we may not have the funds or the ability to redeem any excess shares and we could be forced to suspend our Jones Act operations.

Our certificate of incorporation contains provisions voiding transfers of shares of any class or series of our capital stock that would result in non-U.S. citizens, in the aggregate, owning in excess of 19.9% of the shares of such class or series. In the event that this transfer restriction would be ineffective, our certificate of incorporation provides for the automatic transfer of such excess shares to a trust specified therein. These trust provisions also apply to excess shares that would result from a change in the status of a record or beneficial owner of shares of our capital stock from a U.S. citizen to a non-U.S. citizen. In the event that these trust transfer provisions would also be ineffective, our certificate of incorporation permits us to redeem such excess shares. However, we may not be able to redeem such excess shares because our operations may not have generated sufficient excess cash flow to fund such redemption. If such a situation occurs, there is no guarantee that we will be able to obtain the funds necessary to effect such redemption on terms satisfactory to us or at all. The senior credit facility permits upstream payments from our subsidiaries, subject to exceptions, to the Company to fund redemptions of excess shares. We expect to amend our certificate of incorporation to allow the Company to issue warrants to holders of excess shares in lieu of redeeming such shares.

If for any of the foregoing reasons or otherwise we are unable to effect such a redemption when such ownership of shares by non-U.S. citizens is in excess of 25.0% of such class or series, or otherwise prevent non-U.S. citizens in the aggregate from owning shares in excess of 25.0% of any such class or series, or fail to exercise our redemption right because we are unaware that such ownership exceeds such percentage, we will likely be unable to comply with applicable maritime laws. If all of the citizenship-related safeguards in our certificate of incorporation fail at a time when ownership of shares of any class or series of our stock is in excess of 25.0% of such class or series, we will likely be required to suspend our Jones Act operations. Any such actions by governmental authorities would have a severely detrimental impact on our results of operations.

If we do not meet the New York Stock Exchange continued listing requirements, our common stock may be delisted.

On May 24, 2011, we received notice from the NYSE that we no longer satisfied the NYSE’s continued listing standard requiring that we maintain average market capitalization of not less than $50 million over a 30 trading-day period while stockholders’ equity is less than $50 million. We submitted a plan to the NYSE to achieve compliance with that listing standard within 18 months. In addition, on August 23, 2011, we received notice from the NYSE that we are not in compliance with the NYSE’s continued listing standard requiring that the average closing price of our common stock be at least $1.00 per share over a consecutive 30-day trading period. Under the NYSE’s continued listing standards, the Company must return to compliance with the $1.00 average share price standard within six months to avoid delisting. On October 13, 2011, we received notice from the NYSE that they had commenced suspension procedures with respect to our common stock due to our failure to satisfy the NYSE’s continued listing standard, which requires an average market capitalization of not less than $15 million over a 30 trading-day period. We have requested a review of the NYSE’s determination by a committee of the Board of Directors of the NYSE Regulation. A hearing is scheduled for February 6, 2012.

If our common stock were delisted, it could (i) reduce the liquidity and market price of our common stock; (ii) negatively impact our ability to raise equity financing; (iii) limit our ability to use a registration statement to offer and sell freely tradeable securities, thereby preventing access to the public capital markets; (iv) impair our ability to provide equity incentives to our employees; and (v) materially adversely impact our results of operations and financial condition. In addition, if our common stock is not listed on the NYSE or another national exchange, a fundamental change will occur under the indenture governing our outstanding 6.0% convertible secured notes. Such a fundamental change could result in an increase in the conversion rate for conversions under the 6.0% convertible secured notes.

Our shares are quoted on the OTCQB, and to remain quoted, we are required to remain current in our filings with the SEC.

Our shares are quoted on the OTCQB Markplace, and to remain quoted, we will be required to remain current in our filings with the SEC. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible to be quoted on the OTCQB, investors in our common stock may find it difficult to sell their shares.

Under agreements governing our outstanding indebtedness, we are not permitted to pay dividends on our common stock and we may not have sufficient cash to pay dividends in the future.

We are not required to pay dividends to our stockholders and our stockholders do not have contractual or other rights to receive them. The agreements governing our outstanding indebtedness allow us to pay dividends only under limited circumstances, and pursuant to those agreements, we currently are not permitted to pay such dividends.

In addition, under Delaware law, our Board of Directors may not authorize a dividend unless it is paid out of our surplus (calculated in accordance with the Delaware General Corporation law), or, if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and the preceding fiscal year.

Our ability to pay dividends in the future will depend on numerous factors, including.

•	our obligations under agreements governing our outstanding indebtedness;

•	the state of our business, the environment in which we operate, and the various risks we face, including financing risks and other risks summarized in this prospectus;

•	our results of operations, financial condition, liquidity needs and capital resources;

•	our expected cash needs, including for interest and any future principal payments on indebtedness, capital expenditures and payment of fines and settlements related to antitrust matters; and

•	potential sources of liquidity, including borrowing under our revolving credit facility or possible asset sales.

If we are able to pay dividends in the future, we can only pay dividends if our subsidiaries transfer funds to us. As a holding company, we have no direct operations, and our principal assets are the equity interests we hold in our subsidiaries. However, our subsidiaries are legally distinct and have no obligation to transfer funds to us. As a result, we are dependent on our subsidiaries’ results of operations, existing and future debt agreements, governing state law and regulatory requirements, and the ability to transfer funds to us to meet our obligations and to pay dividends.

Our share price will fluctuate.

Stock markets in general and our common stock in particular have experienced significant price and volume volatility over the past year. The market price and trading volume of our common stock may continue to be subject to significant fluctuations due not only to general stock market conditions but also to variability in the prevailing sentiment regarding our operations or business prospects, as well as potential further decline of our common stock due to margin calls on loans secured by pledges of our common stock.

Future sales of our common stock could cause the market price of our common stock to decline.

The market price of our common stock could decline due to sales of a large number of shares in the market, including sales of shares underlying our new notes or warrants, or the perception that these sales could occur. These sales could also make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate to raise funds through future offerings of common stock.

The holders of our Series A Notes will have the option of converting those notes into shares of our common stock in October 2012. In addition, we may have the right to convert those notes into common stock under certain conditions. Our Series B notes are mandatorily convertible into shares of our common stock in two equal installments in January 2012 and July 2012, subject to certain conditions including continued listing on the NYSE or another national exchange.

Risks related to the Warrants

There is currently no existing public trading market for the warrants, and your ability to sell such warrants will be limited.

There is no existing public market for the warrants. No market for the warrants may develop, and any market that develops may not persist. We cannot assure you as to the liquidity of any market that may develop for the warrants, your ability to sell your warrants or the price at which you would be able to sell your warrants. Future trading prices of the warrants will depend on many factors, including, among other things, our operating results and the market for similar securities.

We intend to apply for listing of the warrants on a securities exchange or other market. The liquidity of any trading market and the trading price of such warrants may be adversely affected by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.

The warrants are convertible into our common stock only under certain conditions

The warrants are convertible into shares of our common stock, subject to the limitations on non-U.S. citizen ownership described in our certificate of incorporation that limit the ownership of common stock by individuals and entities that are not U.S. citizens. This may affect the liquidity of our common stock and may result in non-U.S. citizens being required to disgorge profits, sell their shares at a loss or relinquish their voting, dividend and distribution rights. As a result, you may not be able to convert some or all of your warrants into shares of our common stock, which may affect your ability to sell your warrants or the price at which you would be able to sell your warrants.

Risks Related to the New Notes

To service our indebtedness, including the new notes, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to pay our expenses and make payments due on our indebtedness, including the new notes, depends on our future performance, which will be affected by financial, business, economic, legislative and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow from operations in the future, which could result in our being unable to pay interest or repay indebtedness, including the new notes, or to fund other liquidity needs. If we do not have sufficient funds, we may be required to sell assets or incur additional debt, or we may need to refinance all or a portion of our indebtedness, including the new notes, at or before maturity. We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially adversely affect the value of the new notes and our ability to pay interest and the amounts due under such notes.

Rights of holders of new notes in the collateral may be adversely affected by the failure to have, obtain and/or perfect liens on certain assets.

Subject to certain exceptions, the liens securing the new notes cover substantially all of our and the Guarantors’ assets, whether now owned or acquired in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after acquired collateral. The collateral agent for the new notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the lien thereon or of the priority of the lien securing the new notes.

Our substantial level of indebtedness could materially adversely affect our financial condition and prevent us from fulfilling our obligations under our indebtedness.

We have a substantial amount of debt. As of October 5, 2011, upon completion of our comprehensive refinancing, we had $613.3 million of total funded indebtedness, including capital lease obligations of $8.0 million. Our substantial indebtedness could have important consequences to you and significant effects on our business, including the following:

•

it may make it difficult for us to satisfy our obligations under our indebtedness and contractual and commercial commitments and, if we fail to comply with these requirements, an event of default could result;

•	we will be required to use a substantial portion of our cash flow from operations to pay interest on the our existing indebtedness, which will reduce the funds available to us for other purposes;

•	our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be limited;

•	our flexibility in reacting to changes in our industry may be limited and we could be more vulnerable to adverse changes in our business or economic conditions in general; and

•	we may be at a competitive disadvantage compared to our competitors that are not as highly leveraged.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under our indebtedness.

We are a holding company, and therefore our ability to make any required payments on our indebtedness depends upon the ability of our subsidiaries to pay dividends or to advance funds.

We have no direct operations and no significant assets other than the equity interests of our subsidiaries. Because we conduct our operations through our operating subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including our required obligations under the new notes. However, each of our subsidiaries is a legally distinct entity, and while our domestic subsidiaries guarantee the new notes, such guarantees are subject to risks. A court could cancel the new notes or the related guarantees of our existing and future domestic restricted subsidiaries under fraudulent conveyance laws or certain other circumstances and the rights of holders of new notes in the collateral may be adversely affected by the failure to have, obtain and/or perfect liens on certain assets. The ability of our subsidiaries to pay dividends and make distributions to us will be subject to, among other things, the terms of any debt instruments of our subsidiaries then in effect and applicable law. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the new notes would be substantially impaired.

Despite our substantial level of indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.

We may be able to incur substantial additional indebtedness in the future. Although the indenture governing the new notes limits our ability and the ability of our subsidiaries to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the indenture governing the new notes does not prevent us from incurring obligations that do not constitute indebtedness. See “Description of the New Notes.” To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

The new notes contain restrictive covenants that limit our operational flexibility.

The new notes contain covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest. These covenants will include restrictions on our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends or make other distributions;

•	issue capital stock of our restricted subsidiaries;

•	transfer or sell assets, including the capital stock of our restricted subsidiaries;

•	make certain investments or acquisitions;

•	grant liens on our assets;

•	incur dividend or other payment restrictions affecting our restricted subsidiaries;

•	enter into certain transactions with affiliates; and

•	merge, consolidate or transfer all or substantially all of our assets.

Our failure to comply with these restrictions could lead to a default under the new notes. The actual covenants are contained in the indenture governing the new notes. See “Description of the New Notes—Certain Covenants.”

A substantial portion of the indebtedness under our New ABL Facility, First Lien Secured Notes, Second Lien Secured Notes and certain additional future indebtedness is effectively senior to the new notes to the extent of the value of the collateral securing those obligations.

As of the date hereof, we do not have any outstanding borrowings under our New ABL Facility, and we have $225.0 million of First Lien Secured Notes and $100.0 million of Second Lien Secured Notes outstanding. See “Description of Other Indebtedness”

Obligations under our New ABL Facility are secured by a first-priority lien, obligations under our First Lien Secured Notes are secured by a second-priority lien, obligations under our Second Lien Secured Notes are secured by a third-priority lien and obligations under our new notes are secured by a fourth-priority lien on the ABL Priority Collateral. The fourth-priority liens on the ABL Priority Collateral securing the new notes and the guarantees are therefore lower in priority than the liens securing our and the Guarantors’ obligations under the New ABL Facility, the First Lien Secured Notes and the Second Lien Secured Notes. In addition, under the indenture governing the new notes, we and the Guarantors may, from time to time, be permitted to incur additional indebtedness, which may be secured by liens on the ABL Priority Collateral that rank senior in priority to the liens securing the new notes and the guarantees. As such, holders of the indebtedness under our New ABL Facility, First Lien Secured Notes, Second Lien Secured Notes and any such other indebtedness will be entitled to realize proceeds from the realization of value of the ABL Priority Collateral to repay such indebtedness in full before the holders of the new notes and the guarantees will be entitled to any recovery from such collateral. As a result, the new notes and the guarantees are effectively junior in right of payment to indebtedness under the New ABL Facility, the First Lien Secured Notes, the Second Lien Secured Notes and any such other indebtedness, to the extent that the realizable value of the ABL Priority Collateral does not exceed the aggregate amount of such indebtedness.

Moreover, obligations under our First Lien Secured Notes are secured by a first-priority lien, obligations under our Second Lien Secured Notes are secured by a second-priority lien, obligations under our new notes are secured by a third-priority lien and obligations under our New ABL Facility are secured by a fourth-priority lien on the Notes Priority Collateral. The third-priority liens on the Notes Priority Collateral securing the new notes and the guarantees are therefore lower in priority than the liens securing our and the Guarantors’ obligations under the First Lien Secured Notes and the Second Lien Secured Notes. In addition, under the indenture governing the new notes, we and the Guarantors may, from time to time, be permitted to incur additional indebtedness, which may be secured by liens on the Notes Priority Collateral that rank senior in priority to the liens securing the new notes and the guarantees. As such, holders of the First Lien Secured Notes, Second Lien Secured Notes and any such other indebtedness will be entitled to realize proceeds from the realization of value of the Notes Priority Collateral to repay such indebtedness in full before the holders of the new notes and the guarantees will be entitled to any recovery from such Notes Priority Collateral. As a result, the new notes and the guarantees are effectively junior in right of payment to the First Lien Secured Notes, the Second Lien Secured Notes and any such other indebtedness, to the extent that the realizable value of the Notes Priority Collateral does not exceed the aggregate amount of such indebtedness.

It is possible that the realizable value of the collateral securing the new notes and the guarantees may not be sufficient, in an insolvency or other similar proceeding, to satisfy the claims of all effectively senior creditors, along with those of the holders of the notes and the guarantees.

The new notes will be structurally subordinated to all liabilities of any of our non–guarantor subsidiaries.

None of our future foreign subsidiaries or unrestricted domestic subsidiaries, if any, will guarantee the new notes. If any of our future foreign subsidiaries or unrestricted domestic subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the new notes effectively would be subordinated to all of the existing and future liabilities of our future foreign subsidiaries and our unrestricted domestic subsidiaries, if any.

Our obligation to offer to redeem new notes upon the occurrence of a fundamental change will be triggered only by certain specified transactions, and may discourage a transaction that could be beneficial to the holders of our common stock and the new notes.

The term “fundamental change” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or the market value of the new notes or our common stock. Our obligation to offer to redeem the new notes upon a fundamental change would not necessarily afford holders of such notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Your right to exercise remedies with respect to the collateral is governed, and materially limited, by the Intercreditor Agreement.

The rights of the holders of the new notes with respect to the collateral will be limited by the Intercreditor Agreement (as defined herein). To the extent that we have outstanding obligations under our New ABL Facility, First Lien Secured Notes, Second Lien Secured Notes or other senior or pari passu obligations secured by the collateral, any actions that may be taken in respect of any of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, are limited and controlled and directed by the lenders under the New ABL Facility, the holders of First Lien Secured Notes, the holders of Second Lien Secured Notes or the holders of such other obligations. In those circumstances, the indenture trustee and the collateral agent on behalf of the holders of the new notes does not have the ability to control or direct such actions, even if an event of default under the indenture governing the new notes has occurred or if the rights of the holders of the new notes are or may be adversely affected.

The collateral agent and the lenders under our New ABL Facility, the collateral agent and holders of the First Lien Secured Notes, the collateral agent and holders of the Second Lien Secured Notes and the holders of such other obligations are under no obligation to take into account the interests of holders of the new notes and guarantees when determining whether and how to exercise their rights with respect to the collateral, subject to the Intercreditor Agreement, and their interests and rights may be significantly different from or adverse to yours.

There are circumstances other than repayment or discharge of the new notes under which the collateral securing the new notes and guarantees is released automatically, without your consent or the consent of the indenture trustee and the collateral agent.

Pursuant to the indenture governing the new notes, under various circumstances all or a portion of the collateral securing the new notes and guarantees is released automatically without your consent or the consent of the indenture trustee and the collateral agent, including:

•

in the absence of an event of default under the indenture governing the new notes at such time, (i) with respect to the ABL Priority Collateral, upon the release of liens securing our New ABL Facility in accordance with the terms of such agreements and (ii) with respect to the Notes Priority Collateral, upon the release of liens securing our First Lien Secured Notes in accordance with the terms of such agreements;

•	upon the sale, transfer or other disposition of such collateral in a transaction not prohibited under the indenture governing the new notes; and

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee in accordance with the indenture governing the new notes.

See “Description of the New Notes—Intercreditor Agreement—Exercise of Remedies and Release of Liens” and “Use and Release of Collateral.”

The indenture governing the new notes also permits us to designate one or more of our subsidiaries as non-recourse subsidiaries, subject to certain conditions, including that such subsidiary has no debt other than debt that is non-recourse to us or our subsidiaries and that such subsidiary is in the same line of business as us or in an otherwise permitted business. If we designate a subsidiary as a non-recourse subsidiary, all of the liens on any collateral owned by such non-recourse subsidiary or any of its subsidiaries and any guarantees of the new notes by such non-recourse subsidiary or any of its subsidiaries will be automatically released under the indenture. Designation of one or more of our subsidiaries as a non-recourse subsidiary will therefore reduce the aggregate value of the collateral securing the notes.

The imposition of certain permitted liens may cause the assets on which such liens are imposed to be excluded from the collateral securing the new notes and the guarantees. There are also certain other categories of property that are excluded from the collateral.

The indenture governing the new notes permits us and the Guarantors to grant certain permitted liens in favor of third parties and, in certain cases, any assets subject to such liens will be automatically excluded from the collateral securing the new notes and the guarantees to the extent inclusion in such collateral would be prohibited by the documents relating to such permitted liens.

Other categories of excluded assets and property include, among others, any assets owned by our non-guarantor subsidiaries, certain equipment assets, certain stock of foreign subsidiaries and the proceeds from any of the foregoing. See “Description of the New Notes—Certain Definitions—Excluded Assets.” Excluded assets are not available as collateral to secure our obligations and the obligations of the Guarantors under the new notes. As a result, with respect to the excluded assets, the new notes and the guarantees effectively rank equally with any of our and the Guarantors’ other senior indebtedness that is not itself secured by the excluded assets. In addition, some of the excluded assets will secure obligations under the New ABL Facility or may secure other additional indebtedness secured by liens that are pari passu with or higher priority than liens securing the new notes and the guarantees. As a result, the lenders under our New ABL Facility and such other indebtedness may be able to access such excluded assets to satisfy their claims prior to accessing the collateral to satisfy the claims under the new notes and the guarantees.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the new notes and the guarantees are automatically excluded from the collateral to the extent the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The new notes and the guarantees are secured by a pledge of the capital stock, other securities and similar items of certain of our subsidiaries. Under Rule 3-16 of Regulation S-X (as in effect from time to time), if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture and the collateral documents governing the new notes will provide that any capital stock and other securities of any of our subsidiaries are excluded from the collateral to the extent that the pledge of such capital stock or other securities to secure the new notes would cause such subsidiary to be required to file separate financial statements with the SEC in accordance with Rule 3-16 of Regulation S-X.

As a result, holders of the new notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the new notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities (and holders of the new notes would not have any ability to foreclose on any assets of any foreign subsidiary), so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. In addition, all of such capital stock and other securities will secure our New ABL Facility and may secure other additional secured indebtedness because Rule 3-16 of Regulation S-X does not apply to loans outstanding under bank loan agreements such as our New ABL Facility. As a result, the lenders under our New ABL Facility and such other indebtedness may be able to access such stock to satisfy their claims. See “Description of the New Notes—Certain Definitions—Excluded Assets.”

The value of the collateral securing the new notes may not be sufficient to satisfy our and the Guarantors’ obligations under the new notes and the guarantees.

No appraisal of the value of the collateral has been made, and the fair market value of the collateral is subject to fluctuations based on factors that include general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the collateral may not be sufficient to satisfy our and the Guarantors’ obligations under the new notes and the guarantees.

To the extent that pre-existing liens, liens permitted under the indenture governing the new notes and other rights, including liens on excluded property (in addition to the holders of obligations secured by higher-priority liens), encumber any of the collateral securing the new notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the indenture trustee or the holders of the new notes to realize or foreclose on the collateral.

Your security interests in certain items of present and future collateral may not be perfected. Even if your security interests in certain items of collateral are perfected, it may not be practicable for you to enforce or economically benefit from your rights with respect to such security interests.

The security interests are not perfected with respect to certain items of collateral that cannot be perfected by the filing of financing statements in each debtor’s jurisdiction of organization, the filing of mortgages, the delivery of possession of certificated securities, the filing of a notice of security interest with the U.S. Patent and

Trademark Office or the U.S. Copyright Office or certain other conventional methods to perfect security interests in the U.S. Security interests in collateral such as deposit accounts and securities accounts, which require or benefit from additional special filings or other actions or the obtaining of additional consents, may not be perfected or may not have priority with respect to the security interests of other creditors. We and the Guarantors will have limited obligations to perfect the security interest of the holders of the new notes in specified collateral. To the extent that your security interests in any items of collateral are unperfected, your rights with respect to such collateral are equal to the rights of our general unsecured creditors in the event of any bankruptcy filed by or against us under applicable United States federal bankruptcy laws.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. Necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. Failure to perfect security interests may invalidate such security interests, limit the assets included in the collateral and block the exercise of remedies with respect to such assets. Moreover, the collateral agent may need to obtain the consent of a governmental agency to obtain or enforce a security interest in certain of the collateral or to otherwise operate our business. We cannot assure you that the collateral agent will be able to obtain any such consent or that any such consent will not be delayed, the event of which may adversely affect your rights as holders. Moreover, the collateral agent in exercising its rights to foreclose on certain assets may need to commence governmental proceedings in order to obtain any necessary governmental approvals. As a result, there may be prolonged delays in receiving such approval, or such approval may not be granted to the collateral agent, the result of which may adversely affect your rights as holders.

A court could cancel the new notes or the related guarantees of our existing and future domestic restricted subsidiaries under fraudulent conveyance laws or certain other circumstances.

Our issuance of the new notes and the issuance of the related guarantees by our existing and future domestic restricted subsidiaries may be subject to review under federal or state fraudulent transfer or similar laws.

All of our existing and future domestic restricted subsidiaries guarantee the new notes. If we or such subsidiary becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, under federal or state laws governing fraudulent conveyance, renewable transactions or preferential payments, a court in the relevant jurisdiction might avoid or cancel the guarantee. The court might do so if it found that, when the subsidiary entered into its guarantee or, in some states, when payments become due thereunder, (a) it received less than reasonably equivalent value or fair consideration for such guarantee and (b) either (i) was or was rendered insolvent, (ii) was left with inadequate capital to conduct its business or (iii) believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid such guarantee, without regard to the above factors, if it found that the subsidiary entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the related notes. If a court avoided such guarantee, you would no longer have a claim against such subsidiary or the collateral granted by such subsidiary to secure its guarantee. In addition, the court might direct you to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the related notes from another subsidiary or from any other source.

The indenture governing the new notes states that the liability of each guarantor on its guarantee is limited to the maximum amount that the subsidiary can incur without risk that the guarantee will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees from a fraudulent conveyance attack or, if it does, we cannot assure you that the guarantees and the collateral granted by such subsidiary to secure its guarantee will be in amounts sufficient, if necessary, to pay obligations under the new notes when due.

Similarly, if we become a debtor in a case under the Bankruptcy Code or encounter other financial difficulty, a court might cancel our obligations under the new notes, if it found that when we issued the such notes (or in some jurisdictions, when payments become due under such notes), factors (a) and (b) above applied to us, or if it found that we issued such notes with actual intent to hinder, delay or defraud our creditors.

There is no existing public trading market for the new notes, and your ability to sell such notes will be limited.

There is no existing public market for the new notes. No market for the new notes may develop, and any market that develops may not persist. We cannot assure you as to the liquidity of any market that may develop for the new notes, your ability to sell your new notes or the price at which you would be able to sell your new notes. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

We do not intend to apply for listing of the new notes on any securities exchange or other market. The liquidity of any trading market and the trading price of such notes may be adversely affected by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.

Even though the new notes are convertible into shares of our common stock or warrants, as the case may be, the terms of the new notes will not provide protection against some types of important corporate events.

The new notes are convertible into shares of our common stock or warrants, as the case may be. Upon the occurrence of certain events, we may be required to offer to repurchase all of the new notes then outstanding. However, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “fundamental change” under the new notes. See “Description of the New Notes.”

The market price of the new notes could be significantly affected by the market price of our common stock, which may fluctuate significantly.

We expect that the market price of the new notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value for the new notes than would be expected for nonconvertible debt securities. Factors that could affect our common stock price include the following:

•	fluctuations in our quarterly results of operations and cash flows or those of other companies in our industry;

•	the public’s reaction to our press releases, announcements and filings with the SEC;

•	additions or departures of key personnel;

•	changes in financial estimates or recommendations by research analysts;

•	changes in the amount of indebtedness we have outstanding;

•	changes in the ratings of the new notes or our other securities;

•	changes in general conditions in the United States and international economy, financial markets or the industries in which we operate, including changes in regulatory requirements;

•	significant contracts, acquisitions, dispositions, financings, joint marketing relationships, joint ventures or capital commitments by us or our competitors;

•	developments related to significant claims or proceedings against us;

•	our dividend policy; and

•	future sales of our equity or equity–linked securities.

In recent years, stock markets, including the New York Stock Exchange, have experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market prices of our common stock and the new notes.

The conversion rate of the new notes may not be adjusted for all dilutive events that may occur.

The conversion rate of the new notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or Exchange Offer as described under “Description of the New Notes— Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as certain stock issuances for cash that may adversely affect the trading price of the new notes.

You may be subject to tax if we make or fail to make certain adjustments to the conversion price of the new notes even though you do not receive a corresponding cash distribution.

The conversion price of the new notes is subject to adjustment in certain circumstances, including the payment of cash dividends and upon certain fundamental changes. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to United States federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion price after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the new notes, under some circumstances, we will increase the conversion rate for new notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to United States federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.” If you are a non-United States Holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed dividend would be subject to United States federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the new notes. See “Material United States Federal Income Tax Considerations.”

We intend to treat the Series B Notes as equity, rather than debt, for United States federal income tax purposes; in addition, the Series A Notes may be treated as equity, rather than debt for United States federal income tax purposes.

We intend to treat the Series B Notes as equity, rather than debt, for United States federal income tax purposes. In addition, while we intend to treat the Series A Notes as debt, rather than equity, for United States federal income tax purposes, there can be no assurance that the IRS will not assert, and that a court will not determine, that the Series A Notes instead should be treated as equity. Therefore, payments designated as interest on the Series B Notes will, and on the Series A Notes may, be treated as distributions on our equity, taxable as a dividend to the extent of our earnings and profits. If you are a United States Holder (as defined in “Material United States Federal Income Tax Considerations”) you generally will not be eligible for the reduced rate applicable to “qualified dividends” or for the dividends received deduction with respect to any such payments treated as dividends. If you are a Non-United States Holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed dividend would be subject to United States federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the new notes. See “Material United States Federal Income Tax Considerations.”

The Series A Notes may be treated as issued with original issue discount for United States federal income tax purposes, assuming the Series A Notes are treated as debt for United States federal income tax purposes.

If we determine that the issue price of the Series A Notes is at a discount from par that is equal to or greater than a statutorily defined de minimis amount, if the Series A Notes are treated as debt for United States federal income tax purposes, then the Series A Notes will be treated as issued with OID for United States federal income tax purposes. In such case, then, in addition to the stated interest on the Series A Notes, a holder of such notes subject to United States federal income taxation generally will be required to include such OID in gross income (as ordinary income) as such OID accrues on a constant yield to maturity basis for United States federal income tax purposes in advance of the receipt of cash payments to which such OID is attributable and regardless of such holder’s method of accounting for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

As a holder of the new notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold any of our new notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our common stock), but you will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only when we deliver shares of common stock to you upon conversion of your new notes and, in limited cases, under the conversion rate adjustments applicable to the new notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of common stock, if any, to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The repurchase rights in the new notes triggered by a fundamental change could discourage a potential acquiror.

The repurchase rights in the new notes triggered by certain events, as described under the heading “Description of the New Notes—Repurchase at the Option of Holders,” could discourage a potential acquiror from engaging in a transaction that may be beneficial to the holders of our common stock and might therefore result in an increase in the value of the new notes.

We may not have the ability to purchase the new notes upon the occurrence of certain events or to pay the cash payment due upon conversion or at maturity.

If certain events, as described under the heading “Description of the New Notes—Repurchase at the Option of Holders,” occur, holders of the new notes may require us to repurchase, for cash, all or a portion of their new notes. In addition, upon conversion of the new notes, we must pay the principal portion in cash. We may not have sufficient funds to pay the interest, repurchase price or principal portion when due. In addition, our current and future debt or other agreements may restrict our ability to make cash payments upon conversion of the new notes or in connection with the repurchase of the new notes upon the occurrence of such events. If we fail to pay interest on the new notes, repurchase the new notes or pay the cash payment due upon conversion when required, we will be in default under the indenture governing the new notes. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of the securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges on a consolidated basis for each of the periods indicated. For the purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) and the portion of rental expense that is representative of the interest factor.

	Nine Months Ended September 25, 2011	Fiscal Year Ended
		Dec. 26, 2010	Dec. 20, 2009	Dec. 21, 2008	Dec. 23, 2007	Dec. 24, 2006
Ratio of earnings to fixed charges(1)	—	—	—	1.08x	1.14x	1.66x

(1)	For the nine months ended September 25, 2011 and the fiscal years ended December 26, 2010 and December 20, 2009, earnings were insufficient to cover fixed charges by $168.8 million, $46.0 million and $15.8 million, respectively.

PRICE RANGE OF COMMON STOCK, WARRANTS, NEW NOTES AND DIVIDEND POLICY

Prior to October 20, 2011, our common stock was traded on the New York Stock Exchange under the symbol “HRZ.” From October 20, 2011, our common stock has been quoted on the OTCQB Marketplace under the symbol “HRZL.”

The following table contains, for the periods indicated, (a) the intraday high and low sale prices per share of our common stock on the NYSE prior to October 20, 2011, (b) the intraday high and low bid price per share of our common stock on the OTCQB Marketplace from October 20, 2011 and (c) the cash dividend per share on such common stock.

	High	Low	Dividend
On the NYSE
2009
First Quarter	$4.73	$2.44	$0.11
Second Quarter	$6.33	$3.00	$0.11
Third Quarter	$6.92	$3.08	$0.11
Fourth Quarter	$6.92	$5.00	$0.11
2010
First Quarter	$6.54	$3.68	$0.05
Second Quarter	$6.09	$3.80	$0.05
Third Quarter	$4.97	$3.65	$0.05
Fourth Quarter	$4.77	$3.53	$0.05
2011
First Quarter	$5.95	$3.23	—
Second Quarter	$3.24	$0.83	—
Third Quarter	$1.55	$0.36	—
Fourth Quarter (through October 19, 2011)	$0.48	$0.26	—
On the OTCQB Marketplace
Fourth Quarter (from October 20, 2011 to December 2, 2011)	$0.33	$0.18	—

There were 42 holders of record of our common stock as of December 2, 2011.

As of December 2, 2011, the last reported sale price of our common stock on the OTCQB Marketplace was $0.22.

We are not required to pay dividends to our stockholders and our stockholders do not have contractual or other rights to receive them. The agreements governing our outstanding indebtedness allow us to pay dividends only under limited circumstances, and pursuant to those agreements, we currently are not permitted to pay such dividends.

In addition, under Delaware law, our Board of Directors may not authorize a dividend unless it is paid out of our surplus (calculated in accordance with the Delaware General Corporation law), or, if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and the preceding fiscal year.

Our ability to pay dividends in the future will depend on numerous factors, including:

•	our obligations under agreements governing our outstanding indebtedness;

•	the state of our business, the environment in which we operate, and the various risks we face, including financing risks and other risks summarized in this prospectus;

•	our results of operations, financial condition, liquidity needs and capital resources;

•	our expected cash needs, including for interest and any future principal payments on indebtedness, capital expenditures and payment of fines and settlements related to antitrust matters; and

•	potential sources of liquidity, including borrowing under our revolving credit facility or possible asset sales.

The new notes and warrants are not listed on any national or regional securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association. Reliable pricing information for the old notes may not always be available. We believe trading in the new notes and warrants has been limited and sporadic. Quotations for securities that are not widely traded, such as the old notes, may differ from actual trading prices and should be viewed as approximations. To the extent such information is available, holders of old notes are urged to contact their brokers or financial advisors with respect to current information regarding the trading price of the new notes or warrants.

SELLING SECURITYHOLDERS

The securities to which this prospectus relates are being registered for sale by the selling securityholders named below. We have registered the securities to permit the selling securityholders and certain of their transferees after the date of this prospectus to sell the securities when they deem appropriate. We refer to all of these possible sellers as the “selling securityholders” in this prospectus. The selling securityholders may sell all, a portion or none of their securities at any time.

The following table sets forth information with respect to the selling securityholders and the principal amount of securities beneficially owned by each selling securityholder that may be offered under this prospectus. This information is based on information provided by, or on behalf of, each selling securityholder.

The percentage of securities beneficially owned before the offering is based on 56,759,129 shares of common stock; 24,401,936 warrants; $178,781,456 in aggregate principal amount the Series A Notes; and $99,323,032 in aggregate principal amount the Series B Notes outstanding as of November 25, 2011. The information regarding the principal amount of securities owned after the offering assumes the sale of all securities offered by each selling securityholder. In addition, a selling securityholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s securities since the date on which they provided information for this table. We are relying on the selling securityholders to notify us of any changes in their beneficial ownership after the date they originally provided this information.

Common Stock(1)

	Beneficial Ownership prior to this offering			Beneficial Ownership after this offering
Name of Selling Securityholder	Number	Percentage	Common Stock to be sold in this offering	Number	Percentage
Associated British Foods Pension Scheme	60,007	*	60,007	—	*
Beach Point SCF I LP	906,515	1.6	906,515	—	*
Beach Point Strategic Master Fund, LP	85,556	*	85,556	—	*
Beach Point Total Return Master Fund, LP	440,185	*	440,185	—	*
BPC Opportunities Fund LP	636,364	1.1	636,364	—	*
DBX High Yield 2 Fund	27,104	*	27,104	—	*
Institutional Benchmark Series (Master Feeder) Limited, acting solely in respect of the Beach Point Distressed Securities Series	13,867	*	13,867	—	*
LUMX Beach Point Total Return, LTD	17,712	*	17,712	—	*
Map 80 Segregated Portfolio of LMA SPC	7,438	*	7,438	—	*
Post Aggressive Credit Master Fund, LP	52,632	*	52,632	—	*
Royal Mail Pension Plan	615,414	1.1	615,414	—	*
Virginia Retirement Scheme	798,030	1.4	798,030	—	*

Warrants

	Beneficial Ownership prior to this offering				Beneficial Ownership after this offering
Name of Selling Securityholder	Number	Percentage	Warrants to be sold in this offering	Estimated Shares of Common Stock Issuable Upon Exercise of the Warrants That May be Sold	Number	Percentage
Archview Fund L.P.	1,117,192	4.6	1,117,192		—	*
Archview Master Fund LTD.	1,822,786	7.5	1,822,786		—	*
Associated British Foods Pension Scheme	228,478	*	228,478		—	*
Beach Point Strategic Master Fund, LP	325,798	1.3	325,798		—	*
Beach Point Total Return Master Fund, LP	1,676,027	6.9	1,676,027		—	*
DBX High Yield 2 Fund	103,199	*	103,199		—	*
Institutional Benchmark Series (Master Feeder) Limited, acting solely in respect of the Beach Point Distressed Securities Series	52,800	*	52,800		—	*
LUMX Beach Point Total Return, LTD	67,439	*	67,439		—	*
Map 80 Segregated Portfolio of LMA SPC	28,320	*	28,320		—	*
Post Aggressive Credit Master Fund, LP	200,398	*	200,398		—	*
Royal Mail Pension Plan	2,343,222	9.6	2,343,222		—	*
TCM MPS Ltd SPC — Partners Segregated Portfolio	1,010,032	4.1	1,010,032		—	*

Series A Notes

	Beneficial Ownership prior to this offering				Beneficial Ownership after this offering
Name of Selling Securityholder	Number	Percentage	Series A Notes to be sold in this offering	Estimated Shares of Common Stock Issuable Upon Conversion of the Series A Notes That May be Sold	Number	Percentage
Archview Fund L.P.	5,078,184	2.8	5,078,184		—	*
Archview Master Fund LTD.	8,285,454	4.6	8,285,454		—	*
Associated British Foods Pension Scheme	1,038,545	*	1,038,545		—	*
Beach Point SCF I LP	3,263,454	1.8	3,263,454		—	*
Beach Point Strategic Master Fund, LP	1,480,909	*	1,480,909		—	*
Beach Point Total Return Master Fund, LP	7,618,363	4.3	7,618,363		—	*
BPC Opportunities Fund LP	2,290,909	1.3	2,290,909		—	*
DBX High Yield 2 Fund	469,091	*	469,091		—	*
Institutional Benchmark Series (Master Feeder) Limited, acting solely in respect of the Beach Point Distressed Securities Series	240,000	*	240,000		—	*
LUMX Beach Point Total Return, LTD	306,545	*	306,545		—	*
Map 80 Segregated Portfolio of LMA SPC	128,727	*	128,727		—	*
Post Aggressive Credit Master Fund, LP	910,909	*	910,909		—	*
Royal Mail Pension Plan	10,651,091	6.0	10,651,091		—	*
TCM MPS Ltd SPC — Partners Segregated Portfolio	4,591,090	2.6	4,591,090		—	*
TCM MPS Series Fund LP — Crossways Series	718,366	*	718,366		—	*
TCM MPS Series Fund LP — Partners Series	4,645,090	2.6	4,645,090		—	*
Virginia Retirement Scheme	2,872,909	1.6	2,872,909		—	*

Series B Notes

	Beneficial Ownership prior to this offering				Beneficial Ownership after this offering
Name of Selling Securityholder	Number	Percentage	Series B Notes to be sold in this offering	Estimated Shares of Common Stock Issuable Upon Conversion of the Series B Notes That May be Sold	Number	Percentage
Archview Fund L.P.	2,821,213	2.8	2,821,213		—	*
Archview Master Fund LTD.	4,603,030	4.6	4,603,030		—	*
Associated British Foods Pension Scheme	576,970	*	576,970		—	*
Beach Point SCF I LP	1,813,030	1.8	1,813,030		—	*
Beach Point Strategic Master Fund, LP	822,727	*	822,727		—	*
Beach Point Total Return Master Fund, LP	4,232,424	4.3	4,232,424		—	*
BPC Opportunities Fund LP	1,272,727	1.3	1,272,727		—	*
DBX High Yield 2 Fund	260,606	*	260,606		—	*
Institutional Benchmark Series (Master Feeder) Limited, acting solely in respect of the Beach Point Distressed Securities Series	133,333	*	133,333		—	*
LUMX Beach Point Total Return, LTD	170,303	*	170,303		—	*
Map 80 Segregated Portfolio of LMA SPC	71,515	*	71,515		—	*
Post Aggressive Credit Master Fund, LP	506,060	*	506,060		—	*
Royal Mail Pension Plan	5,917,273	6.0	5,917,273		—	*
TCM MPS Ltd SPC — Partners Segregated Portfolio	2,550,606	2.6	2,550,606		—	*
TCM MPS Series Fund LP — Crossways Series	399,092	*	399,092		—	*
TCM MPS Series Fund LP — Partners Series	2,580,606	2.6	2,580,606		—	*
Virginia Retirement Scheme	1,596,061	1.6	1,596,061		—	*

Notes

*	Less than 1%.
(1)	At a special meeting of our stockholders held on December 2, 2011, our stockholders approved a proposal to amend our amended and restated certificate of incorporation to effect a 1-for-25 reverse stock split of our common stock. An amended and restated certificate of incorporation reflecting the 1-for-25 reverse stock split is expected to be filed with the Secretary of the State of Delaware on or around December 7, 2011. Once the amended and restated certificate of incorporation is filed with the Secretary of the State of Delaware, each holders’ (including each selling securityholders’) ownership of our common stock will be reduced uniformly as a result of the reverse stock split, although the reverse stock split will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse split results in any stockholders receiving cash in lieu of fractional shares. See “Description of Common Stock—General.”

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue (i) 100,000,000 shares of common stock, $0.01 par value per share, of which 56,759,129 shares were issued and outstanding, as of December 1, 2011, and (ii) 30,500 shares of preferred stock, none of which remain outstanding.

On December 2, 2011, a special meeting of stockholders (the “special meeting”) was held to consider:

(i) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a 1–for–25 reverse stock split of the Common Stock; (ii) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 2,500,000,000, however, such amendment will not become effective because Proposal No. 1 was approved; (iii) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of warrants in lieu of cash or redemption notes in consideration for “Excess Shares” to facilitate compliance with the Jones Act; (iv) a proposal to approve the Company’s Restated Certificate of Incorporation; and (v) any other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Certain tendering holders (the “Exchanging Holders”) in the Company’s recently completed exchange offer received, among other things, common stock in exchange for old notes. In connection with the exchange offer, the Exchanging Holders entered into a restructuring support agreement, as amended, that provides that the Exchanging Holder’s will vote their shares of common stock “FOR” each of the proposals. The Exchanging Holders hold approximately 42% of the outstanding shares of common stock as of the record date for the special meeting.

At the special meeting, the shareholders voted for the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a 1–for–25 reverse stock split of the Common Stock; for the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 2,500,000,000; for the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of warrants in lieu of cash or redemption notes in consideration for “Excess Shares” to facilitate compliance with the Jones Act; and for the proposal to approve the Company’s Restated Certificate of Incorporation. As the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a 1–for–25 reverse stock split of the Common Stock was approved by stockholders, the Board of Directors will not take action to effect the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 2,500,000,000.

An amended and restated certificate of incorporation reflecting the 1-for-25 reverse stock split is expected to be filed with the Secretary of the State of Delaware on or around December 7, 2011. Once the amended and restated certificate of incorporation is filed with the Secretary of the State of Delaware, each holders’ (including each selling securityholders’) ownership of our common stock will be reduced uniformly as a result of the reverse stock split, although the reverse stock split will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse split results in any stockholders receiving cash in lieu of fractional shares.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters with respect to which the holders of our common stock are entitled to vote.

The holders of our common stock do not have cumulative voting rights in the election of directors, and, consequently the holders of a majority or, in the absence thereof, a plurality of the issued and outstanding shares of our common stock voting for the election of those of our directors subject to election at any annual meeting of our stockholders, can elect all of such directors. In such event, the holders of the remaining issued and outstanding shares of our common stock will not be able to elect any directors.

Dividend Rights

Holders of our common stock shall be entitled to receive dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to the rights of holders of any then-outstanding shares of any series of preferred stock ranking pari passu or senior to the common stock with respect to dividends. Our secured credit facility imposes limits on our ability to pay dividends to our stockholders and the indentures governing the outstanding notes issued by certain of our subsidiaries impose restrictions on the ability of our subsidiaries to upstream cash to fund our payment of dividends with respect to our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend, among other things, on various factors and considerations.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive ratably the assets available for distribution to our stockholders after payment of liabilities and payment of liquidation preferences on any outstanding shares of our preferred stock.

Other Matters

Our common stock has no preemptive rights and there are no redemption or sinking fund provisions applicable to such stock.

Preferred Stock

Our Board of Directors has the authority, by adopting resolutions, to issue shares of preferred stock in one or more series, with the designations and preferences for each series set forth in the adopting resolutions. Our certificate of incorporation authorizes our board of directors to determine, among other things, the rights, preferences and limitations pertaining to each series of preferred stock.

Ownership by Non-U.S. Citizens

In order for us to be permitted to operate our vessels in markets in which the marine trade is subject to the Jones Act, we must maintain U.S. citizenship for U.S. coastwise trade purposes as defined in the Merchant Marine Act, 1920, as amended and recodified (46 U.S.C. § 55102), the Shipping Act, 1916, as amended and recodified (46 U.S.C. § 50501), and the regulations promulgated thereunder. Under these statutes and regulations, to maintain U.S. citizenship and, therefore, be qualified to engage in the U.S. coastwise trade:

•	we must be incorporated under the laws of the United States or a state;

•

at least 75% of the ownership and voting power of the shares of each class or series of our capital stock must be owned and controlled by U.S. citizens (within the meaning of the statutes and regulations referred to above), free from any trust or fiduciary obligations in favor of, or any agreement, arrangement or understanding whereby voting power or control may be exercised directly or indirectly by, non-U.S. citizens, as defined in the statutes and regulations referred to above; and

•

our chief executive officer, by whatever title, the president, the chairman of our board of directors and all persons authorized to act in the absence or disability of such persons must be U.S. citizens, and not more than a minority of the number of our directors necessary to constitute a quorum of our board of directors are permitted to be non-U.S. citizens.

These citizenship requirements apply at each tier in our ownership chain, which means that they apply to the holders of our common stock.

Similar citizenship requirements apply to legal entities other than corporations, and they vary depending upon the particular entity’s structure. In general, under these requirements, in order for an entity other than a corporation to be a U.S. citizen, it must be formed under the laws of the United States or a state, its management must be controlled by U.S. citizens, and at least 75% of its equity ownership and voting power must be owned and controlled, of record and beneficially, by U.S. citizens meeting the same test, and these requirements must be satisfied by each other person that contributes to that entity’s eligibility as a U.S. citizen at each tier in its chain of ownership. Investors are encouraged to consult their own counsel to determine how these requirements apply to them before purchasing the notes.

In order to protect our ability to register our vessels under federal law and operate our vessels in markets in which the marine trade is subject to the Jones Act, our certificate of incorporation restricts ownership by non-U.S. citizens of the shares of each class or series of our capital stock to a percentage equal to not more than 19.9% for such class or series. We refer in this prospectus to such percentage limitation on ownership by non-U.S. citizens as the “permitted percentage.”

Our certificate of incorporation provides that any transfer, or attempted transfer, of any shares of any class or series of our capital stock that would result in the ownership or control of shares of such class or series in excess of the permitted percentage for such class or series by one or more persons who is not a U.S. citizen (as defined in the statutes and regulations referred to above) for purposes of the U.S. coastwise trade will be void, and neither we nor our transfer agent will register any such transfer or purported transfer in our records or recognize any such transferee or purported transferee as our stockholder for any purpose (including for purposes of voting, dividends and distributions) except to the extent necessary to effect the remedies available to us under our certificate of incorporation. However, in order for us to comply with the conditions to listing specified by the New York Stock Exchange, our certificate of incorporation also provides that nothing therein, such as the provisions voiding transfers to non-U.S. citizens, shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation service so long as our stock is listed on the New York Stock Exchange.

In the event such restrictions voiding transfers would be ineffective for any reason, our certificate of incorporation provides that if any transfer would otherwise result in the number of shares of any class or series of our capital stock owned (of record or beneficially) by non-U.S. citizens being in excess of 19.9% of the outstanding shares of such class or series, such transfer will cause such excess shares to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The proposed transferee will not acquire any rights in the shares transferred into the trust. Our certificate of incorporation also provides that the above trust transfer provisions shall apply to a change in the status of a record or beneficial owner of shares of any class or series of our capital stock from a U.S. citizen to a non-U.S. citizen that results in non-U.S. citizens owning (of record or beneficially) in excess of 19.9% of the outstanding shares of any class or series of our capital stock. In addition, under our certificate of incorporation, the above trust transfer provisions apply to the issuance of shares of common stock upon conversion of the notes or the exercise of the warrants offered pursuant to this prospectus, if any, that would result in non-U.S. citizens owning (of record or beneficially) in excess of 19.9% of the outstanding shares of the common stock. The automatic transfer will be deemed to be effective as of immediately before the consummation of the proposed transfer or change in status and as of the time of issuance of such excess shares, as the case may be. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee (including a proposed transferee of shares of common stock issued upon conversion of the notes or the exercise of the warrants offered pursuant to this prospectus) or person whose citizenship status has changed or proposed purchaser (each, a “restricted person”) will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust, who is a U.S. citizen chosen by us and unaffiliated with us, will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution authorized and paid to the restricted person after the automatic transfer of the related shares into the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized after the automatic transfer of the related shares into the trust but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for distribution to the charitable beneficiary. The current trustee of the trust is Wilmington Trust Company.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a U.S. citizen designated by the trustee. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the restricted person and to the charitable beneficiary as described in this paragraph. In the case of excess shares transferred into the trust as a result of a proposed transfer, the restricted person will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the price received by the trustee from the sale of the shares. In the case of excess shares transferred into the trust as a result of a U.S. citizen changing its status to a non-U.S. citizen, the restricted person will receive the lesser of (i) the market price of such shares on the date of such status change, and (ii) the price received by the trustee from the sale of such shares. In the case of excess shares transferred into the trust as a result of being issued upon conversion of the notes or the exercise of the warrants offered pursuant to this prospectus, the restricted person will receive the lesser of (i) the price paid by such restricted person for such shares or, if such restricted person did not give value for the shares in connection with the original issuance of the shares to such restricted person, the market price of such shares on the day of such original issuance, and (ii) the price received by the trustee from the sale of such shares. Any net sale proceeds in excess of the amount payable to the restricted person will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the restricted person, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the restricted person received an amount for the shares that exceeds the amount such restricted person was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us at a price per share equal to the lesser of (i) the market price on the date we accept the offer and (ii) the price per share in the purported transfer or original issuance of shares (or, in the case of a devise or gift, the market price on the date of the devise or gift), as described in the preceding paragraph, or the market price per share on the date of the status change, that resulted in the transfer to the trust. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the restricted person.

To the extent that the above trust transfer provisions would be ineffective for any reason, our certificate provides that, if the percentage of the shares of any class or series of our capital stock owned (of record or beneficially) by non-U.S. citizens is known to us to be in excess of the permitted percentage for such class or series, we, in our sole discretion, shall be entitled to redeem all or any portion of such shares most recently acquired (as determined by our board of directors in accordance with guidelines that are set forth in our certificate of incorporation) by non-U.S. citizens in excess of the permitted percentage at a redemption price based on a fair market value formula that is set forth in our certificate of incorporation. We may pay the redemption price, as determined by the board of directors or a committee of the board of directors in its sole discretion, (i) in cash (by wire transfer or bank or cashier’s check), (ii) by the issuance of redemption notes, or (iii) once the amended and restated certificate of incorporation is filed with the Secretary of the State of Delaware, by the issuance of redemption warrants by issuing one redemption warrant for each excess share. Such excess shares shall not be accorded any voting, dividend or distribution rights until they have ceased to be excess shares, provided that they have not been already redeemed by us.

The redemption notes may be issued in consideration for “excess shares” and will be interest-bearing promissory notes of the Company with a maturity of not more than 10 years from the date of issue and will bear interest at a fixed rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such promissory notes as published in The Wall Street Journal or comparable publication at the time of the issuance of the redemption notes. The terms of the redemption notes will consist of covenants to pay principal and interest and any other obligations required to be made part of the indenture governing the redemption notes by reference to the Trust Indenture Act of 1939, as amended. The redemption notes will be redeemable at par plus accrued but unpaid interest.

Each redemption warrant, which would be issued to redeem an “excess share” of the Company’s common stock, will entitle the holder to purchase one share of the Company’s common stock at a price of $0.01 per share, subject to certain adjustments. The redemption warrants may be exercised by cashless exercise or they may be converted into common stock without any required payment of the exercise price. The redemption warrants may not be exercised for cash. All warrants will expire on the 25th anniversary of the redemption warrant agreement. The redemption warrants are issued as separate instruments from the Company’s common stock and are permitted to be transferred independently from the Company’s common stock. Redemption warrant holders will not be permitted to exercise or convert their redemption warrants for shares of common stock if and to the extent that the shares issuable upon exercise or conversion would constitute “excess shares” if they were issued. In addition, a redemption warrant holder who cannot establish to the Company’s reasonable satisfaction that it is a U.S. citizen under the applicable maritime laws will not be permitted to exercise or convert its warrants to the extent the receipt of the common stock upon exercise or conversion would cause such person or any person whose ownership position would be aggregated with such person to exceed 4.9% of the Company’s outstanding common stock. The exercise price and number of shares of the Company’s common stock issuable on exercise or conversion of the redemption warrants may be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, merger or consolidation. Redemption warrant holders will not have any rights or privileges of holders of the Company’s common stock, including any voting rights, until they exercise or convert their redemption warrants and receive shares of the Company’s common stock. After the issuance of shares of the Company’s common stock upon exercise of the redemption warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. The redemption warrant agreement further provides that the redemption warrants may be exchanged at the Company’s option for warrants governed by the existing warrant agreement, dated October 5, 2011, among the Company and The Bank of New York Trust Company, N.A., as warrant agent, that was entered into in connection with the Company’s previously disclosed exchange offer relating to its old notes.

So that we may ensure compliance with the applicable maritime laws, our certificate of incorporation provides us with the power to require confirmation from time to time of the citizenship of the record and beneficial owners of any shares of our capital stock. As a condition to acquiring and having record or beneficial ownership of any shares of our capital stock, every record and beneficial owner must comply with certain provisions in our certificate of incorporation concerning citizenship.

To facilitate our compliance with these laws, our certificate of incorporation requires that every person acquiring, directly or indirectly, 5% or more of the shares of any class or series of our capital stock must provide us a written statement or affidavit, duly signed, stating the name and address of such person, the number of shares of our capital stock directly or indirectly owned by such person as of a recent date, the legal structure of such person, and a statement as to whether such person is a U.S. citizen for purposes of the U.S. coastwise trade, and such other information required by 46 C.F.R. part 355. In addition, our certificate of incorporation requires that each record and beneficial owner of any shares of our capital stock must promptly provide us with such documents and certain other information as we request. We have the right under our certificate of incorporation to require additional reasonable proof of the citizenship of a record or beneficial owner of any shares of our capital stock and to determine the citizenship of the record and beneficial owners of the shares of any class or series of our capital stock.

Under our certificate of incorporation, when a record or beneficial owner of any shares of our capital stock ceases to be a U.S. citizen, such person is required to provide to us, as promptly as practicable but in no event less than two business days after the date such person is no longer a U.S. citizen, a written statement, duly signed, stating the name and address of such person, the number of shares of each class or series of our capital stock owned (of record or beneficially) by such person as of a recent date, the legal structure of such person, and a statement as to such change in status of such person to a non-U.S. citizen. Every record and beneficial owner of shares of our capital stock is also required by our certificate of incorporation to provide or authorize such person’s broker, dealer, custodian, depositary, nominee or similar agent with respect to such shares to provide us with such person’s address. In the event that we request the documentation discussed in this paragraph or the preceding paragraph and the record or beneficial owner fails to provide it, our certificate of incorporation provides for the suspension of the voting rights of such person’s shares of our capital stock and for the payment of dividends and distributions with respect to those shares into an escrow account, and empowers our board of directors to refuse to register their shares, until such requested documentation is submitted in form and substance reasonably satisfactory to us.

Certificates representing shares of any class or series of our capital stock will bear legends concerning the restrictions on ownership by persons other than U.S. citizens. In addition, our certificate of incorporation:

•

subject to the NYSE provision described above, permits us to require, as a condition precedent to the transfer of shares on our records or those of our transfer agent, representations and other proof as to the identity and citizenship of existing or prospective stockholders (including the beneficial owners); and

•	permits us to establish and maintain a dual stock certificate system under which different forms of certificates may be used to reflect whether or not the owner thereof is a U.S. citizen.

Limitations on Directors’ Liability

Our certificate of incorporation contains provisions eliminating or limiting the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as directors, except to the extent such exemptions or limitations would not be permitted under the General Corporation Law of the State of Delaware, or the DGCL. Under the DGCL, such provisions may not eliminate or limit the liability of any of our directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Indemnification of Our Directors and Officers

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL and not otherwise prohibited by applicable law, each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that, among other things, such person is a director or officer of us or any of our subsidiaries. However, except for proceedings by any such person to enforce such rights to indemnification, we shall not be obligated to provide any such indemnification in connection with any action, suit or proceeding initiated by such person unless such action, suit or proceeding was authorized or consented to by our board of directors. In addition, we, together with certain of our subsidiaries have entered into indemnification agreements with certain of our officers and directors and certain of the officers and directors of our subsidiaries.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have an Anti- Takeover Effect

Certificate of Incorporation and Bylaws

Certain provisions, which are summarized below, in our certificate of incorporation and bylaws, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by our stockholders.

Our certificate of incorporation and bylaws contains provisions that:

•

permit us to issue, without any further vote or action by our stockholders, up to 30,500,000 shares of preferred stock (shares of which series are no longer issuable), in one or more series, excluding the Series A preferred stock and, with respect to each series, fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of such series, and the preferences and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of the series;

•	limit the ability of stockholders to act by written consent or to call special meetings;

•	establish a classified board of directors with staggered three-year terms;

•	impose advance notice requirements for nominations for election to our board of directors and for stockholder proposals;

•

limit to incumbent members of our board the right to elect or appoint individuals to fill any newly created directorship on our board of directors that results from an increase in the number of directors (or any vacancy occurring on our board);

•

limit the ability of stockholders who are non-U.S. citizens under applicable U.S. maritime laws to acquire significant ownership of, or significant voting power with respect to, shares of any class or series of our capital stock; and

•	require the consent of 66-2/3% of the total voting power of all outstanding shares of stock to modify certain provisions of our certificate of incorporation.

The provisions of our certificate of incorporation and bylaws listed above could discourage potential acquisition proposals and could delay or prevent a change of control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit increases in the market price of the common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation in a transaction involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF WARRANTS

We may issue warrants in lieu of shares of our common stock deliverable upon conversion of the new notes, in order to comply with the Jones Act restrictions described below under “Description of the New Notes—Jones Act Restrictions”, if and to the extent such shares would constitute “excess shares” (as defined in the Company’s certificate of incorporation) if they were issued. The Jones Act requires, among other things, that at least 75% of our common stock be owned at all times by U.S. citizens. In order to comply with this requirement, we have provided that warrants may be delivered in lieu of shares of our common stock upon conversion of the new notes if and to the extent such shares would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued. We received a letter dated September 22, 2011, and a letter dated September 26, 2011, from the U.S. Coast Guard and U.S. Maritime Administration, respectively, confirming that the warrants to be issued in the Exchange Offer would not cause us to cease to be a U.S. citizen.

The warrants were issued pursuant to a warrant agreement dated October 5, 2011 (the “Warrant Agreement”), between the Company and The Bank of New York Mellon Trust Company, N.A., as warrant agent. The following is a summary of the material terms of the Warrant Agreement and warrants and does not purport to be complete. We urge you to read the form of Warrant Agreement (including the form of warrant attached thereto), which is as an exhibit to the registration statement of which this prospectus forms a part, because the Warrant Agreement and warrants, and not this description, define your rights as a holder of the warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $0.01 per share, subject to adjustment as discussed below. In lieu of payment of the exercise price, a warrant holder will have the right (but not the obligation) to require the Company to convert its warrants, in whole or in part, into shares of our common stock, and the Company will withhold, from the shares of common stock that would otherwise be delivered to such warrant holder, shares issuable upon exercise of the warrants equal in value to the aggregate exercise price.

Notwithstanding the foregoing, warrant holders will not be permitted to exercise or convert their warrants if and to the extent that the shares of common stock issuable upon exercise or conversion would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued. In addition, a warrant holder who cannot establish to our reasonable satisfaction that it (or, if not the holder, the person that the holder has designated to receive the common stock upon exercise or conversion) is a U.S. citizen under the applicable maritime laws, will not be permitted to exercise or convert its warrants to the extent the receipt of the common stock upon exercise or conversion would cause such person or any person whose ownership position would be aggregated with that of such person to exceed 4.9% of our outstanding common stock. See “Description of the New Notes—Jones Act Restrictions.”

The warrants may be exercised or converted upon surrender of the warrant certificate to the Company, with the form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, if applicable, for the number of warrants being exercised, but in no event later than 5:00 p.m., New York City time, on October 5, 2036.

The exercise price and number of shares of common stock issuable on exercise or conversion of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, ordinary dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

Warrant holders generally will not have the rights or privileges of holders of common stock, including any voting rights, until they exercise or convert their warrants and receive shares of our common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise or conversion of the warrants, a holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

DESCRIPTION OF THE NEW NOTES

The Company issued the new 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and the 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with the Series A Notes, the “Notes”) under an indenture dated October 5, 2011 (the “Indenture”), among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Horizon Lines, Inc. and not to its subsidiaries.

General

The Notes

The Series A Notes and the Series B Notes:

•	are general senior obligations of the Company and are pari passu in right of payment with all existing and future senior indebtedness of the Company;

•

are secured on a third-priority basis by Liens on all Notes Priority Collateral and on a fourth- priority basis by Liens on all ABL Priority Collateral (other than Excluded Assets), subject, in each case, to Permitted Liens;

•	are unconditionally, jointly and severally, guaranteed by the Guarantors;

•	bear cash interest from the Issue Date at an annual rate of 6.00% payable on April 15 and October 15 of each year, beginning on April 15, 2012 ;

•

are subject to purchase by us at the option of holders following a Change of Control (as defined below under “—Repurchase at the Option of Holders—Change of Control”), at a price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, including any additional interest to but excluding the Change of Control purchase date;

•

were issued in minimum denominations of $1.00 and integral multiples of $1.00 and are represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form;

•	are effectively subordinated to all existing and future obligations of the Company under the ABL Facility and the other ABL Obligations to the extent of the value of the ABL Priority Collateral;

•

are effectively subordinated to all existing and future obligations of the Company under the First- Lien Notes and the Second-Lien Notes and the other First-Lien Note Obligations and Second-Lien Note Obligations to the extent of the value of the Notes Priority Collateral;

•

are effectively subordinated to (i) any Indebtedness and other liabilities secured by Permitted Liens ranking prior to the Liens securing the Notes or on assets not constituting Collateral, to the extent of the value of the assets of the Company subject to those Permitted Liens, and (ii) any Indebtedness and preferred stock of Subsidiaries of the Company that do not guarantee the Notes;

•	are effectively senior to any Indebtedness and other liabilities secured by Permitted Liens on the Collateral ranking junior to the Liens securing the Notes; and

•	are senior in right of payment to any future subordinated Indebtedness of the Company, if any.

The Series A Notes:

•	were initially limited to an aggregate principal amount of $178,781,456;

•

are convertible at the holder’s option into shares of our common stock at an initial conversion rate of 2,224.6381 shares of common stock per $1,000 principal amount of Series A Notes (equivalent to an initial conversion price of approximately $0.45 per share of common stock);

•	will mature on April 15, 2017 unless earlier converted or repurchased;

•

are convertible at our option at the applicable conversion rate, beginning on the one-year anniversary of the Issue Date, upon not more than 60 days and not less than 20 days prior notice to noteholders; provided that (i) our common stock is listed on either the New York Stock Exchange or the NASDAQ Stock Market and (ii) the 30 Trading Day VWAP (as defined below) for our common stock for the 30-day period ending on the trading day preceding the date of such notice is equal to or greater than $0.63 per share; and

The Series B Notes:

•	were limited to an aggregate principal amount of $99,323,032;

•

are mandatorily convertible into shares of our common stock at an initial conversion rate of 1,367.9891 shares of common stock per $1,000 principal amount of Series B Notes (equivalent to an initial conversion price of approximately $0.73 per share of common stock), subject to the conditions that our common stock is then listed and that we are not in default under our debt obligations, as follows:

•	$49.7 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 90th day following the Issue Date, and

•

$49.7 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 270th day following the Issue Date; provided, however, that we will not be permitted to effect the second mandatory conversion unless a registration statement with respect to the resale of the Series A Notes and shares of our common stock has been filed with the SEC in accordance with the Registration Rights Agreement (as defined below) and declared effective by the SEC; and

•

will be automatically converted into Series A Notes on the one-year anniversary of the Issue Date if we are unable to effect one or both of the mandatory conversions described above prior to such date.

The conversion rates for the Series A Notes and the Series B Notes, respectively, are subject to adjustment if certain events occur. Upon conversion of a Note, we will deliver a number of shares of our common stock equal to the applicable conversion rate, subject to the Jones Act restrictions described below, which may result in the delivering of warrants (the “Warrants”) in lieu of common stock under certain circumstances. See “—Payment upon Conversion” and “—Jones Act Restrictions” and “Description of Warrants”. We will also make a payment in cash in respect of interest or additional interest, if any, accrued and unpaid to the conversion date. Once a Note has been converted into shares of our common stock (or Warrants) in accordance with its terms, the holder of such common stock (or Warrants) will no longer benefit from a security interest under the Security Documents in respect of such converted Note or in respect of such common stock (or Warrants).

We may issue additional Series A Notes (the “Additional Notes”) under the Indenture from time to time after this offering. Any issuance of Additional Notes is subject to all of the covenants in the Indenture, including the covenants described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Liens.” The Notes and any Additional Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any series of such Additional Notes will not be treated as part of the same issue as the originally issued Series A Notes for United States federal income tax purposes and may therefore bear a legend regarding the tax treatment of such Additional Notes and will not trade fungibly with other Notes. The Additional Notes will be secured, equally and ratably, with the Notes and any other Permitted Additional Pari Passu Obligations.

We may also from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to holders. Any Notes purchased by us will be deemed to be no longer outstanding under the Indenture.

The Note Guarantees

The Notes are guaranteed by all of the Company’s Restricted Subsidiaries as to payment of principal, premium, if any, and interest when and as the same shall become due and payable. On the Issue Date, the Company had no Subsidiaries other than Restricted Subsidiaries, and all of the Restricted Subsidiaries were Guarantors. Each of the Guarantors (other than Horizon Lines, LLC, which will be the issuer of the First-Lien Notes and the Second-Lien Notes) also guarantees the First-Lien Notes and the Second-Lien Notes on a senior, secured basis (ranking pari passu in right of payment with the Note Guarantees), but those guarantees are secured by security interests in the Collateral that are higher in priority than those securing the Note Guarantees.

Each Note Guarantee:

•	is a general senior obligation of that Guarantor;

•

is secured on a third-priority basis by Liens on all Notes Priority Collateral of that Guarantor and on a fourth-priority basis by Liens on all ABL Priority Collateral of that Guarantor, subject, in each case, to Permitted Liens;

•	is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•

is effectively senior to any Indebtedness and other liabilities of that Guarantor secured by Permitted Liens on the Collateral ranking junior to the Liens securing the Note Guarantee of such Guarantor;

•

is effectively subordinated to any Indebtedness and other liabilities of that Guarantor secured by Permitted Liens ranking prior to the Liens securing the Note Guarantee of such Guarantor or on assets not constituting Collateral, to the extent of the value of the assets of that Guarantor subject to those Permitted Liens; and

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor, if any.

As of the date of the Indenture, all of the Company’s Subsidiaries were Restricted Subsidiaries. However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its Restricted Subsidiaries as “Unrestricted Subsidiaries.” The Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. The Unrestricted Subsidiaries will not guarantee the Notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) assumes all the obligations of that Guarantor under the indenture, its Note Guarantee, all appropriate Security Documents and the registration rights agreement pursuant to a supplemental indenture satisfactory to the Trustee and the Collateral Agent; or

(b)	such transfer is permitted by “—Repurchase at the Option of the Holders—Asset Sales.”

The Note Guarantee of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be released:

(1)	in connection with any sale or other disposition of all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor if the sale or other disposition does not violate “—Repurchase at the Option of the Holders—Asset Sales”;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor, if the sale or other disposition does not violate “—Repurchase at the Option of the Holders—Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary of the Company (or becomes an Exempted Subsidiary) as a result of the sale or other disposition; or

(3)	if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay principal of and interest (including any additional interest), on Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note.

We will pay principal of any certificated Notes at the office or agency designated by the Company for that purpose. We have initially designated the Trustee as our paying agent and registrar and its agency in New York City, New York as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders, and the Company may act as paying agent or registrar. Interest (including additional interest, if any) on certificated Notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder may transfer or exchange Notes at the office of the registrar in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note surrendered for conversion.

The registered holder of a Note will be treated as the owner of it for all purposes.

Interest

The Notes will bear cash interest at a rate of 6.00% per year until maturity or conversion. Interest on the Notes will accrue from the Issue Date or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on April 15 and October 15 of each year, beginning April 15, 2012. We will pay additional interest, if any, under the circumstances described under “—Events of Default.”

Interest will be paid to the person in whose name a Note is registered at the close of business on April 1 or October 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the stated maturity date or any earlier required repurchase date of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

All references to “interest” in this prospectus are deemed to include additional interest, if any, that accrues under the circumstances described under “—Events of Default.”

Security

The Obligations of the Company with respect to the Notes, the Obligations of the Guarantors under the Note Guarantees, and the performance of all other obligations of the Company and the Guarantors under the Convertible Note Documents are secured equally and ratably together with any other Permitted Additional Pari Passu Obligations by (i) fourth priority security interests, subject to certain Permitted Liens, in the ABL Priority Collateral (other than Excluded Assets) and (ii) third priority security interests, subject to certain Permitted Liens, in all of the Notes Priority Collateral (and, together with the ABL Priority Collateral, the “Collateral”). The Obligations of the Company under the First-Lien Notes and the Obligations of the Guarantors of the First-Lien Notes are secured by a first-priority Lien on the Notes Priority Collateral and a second-priority Lien on the ABL Priority Collateral. The Obligations of the Company under the Second-Lien Notes and the Obligations of the Guarantors of the Second-Lien Notes are secured by a second-priority Lien on the Notes Priority Collateral and a third-priority Lien on the ABL Priority Collateral.

The Collateral was pledged or mortgaged pursuant to a security agreement, dated as of the Issue Date, among the Company, the Guarantors and the Collateral Agent (as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms, the “Security Agreement”), and one or more mortgages, deeds of trust or deeds to secure Indebtedness (the “Mortgages”) or other grants or transfers for security executed and delivered by the Company or the applicable Guarantor to the Collateral Agent for the benefit of the Collateral Agent, the Trustee, the holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations.

So long as no Event of Default (or event of default under any Permitted Additional Pari Passu Obligations) has occurred and is continuing, and subject to certain terms and conditions, the Company and the Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Agreement and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. Subject to the Intercreditor Agreement, upon the occurrence of an Event of Default (or event of default under any Permitted Additional Pari Passu Obligations) and to the extent permitted by law and following notice by the Collateral Agent to the Company and Guarantors:

(1)	all of the rights of the Company and Guarantors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested, subject to the terms of the Intercreditor Agreement, in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

(2)	the Collateral Agent may, subject to the terms of the Intercreditor Agreement and applicable law, take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Documents.

Upon the occurrence and during the continuance of an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations, the Collateral Agent will be permitted, subject to applicable law and the terms of the Intercreditor Agreement, to exercise remedies and sell the Collateral under the Security Documents only at the direction of the holders of a majority of the Notes and the holders of any Permitted Additional Pari Passu Obligations voting as a single class.

Intercreditor Agreement

The Collateral Agent (in its capacity as Collateral Agent), on behalf of the holders of Notes and the holders of any Permitted Additional Pari Passu Obligations, the ABL Facility Collateral Agent, on behalf of the holders of the ABL Obligations, the First Lien Collateral Agent, on behalf of the holders of the First-Lien Notes, the Second-Lien Notes Collateral Agent, on behalf of the holders of the Second-Lien Notes, the Company and the Guarantors entered into an intercreditor agreement (the “Intercreditor Agreement”) that sets forth the relative priority of the ABL Liens, the First-Lien Note Liens, the Second-Lien Note Liens and the Convertible Note Liens, as well as certain other rights, priorities and interests of the holders of the Notes and the holders of Permitted Additional Pari Passu Obligations, the holders of the First-Lien Notes, the holders of the Second-Lien Notes and the holders of the ABL Obligations. Although the holders of the Notes are not party to the Intercreditor Agreement, each holder, by accepting a Note, will be deemed to have consented and agreed to the terms of the Intercreditor Agreement and authorized and directed the Collateral Agent to enter into the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent will enter into the Intercreditor Agreement on behalf of all present and future holders of the Notes and the holders of Permitted Additional Pari Passu Obligations. The Intercreditor Agreement will provide, among other things:

Lien Priority

Notwithstanding the time, order or method of creation or perfection of any ABL Obligations, ABL Liens, First-Lien Note Obligations, First-Lien Note Liens, Second-Lien Note Obligations, Second-Lien Note Liens, Convertible Note Obligations, Permitted Additional Pari Passu Obligations or Convertible Note Liens (including those securing Permitted Additional Pari Passu Obligations), the ABL Liens, the First-Lien Note Liens, the Second-Lien Note Liens and the Convertible Note Liens rank as set forth below with respect to the Notes Priority Collateral and the ABL Priority Collateral (other than Excluded Assets):

	Notes Priority Collateral	ABL Priority Collateral
ABL Liens	Fourth	First
First-Lien Note Liens	First	Second
Second-Lien Note Liens	Second	Third
Convertible Note Liens	Third	Fourth

The lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of any of the obligations secured by the ABL Priority Collateral or the Notes Priority Collateral or by any action that any of the Collateral Agent, the First-Lien Notes Collateral Agent, the Second-Lien Notes Collateral Agent or the ABL Facility Collateral Agent may take or fail to take in respect of any Collateral.

In addition, Permitted Liens incurred pursuant to clause (35) of the definition thereof (“Priming Liens”), which may secure up to $20.0 million of Indebtedness and other obligations at any one time outstanding (“Priming Debt”) shall be permitted under the Indenture to be of any priority (and may be higher in priority with respect to the Notes Priority Collateral than the First Lien Note Liens and (if so agreed by the requisite holders of the ABL Obligations) higher in priority with respect to the ABL Priority Collateral than the ABL Liens). To the extent such Priming Debt is issued the parties shall enter into an intercreditor agreement in form and substance satisfactory to both the ABL Facility Collateral Agent and the Collateral Agent, as directed by the holders of the Notes in accordance with the Indenture.

Prohibition on Contesting Liens and Obligations; Enforcement

No holder of any Note nor any holder of any Permitted Additional Pari Passu Obligations may contest the validity or enforceability of the Second-Lien Note Liens, the Second-Lien Note Obligations, the First-Lien Note Liens, the First-Lien Note Obligations, the ABL Liens or the ABL Obligations, the validity, attachment, perfection or priority of Second-Lien Note Lien, First-Lien Note Lien or ABL Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement. No holder of any ABL Obligations may contest the validity or enforceability of the Second-Lien Note Liens, the Second-Lien Note Obligations, the First-Lien Note Liens, the First-Lien Note Obligations, the Convertible Note Liens, the Convertible Note Obligations or the Permitted Additional Pari Passu Obligations, the validity, attachment, perfection or priority of any Second-Lien Note Lien, First-Lien Note Lien or Convertible Note Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement. No holder of any First-Lien Note may contest the validity or enforceability of the Second-Lien Note Lien, the Second-Lien Note Obligations, the Convertible Note Liens, the Convertible Note Obligations, the Permitted Additional Pari Passu Obligations, the ABL Liens or the ABL Obligations, the validity, attachment, perfection or priority of any Second-Lien Note Lien, Convertible Note Lien or ABL Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement. No holder of any Second-Lien Note may contest the validity or enforceability of the First-Lien Note Liens, the First-Lien Note Obligations, the Convertible Note Liens, the Convertible Note Obligations, Permitted Additional Pari Passu Obligations, the ABL Liens or the ABL Obligations, the validity, attachment, perfection or priority of any First-Lien Note Lien, Convertible Note Lien or ABL Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement.

Exercise of Remedies and Release of Liens

Until the passage of a period (the “ABL Priority Collateral First Standstill Period”) of at least 180 days (subject to extension for any period during which the ABL Facility Collateral Agent is diligently pursuing remedies against the ABL Priority Collateral or is prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the First-Lien Notes Collateral Agent of an acceleration under the First- Lien Note Documents and (y) the ABL Facility Collateral Agent receiving notice of such declaration of such acceleration from the First-Lien Notes Collateral Agent, the ABL Facility Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the First-Lien Notes Collateral Agent and the holders of First-Lien Notes to take limited protective measures with respect to the First- Lien Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral. Without limiting the foregoing, with respect to the Second-Lien Notes Collateral Agent, until the passage of a period (the “ABL Priority Collateral Second Standstill Period”) of at least 360 days (subject to extension for any period during which the ABL Facility Collateral Agent or First-Lien Notes Collateral Agent are diligently pursuing remedies against the ABL Priority Collateral or are prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the Second-Lien Notes Collateral Agent of an acceleration under the Second-Lien Note Documents and (y) the ABL Facility Collateral Agent and First-Lien Notes Collateral Agent receiving notice of such declaration of such acceleration from the Second-Lien Notes Collateral Agent, the ABL Facility Collateral Agent and First-Lien Notes Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the Second-Lien Notes Collateral Agent and the holders of the Second-Lien Notes to take limited protective measures with respect to the Second-Lien Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral. Without limiting the foregoing, with respect to the Collateral Agent, until the passage of a period (the “ABL Priority Collateral Third Standstill Period”) of at least 540 days (subject to extension for any period during which the ABL Facility Collateral Agent or the First-Lien Notes Collateral Agent or the Second-Lien Notes Collateral Agent are diligently pursuing remedies against the ABL Priority Collateral or are prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the Collateral Agent of an acceleration under the Note Documents or the documents governing any Permitted Additional Pari Passu Obligations and (y) the ABL Facility Collateral Agent, First-Lien Notes Collateral Agent and Second-Lien Notes Collateral Agent receiving notice of such declaration of such acceleration from the Collateral Agent, the ABL Facility Collateral Agent and First-Lien Notes Collateral Agent and Second-Lien Notes Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the Collateral Agent and the holders of the Notes and any Permitted Additional Pari Passu Obligations to take limited protective measures with respect to the Convertible Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral.

Until the passage of a period (the “Note Priority Collateral First Standstill Period”) of at least 180 days (subject to extension for any period during which the First-Lien Notes Collateral Agent is diligently pursuing remedies against the Notes Priority Collateral or is prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the Second-Lien Notes Collateral Agent of an acceleration under the Second-Lien Note Documents and (y) the First-Lien Notes Collateral Agent receiving notice of such declaration of such acceleration from the Second-Lien Notes Collateral Agent, the First-Lien Notes Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the Second- Lien Notes Collateral Agent and the holders of the Second-Lien Notes to take limited protective measures with respect to the Second-Lien Note Liens and to take certain actions permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral. Without limiting the foregoing, with respect to the Collateral Agent, until the passage of a period (the “Note Priority Collateral Second Standstill Period”) of at least 360 days (subject to extension for any period during which the First-Lien Notes Collateral Agent or Second- Lien Notes Collateral Agent are diligently pursuing remedies against the Notes Priority Collateral or are prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the Collateral Agent of an acceleration under the Note Documents or the documents governing any Permitted Additional Pari Passu Obligations and (y) the First-Lien Notes Collateral Agent and Second-Lien Notes Collateral Agent receiving notice of such declaration of such acceleration from the Collateral Agent, the First-Lien Notes Collateral Agent and the Second-Lien Notes Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the Collateral Agent and the holders of the Notes and the Permitted Additional Pari Passu Obligations to take limited protective measures with respect to the Convertible and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral. Without limiting the foregoing, with respect to the ABL Facility Collateral Agent, until the passage of a period (the “Note Priority Collateral Third Standstill Period”) of at least 540 days (subject to extension for any period during which the First-Lien Notes Collateral Agent or the Second-Lien Notes Collateral Agent or the Collateral Agent are diligently pursuing remedies against the Notes Priority Collateral or are prohibited by applicable law from pursuing such remedies) after the later of (x) declaration by the ABL Facility Collateral Agent of an acceleration under the ABL Facility and (y) the First- Lien Notes Collateral Agent, Second-Lien Notes Collateral Agent and Collateral Agent receiving notice of such declaration of such acceleration from the ABL Facility Collateral Agent, the First-Lien Notes Collateral Agent, the Second-Lien Notes Collateral Agent and the Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the ABL Facility Collateral Agent and the holders of the ABL Obligations to take limited protective measures with respect to the ABL Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral.

Upon (x) any disposition of any ABL Priority Collateral in connection with any enforcement action or, following an event of default under the ABL Facility, certain other sales consented to by the ABL Facility Collateral Agent or (y) any disposition of ABL Priority Collateral permitted by the documents governing the ABL Obligations, the First-Lien Note Documents, the Second-Lien Note Documents and the Note Documents, in each case, which results in the release of the ABL Lien on such item of ABL Priority Collateral, the First-Lien Note Lien, the Second-Lien Note Lien and Convertible Note Lien on such item of ABL Priority Collateral will be automatically released. Furthermore, upon any disposition of any ABL Priority Collateral in connection with any enforcement action permitted under the terms set forth in the first paragraph of “—Intercreditor Agreement—

Exercise of Remedies and Release of Liens,” which results in the release of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien on such item of ABL Priority Collateral, the remaining liens on such item of ABL Priority Collateral will be automatically released.

Upon (x) any disposition of any Notes Priority Collateral in connection with any enforcement action or, following an event of default under the First-Lien Notes Indenture, certain other sales consented to by the First- Lien Notes Collateral Agent or (y) any disposition of Notes Priority Collateral permitted by the documents governing the ABL Obligations, the First-Lien Note Documents, the Second-Lien Note Documents and the Note Documents, in each case, which results in the release of the First-Lien Note Lien on such item of Notes Priority Collateral, the Convertible Note Lien, the Second-Lien Note Liens and ABL Lien on such item of Notes Priority Collateral will be automatically released. Furthermore, upon any disposition of any Notes Priority Collateral in connection with any enforcement action permitted under the terms set forth in the second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens,” which results in the release of any ABL Lien, First-Lien Note Lien, Second-Lien Note Liens or Convertible Note Lien on such item of Notes Priority Collateral, the remaining liens on such item of Notes Priority Collateral will be automatically released.

ABL Facility Collateral Agent’s Access and Use Rights. The Collateral Agent will permit the ABL Facility Collateral Agent to have access to and use of certain items of Notes Priority Collateral to the extent necessary, and on terms agreed, following, the foreclosure upon such items of Notes Priority Collateral by the Collateral Agent in order to facilitate the ABL Facility Collateral Agent’s exercise of remedies with respect to the ABL Priority Collateral , it being understood that the ABL Facility Collateral Agent (i) shall indemnify the Collateral Agent for, and hold the Collateral Agent harmless from, any losses resulting from any damage caused to any portion of the Notes Priority Collateral, and (ii) shall repair at its expense any damage caused to any portion of the Notes Priority Collateral, in each case as a result of any acts or omissions by the ABL Facility Collateral Agent (or its representatives or agents) during the time of such access and use of certain items of the Notes Priority Collateral.

Application of Proceeds and Turn-Over Provisions

In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of (x) ABL Priority Collateral will be applied as follows: first, to the repayment of all ABL Obligations, second, to the repayment of all First-Lien Note Obligations, third, to the repayment of all Second-Lien Note Obligations, and fourth, to the repayment of all Convertible Note Obligations and Permitted Additional Pari Passu Obligations, and (y) Notes Priority Collateral will be applied as follows: first, to the repayment of all First-Lien Note Obligations, second, to the repayment of all Second-Lien Note Obligations, third, to the repayment of all Convertible Note Obligations and Permitted Additional Pari Passu Obligations, and fourth, to the repayment of all ABL Obligations. If any holder of a First-Lien Note Obligation, Convertible Note Obligation, Permitted Additional Pari Passu Obligation, Second-Lien Notes Obligation or ABL Obligation receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the First-Lien Notes Collateral Agent, the Collateral Agent, the Second-Lien Notes Collateral Agent or ABL Priority Collateral Agent, as applicable, for application in accordance with the foregoing.

Amendments and Refinancings

The ABL Obligations, the First-Lien Note Obligations, the Second-Lien Note Obligations, the Convertible Note Obligations and Permitted Additional Pari Passu Obligations may be amended or refinanced in accordance with the ABL Facility, the First-Lien Note Documents, the Second-Lien Note Documents, the Note Documents and the documents governing such Permitted Additional Pari Passu Obligations, respectively, and subject to continuing rights and obligations of the holders of such refinancing Indebtedness under the Intercreditor Agreement.

Certain Matters in Connection with Liquidation and Insolvency Proceedings

Debtor-in-Possession Financings

In connection with any insolvency or liquidation proceeding of the Company or any Guarantor, the Company or any Guarantor moves for approval of financing that will be secured by a Lien on any ABL Priority Collateral (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or moves for approval of a use of cash collateral that constitutes proceeds of ABL Priority Collateral, unless the ABL Collateral Agent or the holders of any ABL Obligations secured by such ABL Priority Collateral oppose or object to such DIP Financing or such DIP Financing Liens or use of such cash collateral, the Lien securing such DIP Financing on the ABL Priority Collateral may rank prior to the First-Lien Note Lien, the Second-Lien Note Lien and the Convertible Note Lien on such ABL Priority Collateral and the Company and any Guarantor may use such cash collateral constituting proceeds of ABL Priority Collateral without the consent of any holder of First-Lien Note Obligations, Second-Lien Note Obligations, Convertible Note Obligations or any Permitted Additional Pari Passu Obligations, and no holder of First-Lien Note Obligations, Second-Lien Note Obligations, Convertible Note Obligations or Permitted Additional Pari Passu Obligations shall be entitled to object to such use of cash collateral or DIP Financing or seek “adequate protection” in connection therewith (other than as expressly permitted in the Intercreditor Agreement).

Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest

No holder of a First-Lien Note Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), (y) object (or support any other person objecting) to any sale of any ABL Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”) or (z) object (or support any other person objecting) to any claim of any holder of ABL Obligations to post-petition interest or other adequate protection to the extent of its ABL Lien on the ABL Priority Collateral. No holder of any ABL Obligation may (x) seek relief from the automatic stay with respect to any Notes Priority Collateral (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), (y) object (or support any other person objecting) to any sale of any Notes Priority Collateral or any motion seeking relief from the automatic stay with respect to the Notes Priority Collateral in any insolvency or liquidation proceeding, in each case, which is supported by the holders of the First-Lien Note Obligations (or by the holders of the Second-Lien Note Obligations, Convertible Note Obligations or Permitted Additional Pari Passu Obligations, to the extent acting in accordance with the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), unless such holder of ABL Obligations is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens,” or (z) object (or support any other person objecting) to any claim of any holder of First-Lien Note Obligations, Second-Lien Note Obligations, any Convertible Note Obligations or any Permitted Additional Pari Passu Obligations, as applicable, to post-petition interest or other adequate protection to the extent of its First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien, as applicable, on the Notes Priority Collateral. No holder of a Second-Lien Note Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral or Notes Priority Collateral (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), (y) object (or support any other person objecting) to any sale of any ABL Priority Collateral or Notes Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations or by the holders of the First-Lien Note Obligations, as applicable (unless such holder of Second-Lien Note Obligations is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”) or

(z) object (or support any other person objecting) to any claim of any holder of ABL Obligations or First-Lien Note Obligations to post-petition interest or other adequate protection to the extent of its ABL Lien or First-Lien Note Lien on the ABL Priority Collateral or Notes Priority Collateral, as applicable. No holder of a Convertible Note Obligation or Permitted Additional Pari Passu Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral or Notes Priority Collateral (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), (y) object (or support any other person objecting) to any sale of any ABL Priority Collateral or Notes Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations or by the holders of the First-Lien Note Obligations (or by the holders of the Second-Lien Note Obligations, to the extent acting in accordance with the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), unless such holder of Convertible Note Obligations is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens,” (z) object (or support any other person objecting) to any claim of any holder of ABL Obligations or First-Lien Note Obligations or Second-Lien Note Obligations to post-petition interest or other adequate protection to the extent of its ABL Lien, First-Lien Note Lien or Second-Lien Note Lien on the ABL Priority Collateral or Notes Priority Collateral, as applicable.

Adequate Protection

No holder of a First-Lien Note Obligation may (i) except as expressly provided above, seek adequate protection on account of its First-Lien Note Lien on the ABL Priority Collateral or (ii) object (or support any other person objecting) to any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral). No holder of any ABL Obligation may (i) except as expressly provided above, seek adequate protection on account of its ABL Lien on the Notes Priority Collateral or (ii) object (or support any other person objecting) to any request by the holders of First-Lien Note Obligations, Second-Lien Note Obligations, Convertible Note Obligations or Permitted Additional Pari Passu Obligations for adequate protection on account of the Notes Priority Collateral (other than payments from the proceeds of ABL Priority Collateral). No holder of a Second-Lien Note Obligation may (i) except as expressly provided above, seek adequate protection on account of its Second-Lien Note Lien on the ABL Priority Collateral or Notes Priority Collateral or (ii) object to (or support any other person objecting) any request by the holders of First-Lien Note Obligations for adequate protection on account of the Notes Priority Collateral or any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral). No holder of a Convertible Note Obligation or Permitted Additional Pari Passu Obligation may (i) except as expressly provided above, seek adequate protection on account of its Convertible Note Lien on the ABL Priority Collateral or Notes Priority Collateral or (ii) object (or support any other person objecting) to any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral) or any request by the holders of First-Lien Note Obligations or Second-Lien Note Obligations for adequate protection on account of the Notes Priority Collateral.

Use and Release of Collateral

Use of Collateral

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents, the Indenture or the ABL Facility or other documentation governing the ABL Obligations, the Security Documents or the Indenture, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

The Indenture and the Security Documents provide that the Convertible Note Liens will automatically and without the need for any further action by any Person be released:

(1)	in whole or in part, as applicable, as to all or any portion of property subject to such Convertible Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2)	in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition, (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to the third paragraph under “Note Guarantees,” concurrently with the release of such Guarantee or (c) is or becomes Excluded Assets;

(3)	as to property that constitutes all or substantially all of the Collateral securing the Notes, with the consent of holders of at least 90% in aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation);

(4)	as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation); and

(5)	in part, in accordance with the applicable provisions of the Security Documents and as described above with respect to the Intercreditor Agreement.

The description above includes a phrase relating to the release of “all or substantially all” of the Collateral securing the Notes. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of the Company and the Guarantors to release Collateral as provided above may be uncertain, and for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth above and under “—Amendment, Supplement and Waiver,” shall not be read to mean “any” of the Collateral as a result of the Company or the relevant Subsidiary being in the “zone of insolvency.”

The Indenture provides that, to the extent applicable, the Company will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with after qualification of the Indenture pursuant to the Trust Indenture Act. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the Company except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an Indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under an Indenture in the ordinary course of an issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the holders of the Notes or the Trustee, the provisions of Section 314(d) may be inapplicable to the release. Under the Indenture, the Company and the Guarantors may, among other things, without any release or consent by the Trustee, but otherwise in compliance with the covenants of the Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral, including (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Company’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the security documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Company’s business of the Guarantors. The Company must deliver to the Trustee within 30 calendar days following the end of each fiscal year (or such later date as the Trustee shall agree), an officers’ certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of the Indenture, in the case of the first such certificate) in which no release or consent of the Trustee was obtained in the ordinary course of the Company’s and Guarantors’ business were not prohibited by the Indenture.

Sufficiency of Collateral

In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the First-Lien Note Obligations, the Second-Lien Note Obligations, the Convertible Note Obligations, any Permitted Additional Pari Passu Obligations and the ABL Facility Obligations. The amount to be received upon such a sale would be dependent on numerous factors, including but not limited to the timing and the manner of the sale. In addition, the book value of the Collateral should not be relied on as a measure of realizable value for such assets. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time in an orderly manner. The Collateral includes assets that may only be usable, and thus retain value, as part of the existing operating business of the Company and Subsidiaries. Accordingly, any such sale of the Collateral separate from the sale of certain of the operating businesses of the Company and Subsidiaries may not be feasible or of significant value.

Certain Bankruptcy Limitations

The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or the value of the Collateral at the time of the commencement of such case whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior Liens) is not sufficient to repay all amounts due on the Notes and any Permitted Additional Pari Passu Obligations, the holders of the Notes and such Permitted Additional Pari Passu Obligations would hold secured claims to the extent of the value of the Convertible Note Liens on Collateral, and would hold unsecured claims with respect to any shortfall.

Applicable Federal bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

No Optional Redemption

We may not redeem the Notes for cash at our option prior to their maturity.

Conversion Rights for Series A Notes

General

Holders may convert their Series A Notes at the applicable conversion rate at any time up until the close of business on the third scheduled trading day immediately preceding the maturity date. The conversion rate is initially 2,224.6381 shares of common stock per $1,000 principal amount of Series A Notes (equivalent to an initial conversion price of approximately $0.45 per share of common stock). Upon conversion of a Series A Note, we will deliver shares of our common stock equal to the conversion rate for each $1,000 principal amount of Series A Notes converted, subject to the Jones Act restrictions described below, which may result in the delivery of Warrants in lieu of common stock under certain circumstances. See “—Jones Act Restrictions.” “Close of business” means 5:00 p.m., New York City time.

A holder may convert fewer than all of such holder’s Series A Notes so long as the principal amount of Series A Notes to be converted is an integral multiple of $1.00 and all Series A Notes remaining that are held by such holder are in a minimum denomination of $1.00.

If a holder of Series A Notes has submitted Notes for repurchase in an offer made in connection with the occurrence of a Change of Control or in a Net Proceeds Offer, the holder may convert those Series A Notes only if that holder first withdraws its repurchase election.

Upon conversion, a holder will receive a separate cash payment for interest and additional interest, if any, accrued and unpaid to the conversion date:

If Series A Notes are converted after the close of business on a regular record date for the payment of interest, holders of such Notes at the close of business, on such record date will receive the interest and additional interest, if any, payable on such Notes on the corresponding interest payment date notwithstanding the conversion.

If a holder converts Series A Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock or Warrants upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion Procedures

If a holder holds a beneficial interest in a Global Note, to convert the holder must comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable (including additional interest, if any) on the next interest payment date to which the holder is not entitled and, if required, pay all taxes or duties, if any.

If a holder holds a certificated Note, to convert the holder must:

•	complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay all transfer or similar taxes.

The date a holder complies with the relevant procedures described above is the conversion date under the Indenture.

If a holder has already delivered a purchase notice as described under “—Repurchase at the Option of Holders” with respect to a Series A Note, the holder may not surrender that Series A Note for conversion until the holder has withdrawn the notice in accordance with the Indenture.

Once a Note is converted in accordance with the Indenture, such Note will no longer have the benefit of any security interest in the Collateral.

Conversion of Series A Notes at the Option of the Company

Beginning on the one-year anniversary of the Issue Date, we will have the option to convert all or any portion of the outstanding Series A Notes, upon not more than 60 days and not less than 20 days prior notice to noteholders; provided that (i) a registered class of our common stock is listed on either the New York Stock Exchange or the NASDAQ Stock Market and (ii) the 30 Trading Day VWAP for our common stock for the 30-day period ending on the trading day preceding the date of such notice is equal to or greater than $0.63 per share.

“30 Trading Day VWAP” means the per-share volume weighted average price of our common stock for a period of 30 consecutive trading days, as calculated on Bloomberg, without regard to after hours trading or any other trading outside of regular trading session trading hours (or, if such volume weighted average price is unavailable via Bloomberg, the average market value of one share of our common stock over such 30 trading day period determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

Any Series A Notes may only be converted so long as the issuance of the shares of Common Stock upon conversion of such notes is permitted by all applicable laws, rules and regulations including the Delaware General Corporation Law which, among other things, requires that such shares be authorized for issuance by our certificate of incorporation.

Mandatory Conversion of Series B Notes

On the 90th day following the Issue Date (or if such day is not a business day, the next following business day), we will mandatorily convert $49.7 million aggregate principal amount of the Series B Notes (the “Initial Mandatory Conversion”), and on the 270th day following the Issue Date (or if such day is not a business day, the next following business day), we will mandatorily convert the remaining $50.0 million aggregate principal amount of the Series B Notes (the “Second Mandatory Conversion” and, together with the Initial Mandatory Conversion, the “Mandatory Conversions”), in each case on a pro rata basis at an initial conversion rate of 1,367.9891 shares of common stock per $1,000 principal amount of Series B Notes (equivalent to an initial conversion price of approximately $0.73 per share of common stock).

Notwithstanding the foregoing, (i) we will not be permitted to effect any Mandatory Conversion at any time that a registered class of our common stock is not listed on either the New York Stock Exchange or the NASDAQ Stock Market or the Company or any Guarantor is in default under the Notes, the First-Lien Notes, the Second-Lien Notes, the ABL Facility or any Permitted Additional Pari Passu Obligations, and (ii) we will not be permitted to effect the Second Mandatory Conversion unless a registration statement with respect to the resale of Series A Notes and shares of our common stock and Warrants has been filed with the SEC in accordance with the Registration Rights Agreement and has been declared effective by the SEC and remains effective as of the time of such Second Mandatory Conversion. See “—Registration Rights.”

Any Series B Notes may only be converted so long as the issuance of the shares of Common Stock upon conversion of such notes is permitted by all applicable laws, rules and regulations including the Delaware General Corporation Law which, among other things, requires that such shares be authorized for issuance by our certificate of incorporation.

If we are unable to effect a Mandatory Conversion on the date designated for such Mandatory Conversion as a result of our failure to comply with the conditions in (i) or (ii) above or the paragraph set forth immediately above, such Mandatory Conversion shall be effected on the third business day following the satisfaction of such conditions, as certified in an officers’ certificate delivered to the Trustee. If we are unable to effect one or both of the Mandatory Conversions before the one-year anniversary of the Issue Date, any remaining unconverted Series B Notes will be converted into Series A Notes on such date.

At the time of each Mandatory Conversion, we will deliver, for each $1.00 principal amount of Series B Notes converted, a number of shares of our common stock equal to the conversion rate for the Series B Notes, subject to the Jones Act restrictions described below, which may result in the delivery of Warrants in lieu of common stock under certain circumstances. See “—Jones Act Restrictions.” The Trustee will select the Series B Notes to be converted on a pro rata basis with such adjustments as may be needed so that only Series B Notes in minimum amounts of $1.00 and integral multiples of $1.00 will be converted.

Upon a Mandatory Conversion, holders of Series B Notes will receive a separate cash payment for interest and additional interest, if any, accrued and unpaid to the conversion date.

If Series B Notes are converted after the close of business on a regular record date for the payment of interest, holders of such Notes at the close of business, on such record date will receive the interest and additional interest, if any, payable on such Notes on the corresponding interest payment date notwithstanding the conversion.

Upon a Mandatory Conversion, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock or Warrants upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Payment upon Conversion

With respect to any Notes tendered for conversion, we will deliver in full satisfaction of our conversion obligation, for each $1.00 principal amount of Notes, a number of shares of our common stock equal to the applicable conversion rate, together with cash in lieu of fractional shares as described below, subject to the Jones Act restrictions described below, which may result in the delivery of Warrants in lieu of common stock under certain circumstances. Except as described under “—Adjustment to Shares Delivered upon Conversion upon a Fundamental Change,” we will deliver the shares on the third business day following the conversion date. We will also make a payment in cash in respect of interest or additional interest, if any, accrued and unpaid to the conversion date.

Each conversion of Notes will be deemed to have been effected on the relevant conversion date, and with respect to any shares of common stock or Warrants that are issuable upon such conversion, the person in whose name the certificate or certificates for such shares will be registered will become the holder of record of such shares or Warrants as of the close of business on the conversion date.

We will deliver cash in lieu of any fractional share of common stock issuable in connection with the delivery of any shares as described above. The amount of cash will be based on the last reported sale price of our common stock on the relevant conversion date.

Jones Act Restrictions

Notwithstanding the foregoing, in order to facilitate our compliance with the provisions of the Merchant Marine Act of 1920, commonly referred to as the “Jones Act,” related to ownership of our common stock by non-U.S. citizens, the Indenture provides that no holder who cannot establish to our reasonable satisfaction that it (or, if not the holder, the person that the holder has designated to receive the common stock issuable upon conversion of the Notes) is a United States citizen may exercise any conversion right with respect to the Notes to the extent the receipt of the common stock, if any, deliverable upon conversion of the Notes would cause such person or any person whose ownership position would be aggregated with that of such person to exceed 4.9% of our outstanding common stock.

In addition, the Indenture provides that no holder who cannot establish to our reasonable satisfaction that it (or, if not the holder, the person that the holder has designated to receive the stock issuable upon conversion of the Notes) is a United States citizen shall receive any shares of common stock upon conversion of the Notes if and to the extent such shares would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued. Instead, settlement of such shares will be made by delivering Warrants to such holder in lieu of such excess shares on a one-for-one basis (i.e., such converting holder will receive one Warrant in lieu of each share of common stock constituting an excess share). Shares of common stock that are issued and outstanding will generally constitute “excess shares” to the extent, when aggregated with all other shares of our common stock owned, of record or beneficially, by other non-United States citizens, they exceed the lesser of (i) 19.9% of the shares of our common stock from time to time issued and outstanding, and (ii) 80% of the maximum percentage (which is 25% under current applicable law) of the shares of our common stock permitted to be owned, of record or beneficially, individually or in the aggregate, by non-United States citizens under applicable maritime laws so that we do not cease to be qualified under the maritime laws to own and operate vessels in the coastwise trade of the United States; provided, however, that such percentages could change if and to the extent that our certificate of incorporation is amended in the future.

For more information on other restrictions applicable to our common stock held by non-United States citizens, see “Risk Factors—Risks Related to Our Business—Our certificate of incorporation limits the ownership of common stock by individuals and entities that are not U.S. citizens. This may affect the liquidity of our common stock and may result in non-U.S. citizens being required to disgorge profits, sell their shares at a loss or relinquish their voting, dividend and distribution rights.” and “Description of Common Stock—Effect of Certain Provisions of our Certificate of Incorporation and Bylaws.”

Conversion Rate Adjustments

The conversion rate for the Series A Notes and the Series B Notes will be adjusted as described below, except that we will not make any of the adjustments to the conversion rate referred to in clauses (1) (but only with respect to a dividend or distribution), (2), (3) or (4) below if holders of the Notes participate, at the same time as holders of our common stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held the full number of shares of common stock underlying their Notes.

As used below, the “adjustment date” for any issuance, dividend or distribution means the ex-dividend date for such issuance, dividend or distribution.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split, reverse split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the adjustment date, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such adjustment date or effective date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such adjustment date or effective date; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this clause (1) is declared but not paid or made, the conversion rate shall be readjusted to the conversion rate that would have been in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the adjustment date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such adjustment date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such adjustment date;

X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights or warrants.

For purposes of this clause (2), in determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance, there shall be taken into account any consideration received by us in respect of such issuance of such rights or warrants and any consideration payable upon exercise thereof, with the value of such consideration, if not in the form of cash, to be determined in good faith by our board of directors.

(3)	(a) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash (as described below in clause (4)); and

•	spin-offs to which the provisions set forth below in paragraph (b) of this clause (3) shall apply; then the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the adjustment date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such adjustment date;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the adjustment date for such distribution; and

FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of our common stock on the adjustment date for such distribution.

(b) With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, in each case listed on a national securities exchange (a “spin-off”) the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 = the conversion rate in effect immediately after the end of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under paragraph (b) of this clause (3) will occur on the business day immediately after the last day of the valuation period; provided that in respect of any conversion during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the applicable conversion rate.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the adjustment date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the adjustment date for such dividend or distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the adjustment date for such dividend or distribution; and

C = the amount in cash per share we distribute to holders of our common stock.

If any dividend or distribution described in this clause (4) is declared but not paid or made, the conversion rate shall be readjusted to the conversion rate that would have been in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate.

(6)	Except as provided in clause (1) or (2) above, if we, at any time or from time to time while any of the Notes are outstanding, issue or sell (i) any shares of our common stock at a price per share that is less than the Common Stock Trading Price (as defined below) or (ii) any Common Stock Equivalents (as defined below) that entitle the holder thereof to subscribe for, purchase or exercise a conversion or exchange right for, shares of our common stock at price per share of common stock that is less than the Common Stock Trading Price, then, in each case, the conversion rate shall be adjusted based on the following formula:

where

CR0 = the conversion rate in effect immediately prior to such issuance or sale;

CR1 = the conversion rate in effect immediately on and after such issuance or sale;

OS0 = the number of shares of common stock outstanding immediately before such issuance or sale on a fully diluted basis determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with U.S. GAAP;

X = (i) the total number of shares of common stock issued (in the case of an issuance or sale of common stock) or (ii) the total number of shares of common stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents); and

Y = the number of shares of common stock equal to the quotient of (A) the aggregate price payable (before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses) (i) in respect of such shares of common stock issued or sold (in the case of an issuance or sale of common stock) or (ii) in respect of the shares of common stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents) divided by (B) the Common Stock Trading Price.

To the extent Common Stock Equivalents are not exercised, exchanged or converted prior to the expiration of the exercisability, exchangeability or convertibility thereof, the conversion rate shall be readjusted, as of such expiration date, to the conversion rate which would then be in effect had the adjustments made upon the distribution of such Common Stock Equivalents been made on the basis of the delivery of only the number of shares of common stock actually delivered. In determining whether any Common Stock Equivalents entitle the holders to subscribe for or purchase, or exercise a conversion or exchange right for, shares of common stock at less than the Common Stock Trading Price, and in determining the aggregate exercise, conversion or exchange price payable for such shares of common stock, there shall be taken into account any consideration received for such Common Stock Equivalents and the value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors of the Company, with the advice of a nationally-recognized valuation or investment advisory firm.

If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent has been previously made pursuant to clause (2) above, this clause (6) or clause (7) below, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment pursuant to this clause (6) or clause (7). If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent was not required by clause (2) above this clause (6) or clause (7) below, the exercise of such Common stock Equivalent in accordance with its terms existing at the time of issuance shall not result in a adjustment pursuant to this clause (6) or clause (7) below.

Notwithstanding the foregoing, if an adjustment to the conversion rate in respect of any issuance or sale of common stock or Common Stock Equivalents would be required pursuant to this clause (6) and also pursuant to clause (7) below, only the adjustment that results in the higher as-adjusted conversion rate shall be made.

“Common Stock Equivalent” means any security that is by its terms convertible into or exchangeable for shares of common stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to shares of common stock.

“Common Stock Trading Price” means, with respect to an issuance or sale of common stock or Common Stock Equivalents, the Daily VWAP per share of common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance or sale.

“Daily VWAP” means, with respect to any trading day, the per share volume weighted average price of the common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HRZ.UN<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the common stock on that trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

(7)	Except as provided in clause (1) or (2) above, if we, at any time or from time to time while any of our common stock are outstanding, issue or sell (i) any of our common stock at a price per share that is less than the conversion price then in effect or (ii) any Common Stock Equivalents that entitle the holder thereof to subscribe for, purchase or exercise a conversion or exchange right for, shares of our common stock at price per share of common stock that is less than the conversion price then in effect, (in each case, such price per share of common stock, the “New Issue Price”) then, and in each such case, the conversion rate will be adjusted to equal the “Adjusted Conversion Rate.” For purposes of determining the New Issue Price, there shall be taken into account any consideration received for such common stock or Common Stock Equivalents, and the value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors of the Company, with the advice of a nationally-recognized valuation or investment advisory firm.

The Adjusted Conversion Rate shall be determined according to the following formula:

where

CR0 = the conversion rate in effect immediately prior to such issuance or sale;

CR1 = the Adjusted Conversion Rate;

OS0 = the number of shares of common stock outstanding immediately before such issuance or sale on a fully diluted basis determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with U.S. GAAP;

X = (i) the total number of shares of common stock issued (in the case of an issuance or sale of common stock) or (ii) the total number of shares of common stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents); and

Y = the number of shares of common stock equal to the quotient of (A) the aggregate price payable (before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses) (i) in respect of such shares of common stock issued or sold (in the case of an issuance or sale of common stock) or (ii) in respect of the shares of common stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents) divided by (B) the conversion price in effect immediately preceding such issuance or sale.

If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent has been previously made pursuant to clause (2) above this clause (7) or clause (6) above, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment pursuant to this clause (7) or clause (6) above. If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent was not required by clause (2) above, this clause (7) or clause (6) above, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time of issuance shall not result in an adjustment pursuant to this clause (7) or clause (6) above.

Notwithstanding the foregoing, if an adjustment to the conversion rate in respect of any issuance or sale of common stock or Common Stock Equivalents would be required pursuant to this clause (7) and also pursuant to clause (6) above, only the adjustment that results in the higher as-adjusted conversion rate shall be made.

Events That Will Not Result in Adjustments; Other Adjustment Provisions

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split or share combination).

We are permitted to increase the conversion rate of the Notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States federal income tax treatment of an adjustment to the conversion rate, see “Certain Material United States Federal Income Tax Considerations.”

To the extent that we have a rights plan in effect upon conversion of the Notes into common stock, the holders of the Notes will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued (including, without limitation, the Series A Notes, the Series B Notes and any Series A Notes issued in exchange for Series B Notes as a result of a failure to consummate one or more Mandatory Conversions within the applicable time frame);

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest and additional interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1 % of the conversion rate. However, we will carry forward any adjustments that are less than 1 % of the conversion rate that we elect not to make and take them into account upon (1) any observation period with respect to a conversion payment (or, in the case of a physical settlement, any conversion date), (2) the occurrence of Change of Control (as described under “—Repurchase at the Option of Holders—Change of Control”), (3) maturity and (4) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the conversion rate by at least 1%.

Recapitalizations, Reclassifications and Changes of our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a Note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction the number of shares of our common stock otherwise deliverable upon conversion of the Notes as set forth under “—Payment upon Conversion” above will be instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will agree in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustment to Shares Delivered upon Conversion upon a Fundamental Change

If either (i) a Change of Control pursuant to clause (3) or (4) of the definition thereof occurs or (ii) our common stock (or other common stock underlying the Notes) ceases to be listed on the New York Stock Exchange or the NASDAQ Stock Market (any such Change of Control or delisting event, a “Fundamental Change”), and a holder elects to convert its Notes in connection with such Fundamental Change, we will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of Notes will be deemed for these purposes to be “in connection with” such Fundamental Change if the notice of conversion of the Notes is received by the conversion agent from, and including, the effective date of the Fundamental Change up to, and including, the 35th trading day immediately following the effective date of such Fundamental Change.

A Fundamental Change as a result of clause (1) above will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock or American Depositary Shares traded on a national securities exchange in the United States or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights—Payment upon Conversion”).

Upon surrender of Notes for conversion in connection with a Fundamental Change, we will deliver a number of additional shares of our common stock as described under “—Conversion rights—Payment upon Conversion.” However, if the consideration for our common stock in any Fundamental Change that occurs as a result of a transaction or event described in clause (1) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Notes following the effective date of such Fundamental Change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section) multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any Fundamental Change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in the Fundamental Change. If the holders of our common stock receive only cash in a Fundamental Change that occurs as a result of a transaction or event described in clause (1) of the definition of Fundamental Change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading-day period ending on, and including, the trading day immediately preceding the effective date of the Fundamental Change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares to be received per $1,000 principal amount of Notes for each stock price and effective date set forth below:

Effective date	Stock Price
	$0.45	$0.50	$0.55	$0.60	$0.63

9/25/2011	748.3294	591.1127	473.8027	383.8891	0.0000
9/25/2012	596.114	406.1116	253.4141	127.2355	0.0000
9/25/2013	553.1110	368.2784	219.7179	96.7258	0.0000
9/25/2014	508.3360	332.1373	191.0734	74.8164	0.0000
9/25/2015	447.0650	286.5368	160.8011	58.3179	0.0000
9/25/2016	303.8829	180.5104	95.3750	31.8085	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•

if the stock price is greater than $0.63 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•

if the stock price is less than $0.45 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the total number of shares of common stock issuable upon conversion exceed $748 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Repurchase at the Option of Holders

Change of Control

If a Change of Control (as defined below in this section) occurs at any time, the holder will have the right, at its option, to require us to purchase for cash any or all of its Notes, or any portion of the principal amount thereof, that is equal to $1.00 or multiple of $1.00. The price we are required to pay is equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including any additional interest, to but excluding the Change of Control purchase date (unless the Change of Control purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest (including additional interest, if any) to the holder of record on such record date and the Change of Control purchase price will be equal to 100% of the principal amount of the Notes to be purchased). The Change of Control purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our Change of Control notice as described below. Any Notes purchased by us will be paid for in cash.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its respective Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company (other than a plan of liquidation of the Company that is a liquidation for tax purposes only);

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

(5)	the first day on which a majority of the members of the Board of Directors of the Company, are not Continuing Directors; or

(6)	a “Change of Control” occurs under the First-Lien Notes Indenture or the Second-Lien Notes Indenture.

Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of the Company or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the Restricted Subsidiaries and the Company shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (E) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “Other Transaction Party”) shall not constitute a Change of Control if (a) the shareholders of the Company or such direct or indirect parent of the Company as of immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Company or such direct or indirect parent of the Company, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than a Other Transaction Party (but including any of the Beneficial Owners of the Equity Interests of the Other Transaction Party), Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer or the Other Transaction Party.

On or before the 20th day after the occurrence of a Change of Control, we will provide to all holders of the Notes and the Trustee and paying agent a notice of the occurrence of the Change of Control and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a Change of Control;

•	the date of the Change of Control;

•	the last date on which a holder may exercise the repurchase right;

•	the Change of Control purchase price;

•	the Change of Control purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the Notes with respect to which a Change of Control purchase notice has been delivered by a holder may be converted only if the holder withdraws the Change of Control purchase notice in accordance with the terms of the Indenture; and

•	the procedures that holders must follow to require us to purchase their Notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in New York City or publish the information on our website or through such other public medium as we may use at this time.

To exercise the Change of Control purchase right, the holders must deliver, on or before the business day immediately preceding the Change of Control purchase date, the Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes duly completed, to the paying agent. A holder’s purchase notice must state:

•	if certificated, the certificate numbers of its Notes to be delivered for purchase or if not certificated, the holder’s notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of Notes to be purchased, which must be $1.00 or an integral multiple thereof; and

•	that the Notes are to be purchased by us pursuant to the applicable provisions of the Notes and the Indenture.

A holder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the Change of Control purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn Notes;

•	if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the holder’s notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.

We will be required to purchase the Notes on the Change of Control purchase date. The holders of the Notes will receive payment of the Change of Control purchase price on the later of the Change of Control purchase date or the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money or securities sufficient to pay the Change of Control purchase price of the Notes on the Change of Control purchase date, then:

•

the Notes will cease to be outstanding and interest, including additional interest, if any, will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the Change of Control purchase price).

In connection with any purchase offer pursuant to a Change of Control purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture described under this heading, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the Indenture by virtue of such compliance.

No Notes may be purchased at the option of holders upon a Change of Control if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The purchase rights of the holders could discourage a potential acquirer of us. The Change of Control purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. The term Change of Control is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the Notes upon a Change of Control may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. See “Risk Factors—Risks Relating to the Exchange Offer and Holding the New Notes—Risks Related to the New Notes—The repurchase rights in the New Notes triggered by a fundamental change could discourage a potential acquiror.”

The definition of Change of Control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to purchase its Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a Change of Control were to occur, we may not have enough funds to pay the Change of Control purchase price. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Relating to the Exchange Offer and Holding the New Notes—Risks Related to the New Notes—We may not have the ability to purchase the New Notes upon a fundamental change or to pay the cash payment due upon conversion or at maturity.” If we fail to purchase the Notes when required following a Change of Control, we will be in default under the Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Asset Sales

We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or its Restricted Subsidiaries, as the case may be) receive consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	at least 75% of the consideration received in the Asset Sale by us or its Restricted Subsidiaries is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(a)	except in the case of a Sale of Notes Priority Collateral, any liabilities, as shown on our most recent consolidated balance sheet, of ours or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement;

(b)	any securities, notes or other obligations received by us or any Restricted Subsidiary from such transferee that are converted by us or any Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(c)	any Designated Noncash Consideration received by us or any Restricted Subsidiary in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 1.0% of Total Assets at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value; and

(d)	any stock or assets of the kind referred to in clause (1) or (3) of the second paragraph of this covenant (in the case of a Sale of Notes Priority Collateral) or clause (2) or (4) of the third paragraph of this covenant (in any other case);

provided that, to the extent any cash, any property or assets are received pursuant to clauses (b), (c) or (d) above in respect of a Sale of Notes Priority Collateral, such cash, property or assets are pledged to secure the Notes as Notes Priority Collateral.

Within 360 days after the receipt of any Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event in which Net Proceeds are received in respect of any Notes Priority Collateral, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option:

(1)	to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business (including, without limitation, Vessels, equipment and inventory), if, after giving effect to any such acquisition, such Permitted Business is owned by the Company or any Guarantor and such Permitted Business includes Notes Priority Collateral with a Fair Market Value at least equal to the Fair Market Value of the Notes Priority Collateral disposed of in the applicable Sale of Notes Priority Collateral;

(2)	to make capital expenditures on assets that constitute Notes Priority Collateral;

(3)	to acquire (including, without limitation, through a long-term lease of a Vessel in accordance with past practice) other capital assets that are not current assets (including, without limitation, Vessels, equipment and inventory) that are pledged as Notes Priority Collateral and designated to the Trustee as such, and that are used or useful in a Permitted Business; and/or

(4)	to permanently repay, prepay, repurchase or otherwise retire for value any Indebtedness secured by Liens on the Notes Priority Collateral that rank higher than the Convertible Note Liens.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale (other than from a Sale of Notes Priority Collateral), the Company or any Restricted Subsidiary may apply such Net Proceeds at its option:

(1)	(A) in the case of Net Proceeds from any Asset Sale of assets of any non-Guarantor, to repay Indebtedness of such non-Guarantor, (B) to repay ABL Obligations or (C) to permanently repay, prepay, repurchase or otherwise retire for value any Indebtedness secured by Liens on the assets subject to such Asset Sale, which Liens rank higher in priority than the Convertible Note Liens;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (including, without limitation, Vessels, equipment and inventory), if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)	to make a capital expenditure; and/or

(4)	to acquire other assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds (other than Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event directly attributable to any Notes Priority Collateral), we or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clause (1), (2) or (3) of the second paragraph of this covenant (in the case of Net Proceeds of Notes Priority Collateral) or clause (2), (3) or (4) of the third paragraph of this covenant (in the case of any other Net Proceeds) shall be treated as a permitted final application of Net Proceeds from the date of such commitment so long as we or any Restricted Subsidiary enter into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later canceled, terminated or otherwise not consummated after the 360-day period for any reason, then such Net Proceeds shall constitute “Excess Proceeds” (as defined in the next succeeding paragraph).

Any Net Proceeds from Asset Sales (including Sales of Notes Priority Collateral) or Casualty or Condemnation Events related to Notes Priority Collateral that are not applied or invested as provided in the second or third paragraphs of this covenant will constitute “Excess Proceeds.” In addition, any Net Proceeds received by the Company or its Restricted Subsidiaries in excess of $60.0 million in the aggregate after the Issue Date that are not applied under clause (4) of the third preceding paragraph (in the case of Net Proceeds in respect of Notes Priority Collateral) or under clause (1) of the second preceding paragraph (in the case of other Net Proceeds) shall be deemed to be Excess Proceeds, to the extent not applied to such permanent repayment, prepayment, repurchase or other retirement for value within 60 days after receipt thereof (which time period shall be extended during the pendency of any offers using such Net Proceeds that are required to be conducted by the “Asset Sale” or similar provisions of any Senior Lien Debt or an ABL Facility). When the aggregate amount of Excess Proceeds exceeds $10.0 million, provided, that in case of any Vessel Construction Contract such Net Proceeds shall only constitute Excess Proceeds to the extent not reinvested upon the expiration of such Vessel Construction Contract, within 60 days thereof, the Company will make an offer (a “Net Proceeds Offer”) to all holders of Notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to asset sales to purchase the maximum principal amount of Notes and Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of a Net Proceeds Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and we and our Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Permitted Additional Pari Passu Obligations on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $1.00 and integral multiples of $1.00 will be purchased. Upon completion of each Net Proceeds Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Net Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Company). If the Company makes a Net Proceeds Offer prior to the 360-day deadline specified in the third or fourth paragraph of this covenant, as applicable, with respect to any Net Proceeds, the Company’s obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Net Proceeds Offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control offer or a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Net Proceeds Offer provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Net Proceeds Offer provisions of the Indenture by virtue of such compliance.

For purposes of the covenant described above (x) any Additional Notes shall be deemed to be Notes and not Permitted Additional Pari Passu Obligations and (y) the Net Cash Proceeds attributable to the sale of (i) Notes Priority Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests and (ii) a group of assets consisting of both Notes Priority Collateral and assets that are not Notes Priority Collateral shall be deemed to be Net Cash Proceeds from Notes Priority Collateral and such other assets, respectively, based on the Fair Market Value of the Notes Priority Collateral and such other assets (as determined in good faith by the Company, which determination shall be conclusive absent manifest error).

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on or in respect of the Company’s or any Restricted Subsidiary’s Equity Interests (including any such payment in connection with any merger or consolidation involving such Person), except dividends or distributions payable solely in Equity Interests of the Company or such Restricted Subsidiary (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Equity Interest holders on a pro rata basis with respect to the class of Equity Interests on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness (“Subordinated Indebtedness”) of the Company or any Guarantor that is (i) Indebtedness that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) or (ii) unsecured Indebtedness, except (a) payments of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition or retirement for value; or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;

(2)	The Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (2) through (14) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	(i) 100% of the aggregate net cash proceeds and (ii) 100% of the Fair Market Value of any property or assets other than cash received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into, settled with or exchanged for Equity Interests of the Company (other than Disqualified Stock, Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment (other than a Restricted Investment made in reliance on clause (14) of the following paragraph) that was made after the date of the Indenture is sold or otherwise liquidated or repaid, the amount of the cash return of or on capital (or the Fair Market Value of any property or assets) with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)	to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the Fair Market Value of Company’s Restricted Investment (without duplication of amounts that increase the amount available pursuant to clause (14) of the following paragraph or clause (19) of the definition of Permitted Investments) in such Restricted Subsidiary as of the date of such redesignation; plus

(e)	without duplication of any increase pursuant to clause (a) above or that increase the amount available pursuant to clause (14) of the following paragraph or clause (19) of the definition of Permitted Investments, cash dividends received by the Company or any Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the Indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the net proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of common equity capital to the Company; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests of the Company for purposes of clause (3)(b) of the preceding paragraph;

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Guarantor in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

(4)

so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any Restricted Subsidiary of the Company or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the date of the Indenture to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3) of the preceding paragraph or clause (2) of this paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary of the Company after the date of the Indenture;

in addition, cancellation of Indebtedness owing to the Company or any Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Equity Interests of the Company or any Restricted Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

(5)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible notes or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes;

(6)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of the Indenture in accordance with the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(7)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control after completion of the offer to repurchase Notes pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control,” any purchase or redemption of Subordinated Indebtedness that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Company shall have made the Change of Control offer with respect to the Notes as required by the Indenture, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control offer;

(8)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, after the completion of a Net Proceeds Offer pursuant to the covenant described under the caption “—Repurchase at the Option of the Holders—Asset Sales,” any purchase or redemption of Subordinated Indebtedness that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of an Net Proceeds Offer; provided that, prior to such repayment or repurchase, the Company shall have made the Net Proceeds Offer with respect to the Notes as required by the Indenture, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Net Proceeds Offer;

(9)

(a) Restricted Payments made from the net proceeds of the issuance of unsecured convertible Indebtedness of the Company pursuant to customary bond hedge/warrant or similar derivatives transactions entered into in connection with the issuance of such convertible securities, to the extent the issuance of such convertible Indebtedness is permitted by the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) Restricted Payments made in connection with customary cash settlement features upon conversion of the Notes or any unsecured convertible Indebtedness of the Company;

(10)	the redemption, repurchase or other acquisition for value of any Equity Interests of any Foreign Subsidiary of the Company that are held by a Person that is not an Affiliate of the Company; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (i) the Fair Market Value of such common Equity Interests or (ii) such amount required by applicable laws, rules or regulations;

(11)	the purchase, redemption, acquisition, cancellation or other retirement for value of Equity Interests of the Company to the extent necessary, in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or eligibility held by the Company or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any governmental authority or other regulatory body; provided that the aggregate amount of such payments and distributions may not exceed $2.0 million in any calendar year plus any unused amount permitted (without giving effect to any carryover under this clause (11) for the immediately preceding year);

(12)	the payment or distribution, to dissenting equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of such payments and distributions may not exceed $1.0 million any calendar year plus any unused amount permitted (without giving effect to any carryover) under this clause (l2) for the immediately preceding year;

(13)	any Restricted Payments made pursuant to the Exchange Offer;

(14)	any Restricted Payments (“Jones Act Restricted Payments”) in the form of repurchases or redemptions of common equity of the Company that are required to be made in order to comply with the 19.99% foreign ownership limitation (the “Foreign Ownership Limitation”) in the Company’s certificate of incorporation; provided, however, that any Restricted Payments made pursuant to this clause (14) more than 90 days after the Issue Date may only be made if the Board of Directors has recommended to the Company’s stockholders an amendment to such certificate of incorporation so that the Company may issue warrants in order to redeem its common equity to comply with the foreign ownership limitation and such amendment was not approved by the stockholders; and

(15)	so long as no Default or Event of Default has occurred and is continuing after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $15.0 million in the aggregate since the Issue Date in each case, calculated net of any return of or on any Restricted Investments made pursuant to this clause that is received by the Company or any Restricted Subsidiary.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Company or, if such Fair Market Value is in excess of $20.0 million, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (15) above, or is entitled to be incurred as one or more categories of Permitted Investments or pursuant to the first paragraph of this covenant, the Company will be entitled to classify or reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this covenant, and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses, categories of Permitted Investments or the first paragraph of this covenant.

For the avoidance of doubt, for all purposes under the Indenture, including, without limitation, “Certain Covenants—Restricted Payments”, the Indenture does not treat Indebtedness as contractually subordinated or junior or subordinated or junior in right of payment to any other Indebtedness merely because it is unsecured or a junior priority with respect to the same collateral or is secured by different collateral.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock (collectively, “Permitted Debt”):

(1)	the incurrence and guarantee by the Company or any Restricted Subsidiary, of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum remaining potential liability of the Company or any Restricted Subsidiary thereunder) not to exceed $125.0 million less the amount applied to permanently repay Indebtedness pursuant to clause (1)(B) of the third paragraph under “—Repurchase at the Option of Holders—Asset Sales”;

(2)	the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of the Indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Attributable Debt in connection with a Sale/Leaseback Transaction or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 365 days of such purchase, design, development, construction, installation, expansion, repair or improvement, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million outstanding as of any date of incurrence of Indebtedness pursuant to this clause (4);

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (19) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of the Company and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(9)	the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes, then the Guarantee must be subordinated in right of payment to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances, performance, completion and surety bonds, completion guarantees and similar obligations in the ordinary course of business;

(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from customary agreements of the Company or any such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(13)	the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(14)	the incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit to or on behalf of current or former officers, directors, employees, or consultants of the Company, any of its Restricted Subsidiaries, or any direct or indirect parent of the Company for the purpose of permitting such Persons to purchase Capital Stock of the Company or any direct or indirect parent of the Company; provided that the aggregate amount of such Indebtedness and Investments made pursuant to clause (8) of the definition of “Permitted Investments” may not exceed $5.0 million at any one time outstanding;

(15)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchase in the ordinary course of business;

(16)	the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Restricted Subsidiaries and any commercial bank or other financial institution relating to treasury, depository and cash management services, credit card arrangements, debit card arrangements, stored value card agreements, purchase card arrangements or automated clearinghouse transfers of funds;

(17)	the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay obligations entered into in the ordinary course of business;

(18)	the incurrence by the Company or any of its Restricted Subsidiaries of Obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(19)	Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary of the Company in accordance with the terms of the Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving pro forma effect to such acquisition or merger, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant;

(20)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (20), not to exceed $20.0 million;

(21)

Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance the replacement (through construction, acquisition, lease or otherwise) of one or more Vessels and any assets that shall become Notes Priority Collateral, upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person (collectively, a “Total Loss”)) in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case, less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any of its Restricted Subsidiaries from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

(22)	Indebtedness of the Company or any of its Restricted Subsidiaries incurred in relation to (i) maintenance, repairs, refurbishments and replacements required to maintain the classification of any of the Vessels owned, leased, time chartered or bareboat chartered to or by the Company or any of its Restricted Subsidiaries, (ii) drydocking of any of the Vessels owned or leased by the Company or any of its Restricted Subsidiaries for maintenance, repair, refurbishment or replacement purposes in the ordinary course of business; and (iii) any expenditures which will or may be reasonably expected to be recoverable from insurance on such Vessels;

(23)	Indebtedness of the Company or any Guarantor (which may include, for the avoidance of doubt, deferred or installment payment obligations), in an aggregate amount not to exceed $50.0 million at any one time outstanding, incurred in order to repurchase, repay, refinance, redeem, defease or otherwise retire for value the obligations of the Company or any of its Restricted Subsidiaries with respect to ship financing arrangements in existence on the Issue Date; and

(24)	Unsecured Indebtedness of the Company issued as a Jones Act Restricted Payment, consisting of debt securities having neither (i) a Stated Maturity nor (ii) any due date for the payment of any installment of principal, in either case, that is earlier than one year after the Stated Maturity of the Notes.

Any Indebtedness incurred under a Credit Facility that is allocated to clause (1) of the second paragraph of this covenant shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically).

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) of the second paragraph of this covenant above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this covenant, except that Indebtedness outstanding under the ABL Facility on the date of the Indenture will at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this covenant above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)	make loans or advances to any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the Notes and the Note Guarantees and the Security Documents;

(3)	applicable law, rule, regulation, order, approval, license, permit or similar restriction (whether or not existing on the date of the Indenture);

(4)

(a) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and does not in the good faith judgment of the Board of Directors of the Company materially adversely affect the ability of the Company to make scheduled payments of interest and principal on the Notes; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred; and (b) any amendment, modification, replacement or refinancing thereof; provided, however, that such encumbrances or restrictions are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (1), (2) or (3) of the preceding paragraph than on such encumbrances or restrictions prior to such amendment, modification, replacement or refinancing;

(5)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased (plus improvements and accessions to such property, or assets or proceeds or distributions thereof) of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens (plus improvements and accessions to such property, or assets or proceeds or distributions thereof);

(10)	customary provisions in joint venture agreements or other similar agreements;

(11)	customary provisions in Permitted Hedging Obligations;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts or other agreements entered into in the ordinary course of business;

(13)	restrictions on other Indebtedness incurred in compliance with the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (1) and (2) above;

(14)	encumbrances on property that exists at the time such property was acquired by the Company or any Restricted Subsidiaries;

(15)	other Indebtedness or Disqualified Stock of any Subsidiary that is not a Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Company);

(16)	encumbrances or restrictions consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(17)	customary guarantees by the Company under non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business; and

(18)

restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

For purposes of determining compliance with this “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant, the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate, merge or amalgamate with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia and is either (i) a corporation or (ii) a limited partnership or limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the Notes;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the Indenture, the registration rights agreement and the Security Documents and pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	either (i) the Company or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; or (ii) the Company would have a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of the Company for the four-quarter period immediately prior to such transaction.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Clauses (3) and (4) above will not apply to: (1) a merger, amalgamation or consolidation of the Company with an Affiliate solely for the purpose of (a) reorganizing the Company as a different type of entity; provided that in the case where the surviving entity in such merger, amalgamation or consolidation is not a corporation, a corporation becomes (or has previously become) a co-issuer of the Notes, or (b) reincorporating or reorganizing the Company in another jurisdiction; or (2) any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

No quantitative or other established meaning has been given to the phrase “all or substantially all” by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity’s income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a holder of the Notes can determine whether the Company has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such holder may have upon the occurrence of any such transaction, and for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth above, shall not be read to mean “any” of the Collateral as a result of the Company or any relevant Subsidiary being in the “zone of insolvency.”

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments in excess of $5.0 million, unless:

(5)	(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(6)	(2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Company, a Restricted Subsidiary of the Company or a direct or indirect parent of the Company and payments and transactions pursuant thereto.

(2)	transactions between or among the Company and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable fees and reimbursement of expenses of directors, experts and consultants;

(5)	any transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Company or any contribution of capital to the Company;

(6)	Restricted Payments and Permitted Investments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments;”

(7)	any agreement, instrument or arrangement as in effect on the date of the Indenture or any amendment thereto (so long as such amendment is not materially more disadvantageous, taken as a whole, than the applicable agreement, instrument or arrangement, as in effect on the date of the Indenture, as determined in good faith by the Company);

(8)	loans or advances to employees in the ordinary course of business not to exceed $3.0 million in the aggregate at any one time outstanding;

(9)	transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent entity thereof; provided that such director abstains from voting as a director of the Company or any direct or indirect parent entity of the Company, as the case may be, on any matter involving such other Person;

(10)	purchase or sale of goods and/or services in the ordinary course of business on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company;

(11)	if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Restricted Subsidiary;

(12)	any capital contribution to any Affiliate otherwise permitted by the Indenture;

(13)	transactions with any joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons that are not Affiliates of the Company;

(14)	any Investment of the Company or any of its Restricted Subsidiaries existing on the date of the Indenture, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the date of the Indenture;

(15)	pledges of Equity Interests of Unrestricted Subsidiaries;

(16)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Restricted Subsidiary and not for the purpose of circumventing any provision of the Indenture.

(17)	transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary, as applicable, from a financial point of view or meets the requirements of clause (1) of the first paragraph of this section;

(18)	any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Company in a new jurisdiction;

(19)	entering into one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements;

(20)

any (x) purchases of any class of Indebtedness from, or lending of any class of Indebtedness to, the Company or any of its Restricted Subsidiaries by an Affiliate of the Company, so long as the aggregate principal amount of such class of Indebtedness purchased or loaned by such Affiliates does not exceed the aggregate principal amount of such class of Indebtedness purchased by non-Affiliate investors; and (y) repurchases, redemptions or other retirements for value by the Company or any of its Restricted Subsidiaries of Indebtedness of any class held by any Affiliate of the Company, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than 50% of the aggregate principal amount of such class of Indebtedness; and

(21)	the Exchange Offer and the transactions related thereto.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires, creates or designates another Restricted Subsidiary (other than any Foreign Subsidiary, any Exempted Subsidiary or any Immaterial Subsidiary) after the date of the Indenture then such Restricted Subsidiary must become a Guarantor and shall, within ten business days after the date on which it was so acquired, created, capitalized or designated:

(1)	execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in the Indenture; and

(2)	deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and

Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Security Documents or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in the case of an offering of securities to holders of Notes by the Company or any of its Restricted Subsidiaries (including, without limitation, an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act of 1933, the Company and its Restricted Subsidiaries may offer and issue such securities only to holders of Notes who are eligible to receive such securities in accordance with such exemption from registration.

Anti-Layering

Except for Liens permitted by clause (35) of the definition of “Permitted Liens”, the Company and the Guarantors may not create any Lien on any of the Collateral with a priority that is lower than that of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien yet also higher than that of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien (other than an ABL Lien, a First-Lien Note Lien, a Second-Lien Note Lien or Convertible Note Lien).

Restrictions on Purchases of Existing Notes

If any Existing Notes remain outstanding after consummation of the Exchange Offer, the Company and its Subsidiaries will not voluntarily tender for, prepay, purchase, redeem or otherwise acquire any such remaining Existing Notes unless (A) the consideration for such acquisition of remaining Existing Notes consists solely of shares of common stock and/or notes and (B) the total value of such consideration per $1,000 principal amount of Existing Notes (measured at the time of such acquisition of remaining Existing Notes) is not greater than the total value of the notes and common stock received by holders in the Exchange Offer per $1,000 principal amount of Existing Notes (measured at the time of such acquisition of remaining Existing Notes), unless, concurrently with the consummation of such acquisition of remaining Existing Notes, the Company distributes to each holder of the notes (or issued upon a registered transfer of notes) additional New Notes and/or additional shares of common stock (in the same proportion as the consideration paid in connection with the Company’s acquisition of such remaining Existing Notes) having a total value (measured at the time of such distribution) equivalent to the difference between (1) the total value of the consideration such holder would receive for its Existing Notes if we acquired all such Existing Notes from such holder on the same terms as our acquisition of remaining Existing Notes (based on the principal amount of Existing Notes that such holder would hold assuming a rescission of the Exchange Offer immediately prior to such distribution) and (2) the sum of (x) the total value of the notes and common stock that a holder owning the amount of notes held by such holder at the time of such distribution would have received in the Exchange Offer (measured at the time of such distribution) and (y) the total value of any notes and/or common stock previously distributed to such holder pursuant to the covenant described in this paragraph (measured at the time of such distribution).

Events of Default

Each of the following is an Event of Default:

(1)	default in any payment of interest, including any additional interest, on any Note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of, or premium, if any, on, any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration or otherwise;

(3)	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such conversion default is not cured or such conversion is not rescinded within five business days;

(4)	failure by the Company to give a Fundamental Change notice when due;

(5)	failure by the Company to comply with its obligations under “— Consolidation, Merger and Sale of Assets;”

(6)	failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes, Indenture or Security Documents;

(7)	default by the Company or any subsidiary with respect to any mortgage, lease, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed (other than indebtedness among the Company and the Guarantors) in excess of $20.0 million in the aggregate of the Company and/or any subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to the stated maturity thereof, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 10 days after there shall have been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding, a written notice specifying such event of default and requiring that such acceleration be rescinded or annulled or such indebtedness to be discharged; (ii) constituting a failure to pay the principal or interest (in the case of interest, following the later of (x) the fifth Business Day thereafter or (y) the expiration of any applicable grace period (including any extended grace period) if such failure to pay was not otherwise waived) on any of the First-Lien Notes or the Second-Lien Notes when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; or (iii) constituting a failure to pay the principal or interest (in the case of interest, following the later of (x) sixty (60) days thereafter or (y) the expiration of any applicable grace period (including any extended grace period) if such failure to pay was not otherwise waived) of any other such debt (other than the First-Lien Notes or the Second-Lien Notes) when due and payable at its stated maturity, upon required repurchase, or upon declaration;

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X;

(9)	except as permitted by the Indenture, any Note Guarantee of any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(10)	a final judgment for the payment of $20.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(11)

unless all of the Collateral has been released from the Convertible Note Liens in accordance with the provisions of the Security Documents, the default, repudiation or disaffirmation by the Company or any of the Guarantors of any of their obligations under the Security Documents (other than by reason of (a) a release of such obligation or Lien related thereto in accordance with the Indenture or the Security Documents or (b) the failure of the Trustee to maintain possession of certificates, instruments or other documents actually delivered to it representing securities or other possessory collateral pledged under the Security Documents), which default, repudiation or disaffirmation results in Collateral having an aggregate Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest in favor of the First-Lien Notes Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Security Documents), or a determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any of the Guarantors for any reason with respect to Collateral having an aggregate Fair Market Value of $5.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes demanding that such default be remedied.

If an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company, 100% of the principal of and accrued and unpaid interest (including additional interest, if any) on the Notes will automatically become due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional interest will be due and payable immediately.

Notwithstanding the foregoing, the Indenture provides that, to the extent we so elect, the sole remedy for an event of default relating to (i) our failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) our failure to comply with our obligations as set forth under “— Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the occurrence of such an event of default during which such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided above. The provisions of the Indentures described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph, the Notes will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of Notes and the Trustee and paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (though the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest, or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest, including additional interest, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any additional interest, when due, or the right to receive payment or delivery of the consideration due upon consideration, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an event of default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

The Indenture provides that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest (including additional interest, if any) on any Note or a default in the payment or delivery of the consideration due upon conversion, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Notes

(with the Series A Notes and the Series B Notes voting as a single class) then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes (with the Series A Notes and the Series B Notes voting as a single class) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the principal amount of Notes whose holders must consent to an amendment;

(2)	reduce the principal of or change the fixed maturity of any Note (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)	reduce the rate of or extend the stated time for payment of interest, including additional interest, on any Note;

(4)	reduce the principal of or extend the stated maturity of any Note;

(5)	decrease the conversion rate of any Note or otherwise adversely affect the conversion rights associated with any Note;

(6)	reduce the Change of Control purchase price of any Note or amend or modify in any manner adverse to the holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(8)	make any Note payable in currency other than that stated in the Note;

(9)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(10)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(11)	in any manner subordinate the Notes or the Note Guarantees in right of payment or in Lien priority, except as permitted by the Indenture, the Note Guarantees and the Security Documents; or

(12)	adversely affect the ranking of the Notes in right of payment;

(13)	impair the right of any holder to receive payment of principal and interest, including additional interest, on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or

(14)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

In addition, any amendment to, or wavier of, the provisions of the Indenture, the Notes, the Note Guarantees or any Security Document that (i) has the effect of releasing all or substantially all of the Collateral from the Convertible Note Lien shall require the consent of the holders of at least 90% in aggregate principal amount of the Notes then outstanding under the Indenture or (ii) releases any Collateral from the Convertible Note Lien shall required the consent of holders of at least 75% in aggregate principal amount of the Notes then outstanding under the Indenture, except as otherwise permitted pursuant the Indenture.

Without the consent of any holder, the Company and the Trustee may amend the Indenture, the Notes, the Note Guarantees or any Security Document to:

(1)	cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the Notes in any material respect;

(2)	provide for the assumption by a successor corporation of the obligations of the Company or a Guarantor under the Indenture;

(3)	increase the conversion rate of the Notes;

(4)	add guarantees or additional obligors with respect to the Notes;

(5)	add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(6)	make any change that does not adversely affect the rights of any holder in any material respect;

(7)	conform the provisions of the Indenture, the Note Guarantees, the Security Documents or the Notes to the “Description of New Notes” section in this prospectus;

(8)	add any additional events of default;

(9)	comply with the requirements of the SEC or any applicable securities depository or stock exchange on which our common stock may be listed;

(10)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(11)	make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(12)	to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor as provided in the Indenture;

(13)	to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; or

(14)	evidence and provide the acceptance of the appointment of a successor trustee under the Indenture.

In addition, the Trustee and the Collateral Agent will be authorized to amend the Intercreditor Agreement or the Security Documents to add additional secured parties holding Permitted Additional Pari Passu Obligations, First-Lien Note Obligations, Second-Lien Note Obligations or ABL Obligations permitted by the Indenture with the same Lien priorities and rights as provided in the Intercreditor Agreement or to enter into intercreditor arrangements with the holders of any such Indebtedness so long as the terms of such intercreditor arrangements are not less favorable to the holders of Notes than the intercreditor provisions contained in the Security Agreement and the Intercreditor Agreement.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the Indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at stated maturity, or any purchase date, or upon conversion or otherwise, cash and/or (in the case of conversion) shares of common stock sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest (including additional interest, if any) payable on the Notes and the conversion rate of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to each of the Trustee and the conversion agent, and each of the Trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any holder of Notes upon the written request of that holder.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations (including any extensions provided therein) for a filer that is a “non-accelerated filer” (or any successor term that provides an entity with the greatest time period for filing periodic reports with the SEC) plus five business days:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-K and 10-Q (or any successor or comparable forms) if the Company were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form) if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. Notwithstanding the above reporting requirements, the Company shall not be required to disclose to the Trustee (or the holders of the Notes) any materials for which it has sought and has received (or reasonably expects to receive) confidential treatment from the SEC. Any reports filed with the SEC via EDGAR (or any successor system) shall be deemed to have been furnished to the Trustee in accordance with this covenant.

The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods described above.

In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For the avoidance of doubt, an Event of Default resulting from a failure to provide any report required above shall be cured upon the provision of such report prior to the acceleration of the Notes.

Trustee

U.S. Bank National Association is the Trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“ABL Facility” means the Credit Agreement, dated as of the Issue Date, among the Company, Horizon Lines, LLC and the other Subsidiaries of the Company party thereto, the various lenders and agents party thereto and Wells Fargo Capital Finance, LLC, as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture, or amendment, supplement, modification, renewal, or restatement, that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors. Any agreement or instrument other than the ABL Facility in effect on the Closing Date must be designated in an officer’s certificate as an “ABL Facility” for purposes of the Indenture in order to be an ABL Facility.

“ABL Facility Collateral Agent” means Wells Fargo Capital Finance, LLC, as collateral agent under the ABL Facility, and its successors, replacements and/or assigns in such capacity.

“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.

“ABL Obligations” means (x) the Indebtedness and other obligations under the ABL Facility and (y) certain hedge obligations, cash management and other bank product obligations owed to a lender or an affiliate of a lender under the ABL Facility and more particularly described in the Intercreditor Agreement.

“ABL Priority Collateral” shall mean the following property of the Company and the other Guarantors (as defined in the ABL Facility) (with terms below that are defined in the UCC generally having the meanings given such term by the UCC), whether now owned or hereafter acquired (but excluding Excluded Assets):

(i)	accounts, including without limitation, all accounts arising from the shipment or delivery of goods or other items generated from the operation of any Vessel, other than accounts which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(ii)	deposit accounts, except to the extent constituting identifiable proceeds of the Notes Priority Collateral;

(iii)	securities accounts, except to the extent constituting identifiable proceeds of the Notes Priority Collateral;

(iv)	investment property (other than (x) Equity Interests in Subsidiaries of the Company or in any joint venture or other partnership owned by the Company or any of its Subsidiaries, and (y) any investment property relating to any securities account containing Notes Priority Collateral identified in the foregoing clauses (i), (ii) and (iii));

(v)	cash or Cash Equivalents (in each case, except to the extent constituting identifiable proceeds of the Notes Priority Collateral);

(vi)	tax refunds and similar tax payments;

(vii)	intercompany loans made (a) for working capital purposes and/or (b) with the proceeds of loans under the ABL Facility;

(viii)	instruments, chattel paper and other documents, in each case, evidencing or substituted for, any accounts referred to in the preceding clause (i);

(ix)	letters of credit, letter-of-credit rights and supporting obligations in each case for accounts referred to in the preceding clause (i);

(x)	commercial tort claims;

(xi)	general intangibles (including contract rights), instruments, books and records and supporting obligations, in each case related to the items in the foregoing clauses of this definition; and

(xii)	products and proceeds of, and books and records evidencing or relating to, the foregoing (including, without limitation, insurance proceeds).

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Accounting Standards” means, as of the date of the Indenture, U.S. GAAP; provided, however, that the Company may, upon not less than 60 days’ prior written notice to the Trustee, change to IFRS; provided, however, that notwithstanding the foregoing, if the Company changes to IFRS, it may elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under the Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Company intends to continue to use U.S. GAAP for purposes of making all calculations under the Indenture. In the event the Company elects to change to IFRS for purposes of making calculations under the Indenture, references in the Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its respective Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/ or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale Covenant; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or one of its Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets constituting Notes Priority Collateral between or among the Company and the Guarantors;

(3)	a transfer of assets that are not Notes Priority Collateral between or among the Company and its Restricted Subsidiaries;

(4)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(5)	the sale or lease of products, services or accounts receivable in the ordinary course of business (which shall include factoring, securitization and similar transactions) and any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Restricted Subsidiaries;

(6)	the sale or other disposition of Cash Equivalents not constituting Collateral;

(7)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(8)	the licensing or sublicensing of intellectual property or other general intangibles on customary terms in the ordinary course of business and the abandonment of intellectual property which is no longer used or useful in or material to the businesses of the Company and its Restricted Subsidiaries;

(9)	the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

(10)	a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(11)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive factoring or similar arrangements or the unwinding of any Hedging Obligations;

(12)	any sale of Equity Interests in, or other ownership interests in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;

(13)

(a) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Permitted Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company and

(b) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company; provided that if the assets transferred pursuant to this clause (13) are Notes Priority Collateral the assets received in exchange therefor shall be Notes Priority Collateral;

(14)	any sale, conveyance or other disposition of assets of any Restricted Subsidiary that is not a Wholly- Owned Restricted Subsidiary, except to the extent that the proceeds thereof are distributed in cash or Cash Equivalents to the Company or a Wholly-Owned Restricted Subsidiary;

(15)	any foreclosure or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary;

(16)	the sublease or assignment to third parties of leased facilities;

(17)	a Casualty or Condemnation Event whose proceeds are subject to “—Repurchase at the Option of the Holders—Asset Sales”;

(18)	the sale of interests in a joint venture pursuant to customary put-call or buy-sell arrangements; and

(19)	the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of the covenant described above under the caption “—Certain Covenants—Liens.”

Notwithstanding the foregoing, the Company may voluntarily treat any transaction otherwise exempt from the definition of “Asset Sale” pursuant to clauses (1) through (19) above as an “Asset Sale” by designating such transaction as an Asset Sale for purposes of the Indenture in an officer’s certificate delivered to the Trustee.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with Applicable Accounting Standards; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or American Depository Shares (or receipts issued in evidence thereof) representing interests in such corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;

(2)	deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-2” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), or at least “P-2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(3)	commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(4)	repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(5)	demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System that are FDIC insured;

(6)	money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5); and

(7)	in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.

“Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case, relating to property or other assets owned by the Company or a Restricted Subsidiary.

“Collateral Agent” means the Trustee under the Indenture, in its capacity as collateral agent for itself and for the holders of the Notes, together with its successors and assigns in such capacity.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and all franchise taxes for such period, to the extent that such amounts were deducted in computing such Consolidated Net Income; plus

(2)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting), but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4)	the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus

(5)	business optimization expenses, streamlining costs, exit or disposal costs, facilities closure costs and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, payroll, relocation and contract termination charges), provided that the amount of cash charges added back under this clause (5) with respect to any actions initiated following the Closing Date, shall not exceed, in the aggregate, 10% of Consolidated Cash Flow (prior to giving effect to the addition of such amount) for such period; plus

(6)	(i) unusual or nonrecurring charges, expenses or other items, (ii) charges, expenses or other items in connection with any restructuring, acquisition, disposition, equity issuance or debt incurrence, and (iii) non-recurring out-of-pocket charges, expenses or other items related to and consisting of legal settlements and/or judgments, in all cases whether or not consummated and to the extent deducted in computing such Consolidated Net Income (for the avoidance of doubt, for purposes of this clause (6), charges, expenses or other items with respect to multiple proceedings shall be deemed to be “non-recurring” if the underlying facts giving rise to the proceedings are themselves unrelated and the underlying facts giving rise to the proceedings are not reasonably likely to recur within any of the next two fiscal years); plus

(7)	any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards; minus

(8)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with Applicable Accounting Standards.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with Applicable Accounting Standards and without any reduction in respect of preferred stock dividends; provided that:

(1)	all extraordinary gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

(2)	the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)	solely for the purpose of determining the amount available for Restricted Payments under the first paragraph under “—Certain Covenants—Limitation on Restricted Payments,” the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(4)	the cumulative effect of a change in accounting principles will be excluded;

(5)	notwithstanding clause (2) above, the net income of any Unrestricted Subsidiary will be excluded except to the extent received by the specified Person or one of its Restricted Subsidiaries;

(6)	any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill will be excluded;

(7)	any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resolution from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;

(8)	any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments in the ordinary course shall be excluded;

(9)	non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;

(10)	any charges resulting from the application of (i) Accounting Standards Codification Topic 805 “Business Combinations,” (ii) Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long- Lived Assets,” (iii) Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition,” (iv) Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” or (v) Accounting Standards Codification Topic 835-30 “Interest- Imputation of Interest—Interest on Receivables and Payables,” with respect to deferred payments in respect of settlements of litigations or investigations, in each case, shall be excluded;

(11)	all charges, costs and expenses relating to the Transactions or relating to the closure of the FSX Service; and

(12)	all net after-tax charges or expenses with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Convertible Note Obligations.

“Convertible Note Obligations” means the obligations of the Company and any other obligor under the Note Documents to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations (including, without limitation, payment of fees and expenses of the Trustee and Collateral Agent, including fees and expenses of their agents, attorneys and professional advisors) to the Trustee, the Collateral Agent and the holders under the Notes Documents, according to the respective terms thereof.

“Credit Facilities” means one or more debt facilities or commercial paper facilities (including without limitation the credit facilities provided under ABL Facility), in each case, with banks or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, capital leases, letters of credit or issuances of senior secured notes, including any related notes, guarantees, indentures, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including into one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility. Any agreement or instrument other than the ABL Facility in effect on the Closing Date must be designated in an officer’s certificate as a “Credit Facility” for purposes of the Indenture in order to be a Credit Facility.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the date on which the Notes mature and (y) the date that is 91 days after the date no Notes remain outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the

Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company or any and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Offer” means the offer by the Company to the holders of $330.0 million aggregate principal amount of its Existing Notes to exchange the Existing Notes for (x) $280.0 million aggregate principal amount of Notes, and (y) 50.0 million shares of the Company’s common stock, par value $0.01 per share.

“Exchange Offer Document” means the Registration Statement on Form S-4, dated as of August 26, 2011, relating to the Exchange Offer, including the prospectus that forms a part thereof, as amended prior to the Issue Date.

“Excluded Assets” (which, for purposes of this Description of the New Notes, includes both assets which will be affirmatively excluded from the Liens of the Security Documents and assets which the holders of Notes are not likely to have a perfected security interest in under applicable law) will include, among other things, the following assets of the Company and the other Guarantors:

(1)	any property or assets owned by any Subsidiary of the Company which is not a Guarantor;

(2)	any assets other than Notes Priority Collateral which do not secure ABL Obligations (including, without limitation, assets of employee benefit plans and any Capital Construction Fund account established pursuant to 46 App. U.S.C. § 1177) or which are purported to secure ABL Obligations but such Liens are not required to be perfected under the ABL Facility or the perfection of such Liens has been waived;

(3)	Excluded Contracts;

(4)	Excluded Equipment;

(5)	any voting security that is issued by a Foreign Subsidiary (that is a corporation for United States federal income tax purposes) and owned by the Company or any Guarantor, if and to the extent that the inclusion of such voting security in the Collateral would cause the Collateral pledged by the Company or such Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of voting securities of such Foreign Subsidiary;

(6)	any Capital Stock and other securities of each Subsidiary of the Company to the extent that and for so long as the pledge of such Capital Stock or other securities to secure the Notes or the Note Guarantees would cause such Subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time);

(7)	proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (5), unless such proceeds or products would otherwise constitute Collateral securing Convertible Note Obligations;

(8)

any property or asset (other than Excluded Contracts and Excluded Equipment) only to the extent and for so long as the grant of a security interest in such property or asset (including the perfection of such property or asset) (i) is prohibited by, or would constitute a breach or default under or require any consent not obtained under, any applicable law or contract, license or other document evidencing or giving rise to such property (except to the extent such prohibition, breach or default is ineffective under applicable law); and

(9)	certain other assets and properties to be agreed in the definitive Security Documents.

“Excluded Contract” means at any date any rights or interest of the Company or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) (a) to the extent that such Contract by the express terms of a valid and enforceable restriction in favor of a Person who is not the Company or any Subsidiary of the Company, or any requirement of law, prohibits, or requires any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by the Company or a Subsidiary of the Company and (b) which, if in existence or the subject of rights in favor of the Company or any Guarantor as of the Closing Date and with respect to which a contravention or other violation caused or arising by its inclusion as Collateral could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Facility as in effect on the Closing Date), is listed and designated as such to the Collateral Agent in an officers’ certificate; provided that:

(x) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the UCC and (y) all proceeds paid or payable to any of the Company or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

“Excluded Equipment” means at any date any equipment or other assets of the Company or any Guarantor which is subject to, or secured by a Lien permitted by clause (4), (5), (7) or (38) or, to the extent relating thereto, (13) of the definition of “Permitted Liens” if and to the extent that (a) the express terms of a valid and enforceable restriction in favor of a Person who is not the Company or a Subsidiary of the Company contained in the agreements or documents granting or governing such Lien prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by the Company or any Guarantor and (b) such restriction relates only to the asset or assets acquired by the Company or any Guarantor with the proceeds of the Indebtedness secured by such Lien and attachments thereto or substitutions therefor; provided that all proceeds paid or payable to any of the Company or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such equipment or other assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Indebtedness secured by such equipment or other assets.

“Exempted Subsidiary” means a Restricted Subsidiary that is not an obligor or guarantor with respect to any Indebtedness of the Company or any Guarantor in which an Investment is made (or is deemed made) by the Company or a Guarantor pursuant to (i) the first paragraph under the caption, “Certain Covenants—Restricted Payments”, (ii) clause (15) of the second paragraph under the caption, “Certain Covenants—Restricted Payments” or (iii) clause (19) or (21) of the definition of “Permitted Investments”.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the ABL Facility) in existence on the date of the Indenture, until such amounts are repaid including, without limitation, (i) the $225.0 million aggregate principal amount of First-Lien Notes (and the guarantees by the Guarantors in respect thereof) issued on the Closing Date, (ii) the $100.0 million aggregate principal amount of Second-Lien Notes (and the guarantees by the Guarantors in respect thereof) issued on the Closing Date and (iii) any Existing Notes outstanding following completion of the Transactions.

“Existing Notes” means the 4.25% Convertible Senior Notes due 2012 of the Company.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in the Indenture) (i) if such Fair Market Value is less than $20.0 million, the Chief Financial Officer of the Company and (ii) if such Fair Market Value is $20.0 million or greater, the Board of Directors of the Company.

“First-Lien Note Documents” means the First-Lien Notes Indenture, the First-Lien Notes, the First-Lien Note Guarantees and the Security Documents.

“First-Lien Note Guarantee” means the Guarantee by each relevant guarantor of the Company’s obligations under the First-Lien Notes Indenture and the First-Lien Notes, executed pursuant to the provisions of the First- Lien Notes Indenture.

“First-Lien Note Liens” means all Liens in favor of the First-Lien Notes Collateral Agent on Collateral securing the First-Lien Note Obligations and any Permitted Additional Pari Passu Obligations.

“First-Lien Note Obligations” means the Obligations of the Company and any other obligor under the First- Lien Notes Indenture or any of the other First-Lien Note Documents, including any Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the First-Lien Notes Indenture, the First-Lien Notes (and the First-Lien Note Guarantee) and the performance of all other Obligations to the trustee and the holders under the First-Lien Notes Indenture and the First-Lien Notes (and the First-Lien Note Guarantee), according to the respective terms thereof.

“First-Lien Notes” means $225.0 million aggregate principal amount of 11.00% First Lien Senior Secured Notes due 2016 of Horizon Lines, LLC and any Permitted Refinancing Indebtedness incurred (from time to time and in one or more successive refinancings) in respect thereof in accordance with the terms of the Indenture.

“First-Lien Notes Collateral Agent” means the trustee under the First-Lien Indenture, in its capacity as collateral agent for the holders of First-Lien Notes and holders of Permitted Additional Pari Passu Obligations, together with its successors in such capacity.

“First-Lien Notes Indenture” means the Indenture, dated as of the Closing Date, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the First-Lien Notes and any other instrument governing the First-Lien Notes.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions, dispositions, discontinued operations or other operational changes (including of Vessels and equipment and assets related thereto) that have been made by the specified Person or any of its

Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, as if they had occurred on the first day of the four-quarter reference period, and such pro forma calculations may reflect operating expense reductions and other operating improvements or synergies expected to result from the applicable event based on actions to be taken within 12 months after the relevant event (to the extent set forth in an officer’s certificate in reasonable detail, including the cost and timing of such expense reductions or other operating improvements or synergies), in each case, net of all costs required to achieve such expense reduction or other operating improvement or synergy;

(2)	the Consolidated Cash Flow attributable to discontinued operations (including of Vessels and equipment and assets related thereto), as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

For the purpose of this definition, whenever pro forma effect is to be given to an acquisition or construction of a Vessel or the Capital Stock of a vessel-owning company or the financing thereof, such Person may (i) if the relevant Vessel is to be subject to a time charter with a remaining term longer than six months, apply pro forma earnings (losses) for such period Vessel based upon such charter, or (ii) if such Vessel is not subject to a time charter, is under time charter that is due to expire within six months or less, or is to be subject to charter of a voyage charter basis (whether or not any such charter is in place for such Vessel), then in each case, apply earnings (losses) for such period for such Vessel based upon the average of the historical earnings of comparable Vessels in such Person’s fleet (as determined in good faith by such Person’s Board of Directors) during such period or if there is not such comparable Vessel, then based upon industry average earning for comparable Vessels (as determined in good faith by such Person’s Board of Directors).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest), but excluding the amortization or write-off of debt issuance costs; plus

(2)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or preferred stock any Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or any Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards.

Notwithstanding the foregoing, any charges arising from the application of (i) Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Stock, (ii) Accounting Standards Codification Topic 835-30 “Interest- Imputation of Interest—Interest on Receivables and Payables,” with respect to deferred payments in respect of settlements of litigations or investigations or (iii) Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.

“FSX Service” means the “Five-Star Express” service provided on the Issue Date by the Company and its Restricted Subsidiaries using vessels not qualified under the Jones Act.

“Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Company to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provisions of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP to be classified as indebtedness or a finance or capital lease.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that is designated as such in an officer’s certificate that, as of such date of determination, (i) has less than $0.5 million of total assets and (ii) conducts no material business or operations.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed but excluding other accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with Applicable Accounting Standards; provided that for the avoidance of doubt, any Guarantee by any of the Company’s Restricted Subsidiaries of obligations of another Person that do not constitute Indebtedness of such Person shall, in each case, not constitute Indebtedness of the Company or such Restricted Subsidiary. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), except for any pledge of the Equity Interests of an Unrestricted Subsidiary as permitted by clause (20) of the definition of Permitted Liens, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination or (y) the amount of such Indebtedness and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the term “Indebtedness” will not include (a) in connection with the purchase by the Company or any of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter;

(b) contingent obligations; incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Capital Stock; or (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

“Intercreditor Agreement” means that certain intercreditor agreement, to be dated the date of the Indenture, among the Company, the Guarantors, the Collateral Agent, the ABL Facility Collateral Agent, the First-Lien Notes Collateral Agent and the Second-Lien Notes Collateral Agent, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with Applicable Accounting Standards), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) the repayment or disposition thereof for cash or (y) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of the Company or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation, in the case of clauses (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.

“Issue Date” means the date the Notes are initially issued under the Indenture, which was October 5, 2011.

“Lien” means, with respect to any asset, any mortgage, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or Casualty or Condemnation Event (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or Casualty or Condemnation Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Casualty or Condemnation Event, taxes paid or payable as a result of the Asset Sale or Casualty or Condemnation Event, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale or Casualty or Condemnation Event (other than ABL Obligations, First-Lien Note Obligations, Convertible Note Obligations and Permitted Additional Pari

Passu Obligations) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

“Net Proceeds Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Non-Recourse Debt” means Indebtedness:

(1)	except for a pledge of the Equity Interest of an Unrestricted Subsidiary as permitted by clause (20) of the definition of Permitted Liens, as to which none of the Company and its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary);

in each case except to the extent permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments;” provided, however, that Indebtedness shall not cease to be Non-Recourse Debt solely by reason of pledge by the Company or any of its Restricted Subsidiaries of Equity Interests of an Unrestricted Subsidiary of the Company or of a Person that is not a Subsidiary of the Company or such Restricted Subsidiary if recourse is limited to such Equity Interests.

“Note Documents” means the Notes and the guarantees thereof, the Indenture and the security documents relating to the Indenture.

“Notes Priority Collateral” means all now owned or hereafter acquired property of the Company or any Guarantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First-Lien Note Obligations that constitutes (but in each case, excluding Excluded Assets):

(a)	equipment (including Vessels) and inventory and all documents of title for any equipment or inventory;

(b)	intellectual property;

(c)	real estate assets;

(d)	(i) the Capital Stock of each Subsidiary of the Company, and (ii) Capital Stock owned by the Company or any Guarantor in any joint venture, partnership or similar non-publicly owned Person that is not a Subsidiary of the Company or any Guarantor;

(e)	deposit accounts and securities accounts existing solely for the purpose of holding proceeds of the Notes Priority Collateral;

(f)

general intangibles (excluding hedge agreements and any rights thereunder) including, without limitation; (i) any charters, operating leases and similar agreements entered into with respect to a Vessel and any security or guarantee in respect of the charter’s or lessee’s obligations under such charter, lease or similar agreement; and (ii) any building conversion or repair contracts relating to a Vessel and any security or guarantee in respect of the builder’s obligations thereunder (in each case, except to the extent constituting ABL Priority Collateral);

(g)	identifiable products and proceeds of, and books and records evidencing or relating to, the foregoing (including, without limitation, insurance proceeds); and

(h)	all other Collateral other than ABL Priority Collateral.

Notwithstanding the foregoing, for the avoidance of doubt, all accounts arising from the shipment or delivery of goods or other items generated from the operation of any Vessel shall constitute ABL Priority Collateral.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Convertible Note Liens; provided that, except in the case of Additional Notes, (i) the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.

“Permitted Business” means any business conducted by the Company or any of its Restricted Subsidiaries on the Closing Date and any business that, in the good faith judgment of the Board of Directors of the Company, are reasonably related, ancillary, supplemental or complementary thereto, or reasonable extensions thereof.

“Permitted Hedging Obligations” means any Hedging Obligations that would constitute Permitted Debt pursuant to clause (8) of the second paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant of the Indenture.

“Permitted Investments” means:

(1)	(i) any Investment in the Company or any Guarantor and (ii) any Investment by any Restricted Subsidiary that is not a Guarantor in the Company or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Guarantor; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” or from a sale or other disposition of assets not constituting an Asset Sale;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)	Investments represented by Permitted Hedging Obligations;

(8)	loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent entity of the Company, (b) required by applicable employment laws and (c) other loans and advances not to exceed $3.0 million at any one time outstanding;

(9)	repurchases of the Notes;

(10)	any Investment of the Company or any of its Restricted Subsidiaries existing on the date of the Indenture, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the date of the Indenture;

(11)	guarantees otherwise permitted by the terms of the Indenture;

(12)	receivables owing to the Company or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

(13)	payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

(14)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons;

(15)	advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(16)	Investments resulting from the acquisition of a Person, otherwise permitted by the Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(17)	reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;

(18)	any Investment in any Subsidiary of the Company or any joint venture in the ordinary course of business in connection with intercompany cash management arrangements or related activities;

(19)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 3.0% of Total Assets, in each case, net of any return of or on such Investments received by the Company or any Restricted Subsidiary of the Company; and

(20)	the pledge of the Equity Interests of an Unrestricted Subsidiary as security for Indebtedness that is permitted by clause (20) of the definition of Permitted Liens.

“Permitted	Liens” means:

(1)	any Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing aggregate principal amount of up to $280.0 million (less the aggregate principal amount of any Notes that have been converted in a Mandatory Conversion) of (i) Notes and the related Note Guarantees outstanding on the date of the Indenture and (ii) any Permitted Additional Pari Passu Obligations;

(2)	any Lien (whose priority shall be governed by the Intercreditor Agreement) securing the ABL Facility or any other Credit Facility so long as the aggregate principal amount outstanding under the ABL Facility and/or any successor Credit Facility does not exceed the principal amount which could be incurred under clause (1) of the definition of “Permitted Debt;”

(3)	Liens in favor of the Company or the Guarantors;

(4)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof);

(5)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(6)	Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7)	Liens to secure Indebtedness (including Capital Lease Obligations) or Attributable Debt permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);

(8)	Liens existing on the date of the Indenture (other than Liens securing the ABL Facility, First-Lien Notes, the Second-Lien Notes or the Notes);

(9)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;

(10)	Liens consisting of carriers’, warehousemen’s, landlord’s and mechanics’, suppliers’, materialmen’s, repairmen’s and similar Liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;

(11)	any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary permitted by the Indenture;

(13)	Liens to secure any Permitted Refinancing Indebtedness incurred to refinance secured Indebtedness permitted to be incurred under the Indenture (other than the ABL Facility or the Notes); provided, however, that (i) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (ii) the new Lien is of no higher priority than the original Lien;

(14)	Liens or leases or licenses or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(15)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any Subsidiary of the Company;

(16)	Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self insurance or securing letters of credit issued in the ordinary course of business;

(17)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with Applicable Accounting Standards;

(18)	Liens on (a) assets other than those constituting Collateral securing Permitted Hedging Obligations, (b) assets constituting Collateral securing Permitted Hedging Obligations to the extent that the Indebtedness to which the Hedging Obligations relate is permitted to be secured pursuant to the Indenture and (c) assets constituting collateral securing Permitted Hedging Obligations that are ABL Obligations;

(19)	any interest or title of a lessor, licensor or sublicensor under any lease, license or sublicense of the property of the Company or any Restricted Subsidiary, including intellectual property, as applicable;

(20)	Liens on the Equity Interests of an Unrestricted Subsidiary of the Company or of a Person that is not a Subsidiary of the Company securing Indebtedness of such Unrestricted Subsidiary or other Person if recourse to the Company or any Restricted Subsidiary with respect to such Indebtedness is limited to such Equity Interests;

(21)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

(22)	any obligations or duties affecting any of the property of the Company or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not impair the use of such property for the purposes for which it is held;

(23)	Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(24)	restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(25)	options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(26)	Liens consisting of any law or governmental regulation or permit requiring the Company or any of its Restricted Subsidiaries to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

(27)	Liens on the unearned premiums under the insurance policies permitted by clause (15) of the definition of “Permitted Debt” securing Indebtedness incurred pursuant to clause (15) of the definition of “Permitted Debt;”

(28)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any of its Restricted Subsidiaries;

(29)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business, and/or to secure other obligations permitted to be incurred pursuant to clause (16) of the second paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant of the indenture;

(30)	any netting or set-off arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any of its Restricted Subsidiaries, including pursuant to any cash management agreement;

(31)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(32)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(33)	Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business or other precautionary UCC financing statement filings;

(34)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(35)	Liens not otherwise permitted hereunder securing Indebtedness or other obligations that does not, in the aggregate, exceed $20.0 million at any one time outstanding, which Liens shall be governed by the Intercreditor Agreement but may be of any priority (and may be higher in priority with respect to the Notes Priority Collateral than the First Lien Note Liens and higher in priority with respect to the ABL Priority Collateral than the ABL Liens);

(36)	Liens occurred in the ordinary course of business of the Company or its Restricted Subsidiaries arising from Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and bunkers to Vessels, equipment and inventory, repairs and improvements to Vessels, equipment and inventory, crews’ wages and maritime Liens;

(37)	Liens for salvage;

(38)

Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, a Vessel (which term, for purposes of this clause (38), shall include the Capital Stock of a Person substantially all of the assets of which is a Vessel, equipment and inventory, as the context may require), provided, however, (i) the principal amount of Indebtedness secured by such a Lien does not exceed (x) with respect to Indebtedness incurred to finance the construction of such Vessel, 87.5% of the sum of (1) the contract price pursuant to the Vessel Construction Contract for such Vessel and (2) any other Ready for Sea Cost for such Vessel, and (y) with respect to Indebtedness Incurred to finance the acquisition of such Vessel, 87.5% of the sum of (1) the contract price for the acquisition of such Vessel and (2) any other Ready for Sea Cost of such Vessel, (ii) in the case of Indebtedness that matures within nine months after the incurrence of such Indebtedness, the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred (iii) in the case of a Sale/Leaseback Transaction, the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred and (iv) in the case of Indebtedness representing Capital Lease Obligations relating to a Vessel, the principal amount of Indebtedness secured by such a Lien shall not exceed 100% of the sum of (1) the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred and (2) any Ready for Sea Cost for such Vessel, provided, further, however that such Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(39)	Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing (i) the First-Lien Notes (and the guarantees by the guarantors in respect thereof), (ii) the Second-Lien Notes issued on the Issue Date (and the guarantees by the guarantors in respect thereof); and

(40)	Liens (whose priority shall be governed by the Intercreditor Agreement and shall equal the priority of the Liens securing the Second-Lien Notes issued on the Issue Date) securing up to $50.0 million aggregate principal amount of Indebtedness incurred pursuant to clause (23) of the definition of “Permitted Debt”.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	Permitted Refinancing Indebtedness may not be incurred by a Person other than the Company and any of the Guarantors to renew refund, refinance, replace, defease or discharge any Indebtedness of the Company or a Guarantor.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Ready of Sea Costs” means with respect a Vessel or Vessels to be acquired or leased (pursuant to a Capital Lease Obligation) by the Company or any Restricted Subsidiaries, the aggregate amount of expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for their intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as “property, plant and equipment” in accordance with Applicable Accounting Standards.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of the Company that is not an Unrestricted Subsidiary, unless the context otherwise requires.

“Sale of Notes Priority Collateral” means any Asset Sale to the extent involving a sale, lease or other disposition of Notes Priority Collateral.

“Second-Lien Note Documents” means the Second-Lien Notes and the Guarantees thereof, the Second-Lien Notes Indenture and the security documents relating to the Second-Lien Notes Indenture.

“Second-Lien Note Liens” means all Liens in favor of the Second-Lien Notes Collateral Agent on Collateral securing the Second-Lien Note Obligations.

“Second-Lien Note Obligations” means the obligations of the Company and any other obligor under the Second-Lien Note Documents to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Second-Lien Notes Indenture, the Second-Lien Notes and the performance of all other obligations to the trustee and the holders under the Second-Lien Note Documents, according to the respective terms thereof.

“Second-Lien Notes” means (i) $100.0 million aggregate principal amount of Second Lien Senior Secured Notes due 2016 of Horizon Lines, LLC issued on the Issue Date and (ii) other Indebtedness secured by a Permitted Lien under clause (40) of the definition thereof, and any Permitted Refinancing Indebtedness incurred (from time to time and in one or more successive refinancings) in respect of (i) or (ii) in accordance with the terms of the Indenture.

“Second-Lien Notes Collateral Agent” means the trustee under the Second-Lien Notes Indenture, in its capacity as collateral agent for the holders of the Second-Lien Notes, together with its successors in such capacity.

“Second-Lien Notes Indenture” means the Indenture, dated as of the Closing Date, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the Second-Lien Note and any other instrument governing the Second-Lien Notes.

“Security Documents” means the Security Agreement, the Intercreditor Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Lien Debt” means, with respect to any Collateral whose Excess Proceeds are required to be applied pursuant to “—Repurchase at the Option of the Holders—Asset Sales”, any Indebtedness or other Obligations secured by Liens on such Collateral ranking higher in priority than the Convertible Note Liens.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Company, prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with Applicable Accounting Standards, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Transactions” means (i) the issuance of the Notes and the use of proceeds therefrom, (ii) the issuance of the First-Lien Notes and the use of proceeds therefrom, (iii) the issuance of the Second-Lien Notes and the use of proceeds therefrom, (iv) the exchange of bridge loans under the Bridge Loan Agreement for Second-Lien Notes, (v) the Exchange Offer and the other transactions contemplated by the Exchange Offer Document, (vi) obtaining all necessary shareholder, stock exchange and governmental approvals and (vii) the payment of all fees and expenses in connection with the foregoing.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	except as otherwise permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments,” is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has a direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	except as otherwise permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments,” has not guaranteed or otherwise provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States in effect on the date of the Indenture.

“U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.

“Vessel” means one or more shipping vessels whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of the Company or any Restricted Subsidiary of the Company and which are owned by and registered (or to be owned and registered) in the name of the Company or any of its Restricted Subsidiaries, including, without limitation, any Vessel leased or otherwise registered in the foregoing parties’ names, pursuant to a lease or other operating agreement constituting a Capital Lease Obligation, in each case together with all related spares, equipment and any additional improvements.

“Vessel Construction Contract” means any contract for the construction (or construction and acquisition”) of a Vessel entered into by the Company or its Restricted Subsidiaries, including any amendments, supplements or modifications thereto or change orders in respect thereof.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then-outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Book-Entry, Settlement and Clearance

The Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, and interest (including additional interest) with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

Registration Rights

We, the Guarantors and certain holders of the Existing Notes (the “Eligible Holders”) will enter into the Registration Rights Agreement on or prior to the Issue Date. The following description is a summary of the material provisions of the Registration Rights Agreement and does not purport to be complete.

Pursuant to the Registration Rights Agreement, we will agree to use our commercially reasonable efforts to file with the SEC a shelf registration statement (the “Shelf Registration Statement”) on Form S-1 or Form S-3, as applicable, covering the resale by the Eligible Holders of the Series A Notes, shares of our common stock and Warrants issuable upon conversion of the Series A Notes and the Series B Notes and any other shares of our common stock and Warrants held by them (collectively, the “Registrable Securities”), on a delayed or continuous basis, within 60 days following the Issue Date, and to cause such Shelf Registration Statement to be declared effective under the Securities Act by no later than the 180th day following the Issue Date.

We will, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities.

Under the terms of the Indenture and the Series B Notes, we will not be permitted to effect the Second Mandatory Conversion unless the Shelf Registration Statement is effective under the Securities Act as of the time of such Second Mandatory Conversion.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Securities

The new notes and the warrants are each represented by global securities in definitive, fully registered form, and the new notes are represented without interest coupons (collectively, the “Global Securities”).

The Global Securities have been deposited with the trustee or the warrant agent, as the case may be, as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Security is limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each Global Security with DTC’s custodian, DTC will credit portions of the principal amount of the Global Security to the accounts of the DTC participants; and

•

ownership of beneficial interests in each Global Security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Security).

Beneficial interests in the Global Securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the Global Securities

All interests in the Global Securities will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Security, that nominee will be considered the sole owner or holder of the securities represented by that Global Security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a Global Security:

•	will not be entitled to have securities represented by the Global Security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

•

will not be considered the owners or holders of the securities under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the applicable indenture.

As a result, each investor who owns a beneficial interest in a Global Security must rely on the procedures of DTC to exercise any rights of a holder of securities under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the securities represented by a Global Security will be made by the Trustee to DTC’s nominee as the registered holder of the Global Security. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Security from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated securities

Securities in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related securities only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Securities and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated securities; or

•	certain other events provided in the applicable indenture should occur.

DESCRIPTION OF OTHER INDEBTEDNESS

The following descriptions are only summaries of certain of the material provisions of the agreements summarized and do not purport to be complete and are qualified in their entirety by reference to provisions of the agreements being summarized. We urge you to read the agreements governing each of the facilities and notes described below. Copies of the agreements re contained in our filings with the SEC and can be obtained as described under the heading “Incorporation by Reference; Additional Information.”

First Lien Secured Notes

On October 5, 2011, Horizon Lines, LLC (“OpCo”), a wholly-owned subsidiary of the Company, completed the sale of $225.0 million aggregate principal amount of new 11.00% First-Lien Senior Secured Notes due 2016 (the “First Lien Secured Notes”). The First Lien Secured Notes are fully and unconditionally guaranteed by the Company and the other Notes Guarantors.

The First Lien Secured Notes were sold pursuant to a purchase agreement (the “First Lien Purchase Agreement”) dated October 5, 2011 among OpCo, the Company (as guarantor), the other Notes Guarantors and the Purchasers named therein. The First Lien Purchase Agreement contains customary representations, warranties and agreements of OpCo, the Company, the other Notes Guarantors and the Purchasers, conditions to the closing, indemnification rights and obligations of the parties and termination provisions. The First Lien Secured Notes were issued pursuant to an Indenture, which OpCo, the Company and the other Notes Guarantors entered into with U.S. Bank National Association, as trustee and collateral agent, on October 5, 2011 (the “First Lien Indenture”).

The First Lien Secured Notes bear interest at a rate of 11.0% per annum, payable semiannually, beginning on April 15, 2012 and mature on October 15, 2016. Other material terms include:

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Call Protection. The First Lien Secured Notes are callable at 101.5% of their aggregate principal amount, plus accrued and unpaid interest thereon in the first year after their issuance and at par plus accrued and unpaid interest thereafter.

•	Mandatory Prepayment. Under the First Lien Secured Notes, the Company will be obligated to make mandatory prepayments on an annual basis of 1%.

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Collateral. Subject to agreed upon permitted liens and except for certain excluded assets and other exceptions (including agreed upon post issuance periods to create and perfect certain liens on collateral), the First Lien Secured Notes are secured by a first priority lien on all Secured Notes Priority Collateral and a second priority lien on all ABL Priority Collateral (each as defined below).

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Covenants. The First Lien Secured Notes contain affirmative and negative covenants which are typical for senior secured high-yield notes with no maintenance based covenants. The First Lien Secured Notes contain other covenants, including: change of control put at 101% (subject to a permitted holder exception); limitation on asset sales; limitation on incurrence of indebtedness and preferred stock; limitation on restricted payments; limitation on restricted investments; limitation on liens; limitation on dividend blockers; limitation on affiliate transactions; limitation on sale/leaseback transactions materially consistent with such limitations currently in place under the Company’s existing loan documentation; limitation on guarantees by restricted subsidiaries; and limitation on mergers, consolidations and sales of all/substantially all of the assets of the Company.

•	These covenants are subject to important exceptions and qualifications.

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Fee. The Company is obligated to pay a 2.0% cash commitment fee payable on the full $225 million of First Lien Secured Notes. 50% of the commitment fee was due upfront upon entry into the associated commitment letter, and the remaining 50% was paid on October 5, 2011.

OpCo, the Company and the other Notes Guarantors also entered into a registration rights agreement with the Purchasers named in the First Lien Purchase Agreement (the “First Lien Registration Rights Agreement”). The Company will be obligated to complete an A/B Exchange Offer as soon as practicable but in no event later than 180 days after the issuance of the First Lien Secured Notes. If the Company does not complete the A/B Exchange Offer within the 180 day period, this will result in a “registration default” and 0.25% of additional interest per 90 days of “registration default” will be added to the interest payable on the First Lien Secured Notes, up to a maximum of 1.00% of additional interest.

The First Lien Secured Notes were offered and sold to certain purchasers participating in the exchange offer pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act.

Second Lien Secured Notes

On October 5, 2011, OpCo completed the sale of $100.0 million of new 13.00%-15.00% Second-Lien Senior Secured Notes due 2016 (the “Second Lien Secured Notes”). The Second Lien Secured Notes are fully and unconditionally guaranteed by the Company and the other Notes Guarantors. The proceeds from the First Lien Secured Notes and the Second Lien Secured Notes were used, among other things, to satisfy in full the Company’s obligations outstanding under its previous first-lien revolving credit facility and term loan, which totaled $265.0 million on October 5, 2011.

The Second Lien Secured Notes were sold pursuant to a purchase agreement (the “Second Lien Purchase Agreement”) dated October 5, 2011 among OpCo, the Company (as guarantor), the other Notes Guarantors and the Purchasers named therein. The Second Lien Purchase Agreement contains customary representations, warranties and agreements of OpCo, the Company, the other Notes Guarantors and the Purchasers, conditions to the closing, indemnification rights and obligations of the parties and termination provisions. The Second Lien Secured Notes were issued pursuant to an Indenture, which OpCo, the Company (as guarantor) and the other Notes Guarantors entered into with U.S. Bank National Association, as trustee and collateral agent, on October 5, 2011 (the “Second Lien Indenture”).

The Second Lien Secured Notes bear interest at a rate of either: (i) 13% per annum, payable semi-annually in cash in arrears; (ii) 14% per annum, 50% of which payable semi-annually in cash in arrears and 50% payable in kind; or (iii) 15% per annum payable in kind, payable semiannually, beginning on April 15, 2012, and mature on October 15, 2016. Other material terms of the Second Lien Secured Notes include:

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Call Protection. The Second Lien Secured Notes are non-callable for 2 years from the date of their issuance, and thereafter the Second Lien Secured Notes will be callable at (i) 106% of their aggregate principal amount, plus accrued and unpaid interest thereon in the third year, (ii) 103% of their aggregate principal amount, plus accrued and unpaid interest thereon in the fourth year, and (iii) at par plus accrued and unpaid interest thereafter.

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Collateral. Subject to agreed upon permitted liens and except for certain excluded assets and other exceptions (including agreed upon post issuance periods to create and perfect certain liens on collateral), the Second Lien Secured Notes are secured by a second priority lien on all Secured Notes Priority Collateral and a third priority lien on all ABL Priority Collateral (each as defined below).

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Covenants. The Second Lien Secured Notes contain affirmative and negative covenants which are typical for senior secured high-yield notes with no maintenance based covenants. The Second Lien Secured Notes contain other covenants, including: change of control put at 101% (subject to a permitted holder exception); limitation on asset sales; limitation on incurrence of indebtedness and preferred stock; limitation on restricted payments; limitation on restricted investments; limitation on liens; limitation on dividend blockers; limitation on affiliate transactions; limitation on sale/leaseback transactions materially consistent with such limitations currently in place under the Company’s existing loan documentation; limitation on guarantees by restricted subsidiaries; and limitation on mergers, consolidations and sales of all/substantially all of the assets of the Company.

•	These covenants are subject to important exceptions and qualifications.

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Fee. The Company will be obligated to pay a 2.0% cash commitment fee payable on the full $100 million of Second Lien Secured Notes. 50% of the commitment fee was paid upfront upon entry into the associated commitment letter, and the remaining 50% was paid on October 5, 2011.

OpCo, the Company and the other Notes Guarantors also entered into a registration rights agreement with the Purchasers named in the Second Lien Purchase Agreement (the “Second Lien Registration Rights Agreement”). The Company will be obligated to complete an A/B Exchange Offer as soon as practicable but in no event later than 180 days after the issuance of the Second Lien Secured Notes. If the Company does not complete the A/B Exchange Offer within the 180 day period, this will result in a “registration default” and 0.25% of additional interest per 90 days of “registration default” will be added to the interest payable on the Second Lien Secured Notes, up to a maximum of 1.00% of additional interest.

The Second Lien Secured Notes were offered and sold to certain purchasers participating in the exchange offer pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act.

New ABL Facility

In connection with the recapitalization plan, on October 5, 2011, the Company entered into a $100.0 million asset-based revolving credit facility (the “New ABL Facility”) with Wells Fargo Capital Finance, LLC (“Wells Fargo”).

Use of the New ABL Facility is subject to compliance with a customary borrowing base limitation. The New ABL Facility includes an up to $30.0 million letter of credit sub-facility and a swingline sub-facility up to $15.0 million, with Wells Fargo serving as administrative agent and collateral agent. Horizon Lines, LLC is the borrower under the New ABL Facility (the “Borrower”). The Company, each of the initial New Notes Guarantors and each of the Company’s present and future material domestic subsidiaries guarantee the obligations of the Borrower, subject to certain exceptions (each such subsidiary a “New ABL Facility Guarantor” and collectively, the “New ABL Facility Guarantors”, and together with the Borrower, the “ABL Loan Parties”). The Borrower has the option to request increases in the maximum commitment under the New ABL Facility by up to $25 million in the aggregate; however, such incremental facility increases have not been committed to in advance. The New ABL Facility was used on the closing date for the rollover of certain issued and outstanding letters of credit and thereafter will be used by the Borrower and the other ABL Loan Parties for working capital and other general corporate purposes.

The New ABL Facility matures October 5, 2016 (but 90 days earlier if the First Lien Secured Notes and the Second Lien Secured Notes are not repaid or refinanced as of such date).

The interest rate on the New ABL Facility is LIBOR or a base rate plus an applicable margin based on leverage and excess availability ranging from (i) 1.25% to 2.75%, in the case of base rate loans and (ii) 2.25% to 3.75%, in the case of LIBOR loans. A fee ranging from .375% to .50% per annum will accrue on unutilized commitments under the New ABL Facility.

Subject to permitted liens and except for certain excluded assets and other exceptions (including agreed upon post closing periods to create and perfect certain liens on collateral), the New ABL Facility is secured by (i) a first priority lien on the ABL Loan Parties’ interest in accounts receivable, deposit accounts, securities accounts, investment property (other than equity interests of the subsidiaries and joint ventures of the Company) and cash, in each case with certain exceptions for such assets that are proceeds of Secured Notes Priority Collateral (as defined below); tax refunds and similar tax payments; certain intercompany loans; chattel paper, documents, instruments, letter-of-credit rights, guarantees, supporting obligations, credit enhancements, contract rights, and causes of action, in each case for, evidencing, relating to or substituted for (as applicable) the foregoing; commercial tort claims; general intangibles related to the foregoing; and proceeds, products, and books and records related to the foregoing (collectively, the “ABL Priority Collateral”); and (ii) a fourth priority lien on all or substantially all other assets of the ABL Loan Parties securing the First Lien Secured Notes, the Second Lien Secured Notes and the New Notes (the “Secured Notes Priority Collateral”).

The New ABL Facility requires compliance with a minimum fixed charge coverage ratio test if excess availability is less than the greater of (i) $12.5 million and (ii) 12.5% of the maximum commitment under the New ABL Facility. In addition, the New ABL Facility includes certain customary negative covenants that, subject to certain materiality thresholds, baskets and other agreed upon exceptions and qualifications, will limit, among other things, indebtedness, liens, asset sales and other dispositions, mergers, liquidations, dissolutions and other fundamental changes, investments and acquisitions, dividends, distributions on equity or redemptions and repurchases of capital stock, transactions with affiliates, repayments of certain debt, conduct of business and change of control. The New ABL Facility also contains certain customary representations and warranties, affirmative covenants and events of default, as well as provisions requiring compliance with applicable citizenship requirements of the Jones Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Series A Notes, Series B Notes, warrants and shares of common stock to a holder that acquires such securities in a transaction that is the subject of this Registration Statement. This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (“Treasury Regulations”) and administrative interpretations and judicial decisions, all as in effect on the date of this Registration Statement and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Company does not intend to seek a ruling from the IRS, as to any of the tax consequences discussed below. There can be no assurance that the IRS will not challenge one or more of the tax consequences described below.

This summary does not purport to address all tax consequences that may be important to a particular holder in light of that holder’s particular circumstances, and does not apply to persons subject to special treatment under United States federal income tax law (including, without limitation, a bank, governmental authority or agency, financial institution, insurance company, pass-through entity, tax-exempt organization, broker or dealer in securities or small business investment company, an employee of or other service provider to the Company or any of its subsidiaries, a person holding Series A Notes, Series B Notes, warrants or shares of common stock that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction, a person that owns more than 10% of the common stock (actually or constructively), a person that is in bankruptcy or a regulated investment company or real estate investment trust). This summary assumes that each holder of a Series A Note, Series B Note, warrant or share of common stock will hold such security as a “capital asset” within the meaning of Section 1221 of the Code. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than United States federal income tax law, including under federal estate and gift tax laws or state, local or non-United States tax law.

The United States federal income tax consequences to a partner in an entity or arrangement treated as a partnership for United States federal income tax purposes that holds a Series A Note, Series B Note, warrant or share of common stock generally will depend on the status of the partner and the activities of the partner and the partnership. A partnership, or a partner in a partnership, holding Series A Notes, Series B Notes, warrants or shares of common stock should consult its own tax advisor.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT TO A PARTICULAR HOLDER. ACCORDINGLY, THE FOLLOWING SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THE TRANSACTIONS DESCRIBED IN THIS REGISTRATION STATEMENT.

Characterization of the Warrants

As discussed above under the heading “Description of Warrants,” so that we may continue our Jones Act operations, certain non-United States citizens may receive warrants (rather than shares of common stock) upon conversion of the Series A Notes or Series B Notes. Although the matter is not free from doubt, we intend to treat the warrants as shares of common stock for all United States federal income tax purposes. The remainder of this discussion assumes that the warrants will be so treated, and the portions of this discussion applicable to holders of shares of common stock also should be read to apply to holders of warrants. In addition, if the Company pays a cash distribution on shares of common stock and the exercise price or number of shares of common stock into which the warrants may be exercised is adjusted as described in “Description of Warrants,” it is likely that a holder of a warrant will be treated as if the holder received a taxable distribution as a result of that adjustment, even though the holder has received no cash. A holder that acquires or receives warrants should consult its own tax advisor regarding the United States federal, state and local and non-United States tax consequences of holding warrants.

Characterization of the Series B Notes

Because the Series B Notes are subject to mandatory conversion into shares of common stock in either the Initial Mandatory Conversion or the Second Mandatory Conversion, and based on certain other factors, we intend to treat the Series B Notes as equity, rather than as debt, for all United States federal income tax purposes, and the remainder of this discussion assumes that the Series B Notes will be so treated.

Characterization of the Series A Notes

The proper characterization of the Series A Notes as debt or equity for United States federal income tax purposes is uncertain. The determination of whether an instrument is properly characterized as debt or equity for United States federal income tax purposes is a facts and circumstances analysis and depends on many factors, including, among others: (i) the intention of the parties, (ii) the seniority of the instrument in the issuer’s capital structure and security for the instrument’s repayment, (iii) the projected ability of the issuer to make scheduled payments of interest and principal on the instrument, (iv) the overlap in ownership of debt and equity holders, (v) the debt to equity ratio of the issuer and (vi) in the case of a convertible instrument like the Series A Notes, the likelihood of conversion of the instrument (judged in part by whether, and, if so, by how much, the conversion price of the instrument is less than the fair market value of the underlying stock at the time of issuance – that is, by whether, and the extent to which, the conversion feature is “in the money” at issuance). The Series A Notes have some features that are equity-like, including the inherent overlap in ownership of the Series A Notes on the one hand and the fully-diluted equity of the Company on the other hand, and other features that are debt-like, including the fact that the Series A Notes are secured senior obligations of the Company. Based in part on the debt-like features of the Series A Notes and in part on the fact that, at the time of issuance of the Series A Notes, the conversion price of the Series A Notes was not in the money, we intend to treat the Series A Notes as debt for applicable tax purposes. However, there can be no assurance that the IRS will not assert, and that a court will not determine, that the Series A Notes instead should be treated as equity. Each holder should consult its own tax advisor regarding the proper characterization of the Series A Notes for United States federal, state and local and non-United States tax purposes, and the consequences to it of such treatment given its individual circumstances.

Additional Payments

In certain circumstances, we may be required to pay additional interest on the Series A Notes (for example, in the circumstances related to our failure to file with the trustee certain documents or reports that we are required to file with the Securities and Exchange Commission or otherwise required to provide to the trustee under the terms of the Indenture described under “Description of the New Notes—Events of Default”) or additional amounts in redemption of the Series A Notes (for example, in the case of a change in control, as described in “Description of the New Notes—Repurchase at the Option of Holders—Change of Control”), in addition to their stated principal amount and accrued interest. In addition, holders may be entitled to additional shares of common stock upon conversion of the Series A Notes under the circumstances described in “Description of the New Notes—Adjustment to Shares Delivered upon Conversion upon a Fundamental Change.” Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such additional interest or amounts, or the receipt of additional shares of common stock on conversion of the Series A Notes, does not result in the Series A Notes being treated as contingent payment debt instruments under applicable Treasury Regulations. If we become obligated to pay additional interest, then we intend to take the position that such amounts will be treated as ordinary interest income and taxed as described under the headings “—Consequences to United States Holders—Consequences of Holding Series A Notes—Treatment of the Series

A Notes as Debt—Payment of Stated Interest” or “—Consequences to Non-United States Holders—Consequences of Holding Series A Notes—Treatment of the Series A Notes as Debt”. If we become obligated to pay additional amounts in redemption, then we intend to take the position that such amounts will be treated as additional proceeds and taxed as described below under the headings “—Consequences to United States Holders—Consequences of Holding Series A Notes—Treatment of the Series A Notes as Debt—Sale, Exchange or Other Disposition of the Series A Notes” or “—Consequences to Non-United States Holders—Consequences of Holding Series A Notes—Treatment of the Series A Notes as Debt.” These positions will be based in part on our determination that, as of the date of the issuance of the Series A Notes, the possibility that additional interest on, or additional amounts in redemption of, the Series A Notes will have to be paid was a remote or incidental contingency within the meaning of applicable Treasury Regulations.

Our determination that these contingencies are remote or incidental is binding on a holder, unless the holder explicitly discloses to the IRS on its tax return for the year during which such holder acquires the Series A Notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, a holder may be required to accrue interest income on the Series A Notes based upon a comparable yield, regardless of its method of accounting. The “comparable yield” is the yield at which we would issue a fixed rate debt instrument with no contingent payments and no conversion feature, but with terms and conditions otherwise similar to those of the Series A Notes; that yield would be higher than the stated yield on the Series A Notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the Series A Notes would be recharacterized as ordinary income. Each holder should consult its own tax advisor regarding the tax consequences of the Series A Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the Series A Notes will not be treated as contingent payment debt instruments.

Consequences to United States Holders

This section applies only to United States Holders. For purposes of this summary, a “United States Holder” is a beneficial owner of a Series A Note, Series B Note or share of common stock that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a United States person for United States federal income tax purposes or (iv) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

Consequences of Holding Series B Notes and Shares of Common Stock

Distributions

Distributions on equity of the Company (including, for this purpose, amounts denominated as interest paid on the Series B Notes and constructive distributions, as described below) that are paid out of the Company’s current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as dividends for United States federal income tax purposes. Under current law, dividends received by individual United States Holders with respect to shares of common stock through December 31, 2012 generally should qualify for a 15% tax rate on “qualified dividend income,” so long as certain holding period and other requirements are met. Dividends paid with respect to shares of common stock will be eligible for the dividends received deduction if the United States Holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. However, interest payments on the Series B Notes that are treated as dividends (and constructive distributions on the Series B Notes) generally will not be eligible for the reduced rate applicable to qualified dividend income or for the dividends received deduction. If a distribution exceeds the Company’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of the United States Holder’s investment up to the United States Holder’s adjusted tax basis in the United States Holder’s shares of common stock or Series B Notes, as the case may be, and thereafter as capital gain. Such capital gain generally will be long-term capital gain if the United States Holder’s holding period in such shares or Series B Notes, as the case may be, exceeds one year immediately prior to such distribution.

Sale, Exchange or Other Taxable Disposition

Except as described below under the heading “—Redemption Treated as a Distribution,” upon the sale, exchange or other taxable disposition of instruments treated as equity, a United States Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or taxable disposition and the United States Holder’s tax basis in the instrument sold. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the United States Holder’s holding period in such instrument is more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Conversion of Series B Notes

Upon conversion of a Series B Note into shares of common stock, a United States Holder should not recognize any gain or loss in respect of the conversion, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the amount of cash received in lieu of the fractional share and the United States Holder’s tax basis in the fractional share).

The United States Holder’s tax basis in the shares of common stock received upon a conversion of a Series B Note will equal the tax basis of the Series B Note that was converted, less any basis allocable to a fractional share of common stock. The United States Holder’s holding period for the shares of common stock received will include the United States Holder’s holding period for the Series B Note converted.

Consequences of Holding Series A Notes

Treatment of the Series A Notes as Equity

If the Series A Notes are treated as equity for United States federal income tax purposes, then a United States Holder will be subject to the same treatment with respect to such Series A Notes as is described above with respect to the Series B Notes.

Treatment of the Series A Notes as Debt

If the Series A Notes are treated as debt for United States federal income tax purposes, then the following consequences should apply.

Issue Price

As discussed more fully below, we have not yet determined the issue price of the Series A Notes. Promptly after we determine the issue price of the Series A Notes we intend to make that information available to holders of Series A Notes.

The issue price of the Series A Notes depends on whether either the Series A Notes or the old notes surrendered in exchange therefor are or were traded on an “established securities market” at any time during the 60-day period ending 30 days after the Issue Date. In general, a debt instrument (or property exchanged therefor) will be treated as traded on an established securities market if (i) it is listed on (a) a qualifying national securities exchange, (b) certain qualifying interdealer quotation systems or (c) certain qualifying foreign securities exchanges; (ii) it appears on a system of general circulation that provides a reasonable basis to determine the issue price of a debt instrument that is traded on an established market; or (iii) price quotations are readily available from dealers, brokers or traders. The issue price of a debt instrument that is traded on an established securities market is the fair market value of such debt instrument on the issue date. If the debt instrument is not traded on an established securities market, but the property exchanged therefor is traded on an established securities market, then the issue price of the debt instrument is the fair market value of the traded property on the issue date. The issue price of a debt instrument that is neither traded on an established securities market nor issued for property so traded is its stated principal amount (provided that the interest rate on the debt instrument exceeds the so-called applicable federal rate).

Based on available data, we do not believe that the Series A Notes were traded on an established securities market within the meaning of the rules discussed above during the 30-period ending after the Issue Date. We believe that the old notes were traded on an established securities market during the applicable period. Therefore, the issue price of the Series A Notes should be established by reference to the fair market value of the old notes as of the Issue Date. In such case, the Series A Notes, Series B Notes and common stock issued in exchange for the old notes would be treated as part of an “investment unit” for United States federal income tax purposes and the issue price of the Series A Notes would be that portion of the fair market value of the old notes that bears the same relation to the fair market value of the old notes on the Issue Date as the value of the Series A Notes bears to the sum of the fair market values of the Series A Notes, the Series B Notes and the common stock. Together with our advisors, we are currently analyzing available data to determine the issue price of the Series A Notes. Our determination of the issue price of the notes is binding on a holder unless the holder explicitly discloses on its tax return for the year during which such holder acquired the Series A Notes that it is taking a different position. However, our determination is not binding on the IRS. If the IRS takes a different position as to the correct issue price of the notes, a United States Holder may be required to accrue interest income on the notes at a different rate than the rate implied by the issue price we determine. It is possible that the issue price we determine will be greater than or less than the stated principal amount of the Series A Notes. If the issue price that we determine is at a discount from par that is equal to or greater than the statutorily defined de minimis amount described below under the heading “Original Issue Discount”, than the consequences described thereunder would apply. You should consult your own tax advisor regarding the consequences of our determination of the issue price of the notes to you.

Payment of Stated Interest

Stated interest on a Series A Note will be included in a United States Holder’s income as ordinary income at the time that such interest is accrued or received, in accordance with the United States Holder’s method of accounting for United States federal income tax purposes.

Original Issue Discount

If the “issue price” that we determine for the Series A Notes (determined as described above under the heading “—Issue Price”) is at a discount from par that is equal to or greater than a statutorily defined de minimis amount, then the Series A Notes will be considered to be issued with OID for United States federal income tax purposes. This specified de minimis amount generally is equal to 0.25% of the principal amount of the Series A Notes multiplied by the number of complete years to maturity from their original issue date.

As a result, a United States Holder (whether a cash or accrual method taxpayer) will be required to include in gross income (as ordinary income) any OID as it accrues on a constant yield to maturity basis, before the receipt of cash payments attributable to this income. The amount of OID includible in gross income for a taxable year will be the sum of the daily portions of OID with respect to the Series A Note for each day during that taxable year on which the United States Holder holds the Series A Note. The daily portion is determined by allocating to each day in an “accrual period” a pro rata portion of the OID allocable to that accrual period. The OID allocable to any accrual period will equal (a) the product of the “adjusted issue price” of the Series A Note as of the beginning of such period and the Series A Note’s yield to maturity less (b) the stated interest allocable to the accrual period. The “adjusted issue price” of a Series A Note as of the beginning of any accrual period will equal its issue price, increased by previously accrued OID. The yield to maturity of the Series A Note generally is the discount rate that, when applied to all payments to be made under the Series A Note, produces a present value equal to the issue price of the Series A note. A United States Holder will not be required to recognize any additional income upon the receipt of any cash payment on the Series A Note that is attributable to previously accrued OID.

Sale, Exchange or Other Disposition of the Series A Notes

Upon the sale, exchange or other taxable disposition of Series A Notes, a United States Holder will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or taxable disposition and the United States Holder’s tax basis in the Series A Notes sold. Other than with respect to any “market discount” (as described below), such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the United States Holder’s holding period in such instrument is more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Market Discount

If a United States Holder purchases a Series A Note for an amount that is less than its principal amount (or, if the Series A Notes are determined to be issued with OID, its adjusted issue price) of the Series A Note as of the purchase date and that difference is greater than a specified de minimis amount, then the amount of the difference will be treated as “market discount.” If a United States Holder acquires a Series A Note with market discount, then the holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange or retirement of, the Series A Note as ordinary interest income to the extent of the market discount that has not previously been included in income and that is treated as having accrued on such note at the time of such payment or disposition. Further, a disposition of a Series A Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such note had been sold at its then fair market value. In addition, a holder that purchases a Series A Note with market discount may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition in a taxable transaction.

Market discount is considered to accrue ratably over the period from the date of acquisition to the stated maturity date of a note, unless the holder elects to accrue market discount on a constant-yield basis. A holder may elect to include market discount in income (as ordinary income) currently as it accrues, in which case the rules described above regarding the deferral of interest deductions and ordinary income treatment upon disposition or partial principal payment will not apply. Such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Acquisition Premium

If a holder’s tax basis in a Series A Note immediately after purchase exceeds the adjusted issue price of such Series A Note (the amount of such excess is considered “acquisition premium”) but is not greater than the stated redemption price at maturity of such note, then the amount of OID includible in income by the holder in each taxable year is reduced (but not below zero) by that portion of the acquisition premium properly allocable to such year.

Amortizable Bond Premium

Generally, if a United States Holder’s tax basis in a Series A Note exceeds the stated redemption price at maturity of such note, then the United States Holder will not be required to include in income any OID on the note, and the amount of such excess (less any portion thereof that is attributable to the conversion feature of the Series A Note) will constitute bond premium that the holder may elect to amortize as an offset to interest income on the note under the constant-yield method over the period from the holder’s acquisition date to the note’s stated maturity date. Any such election will apply to all debt instruments held by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date.

Conversion of Series A Notes

Upon conversion of a Series A Note into shares of common stock, a United States Holder should not recognize any gain or loss in respect of the conversion, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the amount of cash received in lieu of the fractional share and the United States Holder’s tax basis in the fractional share).

The United States Holder’s tax basis in the shares of common stock received upon a conversion of a Series A Note will equal the tax basis of the Series A Note that was converted, less any basis allocable to a fractional share of common stock. The United States Holder’s holding period for the shares received will include the United States Holder’s holding period for the Series A Note converted.

Constructive Distributions

A United States Holder may, in certain circumstances, be deemed to have received distributions on the shares of common stock for which the Series A Notes and Series B Notes are convertible if the conversion price of the instruments is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the instruments generally will not be deemed to result in a constructive distribution of stock. Certain possible adjustments provided in the instruments (including, without limitation, adjustments in respect of the Fundamental Change Make-Whole) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, then a United States Holder may be deemed to have received constructive distributions from the Company, even though the United States Holder has not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment also may result in a constructive distribution to a United States Holder. The tax consequences of receipt of a distribution from the Company are described above under the heading “—Consequences of Holding Series B Notes and Shares of Common Stock—Distributions.” Each United States Holder should consult its own tax advisor regarding the possibility and tax consequences of constructive distributions.

Redemption Treated as a Distribution

Notwithstanding the discussion above under the headings “—Consequences of Holding Series B Notes and Shares of Common Stock” and “—Consequences of Holding Series A Notes—Treatment of the Series A Notes as Equity,” if the Company redeems or repays Series B Notes or (if treated as equity) Series A Notes, or redeems shares of common stock, such redemption or repayment may be treated as a distribution, and therefore as a dividend to the extent of the Company’s earnings and profits (as described above under the heading “—Consequences of Holding Series B Notes and Shares of Common Stock —Distributions”), rather than as a sale. Broadly, whether a redemption or repayment of Series A Notes (if treated as equity), Series B Notes or shares of common stock by the Company will be treated as a distribution rather than as a sale will depend on the United States Holder’s remaining actual and constructive interest, if any, in the equity of the Company after the redemption or repayment for purposes of Section 302(b) of the Code. Each United States Holder should consult its own tax advisor regarding the possibility of a redemption or repayment of Series A Notes, Series B Notes or shares of common stock being treated as a distribution.

Medicare Tax

Recently enacted legislation requires certain United States Holders who are individuals, estates or trusts to pay a 3.8% tax on the lesser of (1) the United States Holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances) for taxable years beginning after December 31, 2012. A United States Holder’s net investment income generally will include its interest and dividend income and its net gains from the disposition of Series A Notes, Series B Notes and shares of common stock, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Each United States Holder that is an individual, estate or trust is urged to consult its own tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Series A Notes, Series B Notes and shares of common stock.

Information Reporting and Backup Withholding Tax

In general, payments of interest (including OID) on the Series A Notes, payments of dividends on equity interests in the Company and payments of the proceeds of a disposition (including a retirement or a redemption) of the Series A Notes, Series B Notes or shares of common stock may be reported to the IRS, and may be subject to backup withholding tax (currently at a rate of 28%) unless the United States Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or (b) timely provides (usually on IRS Form W-9) a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding tax because of a failure to report all dividend and interest income. Backup withholding tax is not an additional tax, but is, instead, an advance payment of tax that may be refunded to the extent that it results in an overpayment of tax, provided that the required information related to such refund is timely provided to the IRS. The Company will comply with all applicable reporting and withholding requirements of the IRS.

Consequences to Non-United States Holders

The following is a summary of material United States federal income tax considerations to a Non-United States Holder. For purposes of this summary, the term “Non-United States Holder” means a beneficial owner of a Series A Note, Series B Note or share of common stock that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The following discussion applies only to Non-United States Holders and assumes that no item of income, gain, deduction or loss derived by a Non-United States Holder in respect of the Series A Notes, Series B Notes or shares of common stock at any time is effectively connected with the conduct of a United States trade or business. Special rules, not discussed herein, may apply to certain Non-United States Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid United States federal income tax;

•	investors in pass-through entities that are subject to special treatment under the Code; and

•	Non-United States Holders that are engaged in the conduct of a United States trade or business.

Excess Shares

If a Non-United States Holder holds excess shares, then, under our certificate of incorporation, such excess shares generally will be either (i) automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, the proposed transferee generally to receive the lesser of (A) the price paid for such shares or (B) the market price of such shares on the day of the event causing the shares to become excess shares, or (ii) redeemed by the Company for cash, redemption notes or redemption warrants. If a Non-United States Holder holds excess shares, the United States federal income tax consequences of the disposition of such excess shares will depend on, among other things, (i) the method by which the Company causes such excess shares to be disposed of and (ii) the circumstances existing at the time of such disposition. Therefore, the following discussion does not address any tax consequences with respect to the disposition of excess shares (including the consequences of the transfer of such shares to a charitable trust or the receipt, ownership or disposition of redemption notes or the receipt ownership, exercise or disposition of redemption warrants). You should consult your own tax advisor regarding the United States federal, state and local and non-United States tax consequences to you of holding shares that become excess shares. The remainder of this discussion assumes that the provisions regarding excess shares do not apply to any Non-United States Holder.

Consequences of Holding Series B Notes and Shares of Common Stock

Distributions

Distributions on equity of the Company (including, for this purpose, amounts denominated as interest paid on the Series B Notes and constructive distributions, as described below) that are paid out of the Company’s current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as dividends for United States federal income tax purposes. Dividends paid (or deemed paid) to a Non-United States Holder generally will be subject to withholding of United States federal income tax at a 30% rate, unless an applicable income tax treaty reduces or eliminates such tax and the Non-United States Holder claiming the benefit of such treaty timely provides to us or the paying agent proper IRS documentation. If a Non-United States Holder is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, such Non-United States Holder may obtain a refund of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

To the extent that the amount of any distribution paid with respect to any equity interest exceeds the Company’s current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital, which will be applied against and reduce (but not below zero) the Non-United States Holder’s adjusted tax basis in such interest, and thereafter as capital gain from a sale or other disposition of such interest that is taxed to the holder as described below under the heading “—Sale, Exchange or Other Taxable Disposition of the Series B Notes or Shares of Common Stock.”

Sale, Exchange or Other Taxable Disposition of the Series B Notes or Shares of Common Stock

Subject to the discussion under the headings “— Information Reporting and Backup Withholding Tax” and “—Constructive Distributions” below, a Non-United States Holder generally will not be subject to United States federal income or withholding taxes with respect to gain, if any, recognized on the sale, exchange, conversion or other disposition of a Series B Note or share of common stock, unless:

•

the Non-United States Holder is an individual present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met, in which case the gain generally will be subject to tax at a rate of 30%; or

•

the Company is or has been a United States real property holding corporation for United States federal income tax purposes at any time during the shorter of (a) the five-year period ending on the date of the disposition and (b) the period during which the Non-United States Holder held the Series B Note or share of common stock. The Company does not believe that it is currently, and does not anticipate becoming, a United States real property holding corporation.

Consequences of Holding Series A Notes

Treatment of the Series A Notes as Equity

If the Series A Notes are treated as equity for United States federal income tax purposes, then a Non-United States Holder will be subject to the same treatment with respect to the Series A Notes as is described above with respect to the Series B Notes.

Treatment of the Series A Notes as Debt

If the Series A Notes are treated as debt for United States federal income tax purposes, then, subject to the discussion of backup withholding tax below, interest paid (including any OID) on a Series A Note by the Company or any paying agent to a Non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exemption,” provided that:

•

the Non-United States Holder does not, actually or constructively, own 10% or more of the combined voting power of all classes of voting stock of the Company and is not a controlled foreign corporation related to the Company through stock ownership;

•

the Non-United States Holder is not a bank that acquired the Series A Note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) the Non-United States Holder provides to the Company or the paying agent an IRS Form W-8BEN (or a suitable substitute form), signed under penalties of perjury, that includes its name and address and that certifies its non-United States status in compliance with applicable law and regulations, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the Non-United States Holder provides a statement to the Company or the paying agent under penalties of perjury in which it certifies that an IRS Form W-8BEN (or a suitable substitute form) has been received by it from the Non-United States Holder or (c) the Non-United States Holder holds its Series A Notes through a “qualified intermediary” and the qualified intermediary provides to the Company or the paying agent a properly executed IRS Form W-8IMY (or other applicable form) on behalf of itself together with any applicable underlying IRS forms sufficient to establish that the Non-United States Holder is not a United States person. This certification requirement may be satisfied with other documentary evidence in the case of a Series A Note held in an offshore account or through certain foreign intermediaries.

If a Non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest (including any OID) made to such holder generally will be subject to United States withholding tax at the rate of 30%, unless the holder provides the Company or the paying agent with a properly executed IRS Form W-8BEN (or suitable substitute form) establishing an exemption from or reduction in the withholding tax under the benefit of an applicable tax treaty.

Subject to the discussion of backup withholding tax below, a Non-United States Holder generally will not be subject to United States federal income or withholding taxes with respect to gain, if any, recognized on the sale, exchange, conversion or other disposition of Series A Notes (other than any amount attributable to accrued but unpaid interest or OID on such Notes, which is subject to the rules above regarding interest), unless:

•

the Non-United States Holder is an individual present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met, in which case the gain generally will be subject to tax at a rate of 30%; or

•

the Company is or has been a United States real property holding corporation for United States federal income tax purposes at any time during the shorter of (a) the five-year period ending on the date of the disposition and (b) the period during which the Non-United States Holder held the Series A Note. The Company does not believe that it is currently, and does not anticipate becoming, a United States real property holding corporation.

Constructive Distributions

As described above under the heading “United States Holders—Constructive Distributions,” certain possible adjustments provided in the Series A Notes and Series B Notes (including, without limitation, adjustments in respect of the Fundamental Change Make-Whole) may result in a constructive distribution with respect to the Series A Notes or Series B Notes. Any such constructive distribution would be taxed to Non-United States Holders as described above under the heading “Consequences of Holding Series B Notes and Shares of Common Stock.” Non-United States Holders should be aware that in the event of a constructive distribution, any applicable withholding tax may be deducted from subsequent payments of interest, distributions on equity or shares of common stock otherwise deliverable to the holder upon conversion of a Series A Note or Series B Note.

Redemption Treated as a Distribution

Notwithstanding the discussion above regarding sales, exchanges or other dispositions of Series A Notes, Series B Notes or shares of common stock, if the Company redeems shares of common stock, or redeems or repays Series B Notes or (if treated as equity) Series A Notes, then such redemption or repayment may be treated as a distribution, and therefore as a dividend to the extent of the Company’s earnings and profits (as described above under the heading “—Consequences of Holding Series B Notes and Shares of Common Stock”), rather than as a sale. Broadly, whether a redemption or repayment of Series A Notes (if treated as equity), Series B Notes or shares of common stock by the Company will be treated as a distribution rather than as a sale will depend on the Non-United States Holder’s remaining actual and constructive interest, if any, in the equity of the Company after the redemption or repayment for purposes of Section 302(b) of the Code. Each Non-United States Holder should consult its own tax advisor regarding the possibility of a redemption of shares of common stock, or redemption or repayment of Series A Notes or Series B Notes, being treated as a distribution.

New Legislation Affecting Taxation of Notes Held by or through Foreign Entities

The Foreign Account Tax Compliance Act (or “FATCA”), which was enacted in 2010, generally imposes a withholding tax of 30% on interest and dividends paid after December 31, 2012 to (i) a foreign financial institution, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. The IRS has since released transitional guidance indicating that it will not apply this new withholding tax to (i) interest and dividends paid on or before December 31, 2013 or (ii) gross proceeds paid on or before December 31, 2014. This legislation generally does not apply to a debt obligation outstanding on March 18, 2012, unless such debt obligation undergoes a “significant modification” (within the meaning of Section 1.1001-3 of the Treasury Regulations) after such date. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Series A Notes, Series B Notes and shares of common stock.

Information Reporting and Backup Withholding Tax

The amount of interest and dividends paid to a Non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the Non-United States Holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the Non-United States Holder is resident.

Provided that a Non-United States Holder has complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establishes an exemption, the Non-United States Holder generally will not be subject to backup withholding tax with respect to interest and dividend payments on, and the proceeds from the disposition of, a Series A Note, Series B Note or share of common stock, unless the Company or the Company’s paying agent knows or has reason to know that the holder is a United States person.

Additional rules relating to information reporting requirements and backup withholding tax with respect to the payment of proceeds from the disposition (including a redemption or retirement) of a Series A Note, Series B Note or share of common stock are as follows:

•

If the proceeds are paid to or through the United States office of a broker, a Non-United States Holder generally will be subject to backup withholding tax and information reporting unless the Non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-United States office of a broker that is a United States person or that has certain specified United States connections, a Non-United States Holder generally will be subject to information reporting (but generally not backup withholding tax) unless the Non United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have any of the specified United States connections, a Non-United States Holder generally will not be subject to backup withholding tax or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-United States Holder will be allowed as a credit against the Non-United States Holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We are registering the securities to permit public secondary trading of the securities by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering or sale by the selling securityholders of the securities covered by this prospectus. The selling securityholder may sell all or a portion of the securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 or Rule 144A;

•	broker-dealers may agree with the selling securityholder to sell a specified amount of such securities at a stipulated price;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholder may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling securityholder may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

There can be no assurance that the selling securityholders will sell any or all of the securities pursuant to the shelf registration statement, of which this prospectus forms a part.

We will pay all expenses of the registration of the securities pursuant to the registration rights agreement, including, without limitation, SEC filing fees; provided, however, that the selling securityholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

NON-U.S. OFFER RESTRICTIONS

This prospectus will not, subject to limited exceptions, be distributed outside the United States and is not an offer to sell and it is not a solicitation of an offer to buy securities in any jurisdiction in which such offer or sale is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made into those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action in any jurisdiction to facilitate a public offer of securities outside the United States. This prospectus does not constitute an invitation to participate in this offering in any jurisdiction in which it is unlawful to make such invitation under applicable securities laws. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by the Company to inform themselves about, and to observe, any such restrictions. No action has been or will be taken in any jurisdiction other than the United States by the Company in relation to this offering described herein that would permit a public offering of securities. Non-U.S. holders should consult their advisors in considering whether they may participate in this offering in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions that may apply in their home countries. We cannot provide any assurance about whether such limitations may exist.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York and Carlsmith Ball LLP, Honolulu, Hawaii.

EXPERTS

The consolidated financial statements of Horizon Lines, Inc. at December 26, 2010, and December 20, 2009, and for each of the three years in the period ended December 26, 2010, including the schedule of valuation and qualifying accounts appearing therein, and the effectiveness of Horizon Lines, Inc.’s internal control over financial reporting as of December 26, 2010, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) and are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Horizon Lines, Inc.

Common Stock, Warrants, 6.00% Series A Convertible Secured Notes due 2017 and 6.00%

Series B Mandatorily Convertible Secured Notes due 2017

PROSPECTUS

                     , 2011

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The registration rights agreement relating to the securities being registered hereby provides that we will bear all expenses incident to the our performance of or compliance with the agreement. These expenses include printer expenses and legal and accounting fees in an approximate estimated aggregate amount of $            .

Item 14. Indemnification of Directors and Officers.

Delaware

Horizon Lines Holding Corp., Horizon Lines, LLC, Horizon Lines of Puerto Rico, Inc., Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, H-L Distribution Service, LLC, Horizon Logistics, LLC, Aero Logistics, LLC, Sea-Logix, LLC and Horizon Services Group, LLC are incorporated under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of Horizon Lines, LLC, Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, H-L Distribution Service, LLC, Horizon Logistics, LLC, Aero Logistics, LLC, Sea-Logix, LLC and Horizon Services Group, LLC, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The Certificates of Incorporation and bylaws of each of Horizon Lines, Inc., Horizon Lines Holding Corp. and Horizon Lines of Puerto Rico, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

Hawaii

Hawaii Stevedores, Inc. is incorporated under the laws of the State of Hawaii.

Sections 414-241 through 414-250 of the Hawaii Revised Statutes, or HRS, contains certain provisions describing indemnification of, and advances for expenses to, corporate directors and officers relating to certain liabilities and expenses (including attorneys’ fees) incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents of a corporation or of another enterprise at the request of a corporation.

HRS Sections 414-244 and 414-247 permit a corporation, before final disposition of a proceeding, to advance funds to pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director or officer who is a party to a proceeding because the director or officer is a director or officer of a corporation if the director or officer delivers to the corporation certain written affirmations and certain undertakings.

HRS Section 414-248 permits a corporation to purchase insurance on behalf of its directors, officers, employees or agents against certain liabilities and expenses.

HRS Section 414-222 permits a corporation, through a provision in its articles of incorporation, to eliminate or limit the personal liability of its directors in any action brought by the shareholders or the corporation for monetary damages against a director of the corporation for any action taken, or any failure to take any action as a director. The law does not allow the corporation to eliminate or limit the personal liability of a director for: (a) the amount of a financial benefit received by a director to which the director is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, (c) a violation of HRS Section 414-223 (relating to unlawful distributions), or (d) an intentional violation of criminal law.

The bylaws of Hawaii Stevedores, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the HRS.

Item 15. Recent Sales of Unregistered Securities.

October 5, 2011, Horizon Lines, LLC, a wholly-owned subsidiary of the Company, issued (i) $225.0 million aggregate principal amount of new 11.00% First-Lien Senior Secured Notes due 2016 (the “First Lien Secured Notes”) and (ii) $100.0 million of new 13.00%-15.00% Second-Lien Senior Secured Notes due 2016 (the “Second Lien Secured Notes”). The First Lien Secured Notes and the Second Lien Secured Notes were offered and sold to certain purchasers participating in the exchange offer pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act. The proceeds from the First Lien Secured Notes and the Second Lien Secured Notes were used, among other things, to satisfy in full the Company’s obligations outstanding under its previous first-lien revolving credit facility and term loan, which totaled $265.0 million on October 5, 2011.

Item 16. Exhibits and Financial Schedules.

Exhibits

Reference is made to the Exhibit Index filed as part of this Registration Statement.

Financial Statement Schedules

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(v) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(vi) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON LINES, INC.

By:	/s/ Michael T. Avara
Michael T. Avara Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen H. Fraser Stephen H. Fraser	Director, Chief Executive Officer and President (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Alex J. Mandl Alex J. Mandl	Director	December 5, 2011

/s/ William J. Flynn William J. Flynn	Director	December 5, 2011

/s/ Bobby J. Griffin Bobby J. Griffin	Director	December 5, 2011

/s/ Jeffrey A. Brodsky Jeffrey A. Brodsky	Director	December 5, 2011

/s/ Kurt M. Cellar Kurt M. Cellar	Director	December 5, 2011

Signature	Title	Date

/s/ Carol B. Hallett Carol B. Hallett	Director	December 5, 2011

/s/ James LaChance James LaChance	Director	December 5, 2011

/s/ Steven L. Rubin Steven L. Rubin	Director	December 5, 2011

/s/ Martin Tuchman Martin Tuchman	Director	December 5, 2011

/s/ David N. Weinstein David N. Weinstein	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON LINES HOLDING CORP.

By:	/s/ Michael T. Avara
Michael T. Avara Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen H. Fraser Stephen H. Fraser	Director, President and Chief Executive Officer (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Alex J. Mandl Alex J. Mandl	Director	December 5, 2011

/s/ William J. Flynn William J. Flynn	Director	December 5, 2011

/s/ Bobby J. Griffin Bobby J. Griffin	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HAWAII STEVEDORES, INC.

By:	/s/ Michael T. Avara
Michael T. Avara Vice President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ali B. Nikkhoo Ali B. Nikkhoo	Director and President (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Peter L. Strohla Peter L. Strohla	Director	December 5, 2011

/s/ Brian W. Taylor Brian W. Taylor	Director	December 5, 2011

/s/ Michael F. Zendan, II Michael F. Zendan, II	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON LINES, LLC

By:	/s/ Michael T. Avara
Michael T. Avara Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen H. Fraser Stephen H. Fraser	Director, Chief Executive Officer and President (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Alex J. Mandl Alex J. Mandl	Director	December 5, 2011

/s/ William J. Flynn William J. Flynn	Director	December 5, 2011

/s/ Bobby J. Griffin Bobby J. Griffin	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON LINES OF PUERTO RICO, INC.

By:	/s/ Michael T. Avara
Michael T. Avara Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian W. Taylor Brian W. Taylor	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON LINES OF ALASKA, LLC

By:	/s/ Michael T. Avara
Michael T. Avara Treasuer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marion G. Davis Marion G. Davis	Director, President and Chief Executive Officer (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Treasuer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Marvin R. Buchanan Marvin R. Buchanan	Director	December 5, 2011

/s/ Stephen H. Fraser Stephen H. Fraser	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON LINES OF GUAM, LLC

By:	/s/ Michael T. Avara
Michael T. Avara Vice President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Brian W. Taylor Brian W. Taylor	Director, President and Chief Operating Officer (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Stephen H. Fraser Stephen H. Fraser	Director	December 5, 2011

/s/ Ali B. Nikkhoo Ali B. Nikkhoo	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON LINES VESSELS, LLC

By:	/s/ Michael T. Avara
Michael T. Avara Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph V. Breglia Joseph V. Breglia	Director, President and Chief Executive Officer (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Brian W. Taylor Brian W. Taylor	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

H-L DISTRIBUTION SERVICE, LLC

By:	/s/ Catherine R. Walsh
Catherine R. Walsh Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Catherine R. Walsh Catherine R. Walsh	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	December 5, 2011

/s/ Brian C. Luke Brian C. Luke	Director, Controller and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Michael F. Zendan, II Michael F. Zendan, II	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON LOGISTICS, LLC

By:	/s/ Catherine R. Walsh
Catherine R. Walsh Treasurer and Controller

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian W. Taylor Brian W. Taylor	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 5, 2011

/s/ Catherine R. Walsh Catherine R. Walsh	Treasurer and Controller (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

AERO LOGISTICS, LLC

By:	/s/ Michael T. Avara
Michael T. Avara
Assistant Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian W. Taylor Brian W. Taylor	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Director and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Franklin V. Knafelz Franklin V. Knafelz	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

SEA-LOGIX, LLC

By:	/s/ Henry J. Bell
Henry J. Bell
Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin D. Dietsch Kevin D. Dietsch	Director and President (Principal Executive Officer)	December 5, 2011

/s/ Henry J. Bell Henry J. Bell	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Marion G. Davis Marion G. Davis	Director	December 5, 2011

/s/ Kenneth J. Gill Kenneth J. Gill	Director	December 5, 2011

/s/ Franklin V. Knafelz Franklin V. Knafelz	Director	December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 5, 2011.

HORIZON SERVICES GROUP, LLC

By:	/s/ Michael T. Avara
Michael T. Avara
Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Yeager Jeffrey R. Yeager	Director, President and Chief Executive Officer (Principal Executive Officer)	December 5, 2011

/s/ Michael T. Avara Michael T. Avara	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Charles W. Brown, III Charles W. Brown, III	Director	December 5, 2011

/s/ Marvin R. Buchanan Marvin R. Buchanan	Director	December 5, 2011

/s/ Brian W. Taylor Brian W. Taylor	Director	December 5, 2011

/s/ Joe G. Rodriguez Joe G. Rodriguez	Director	December 5, 2011

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 22, 2005).

3.2	Amended and Restated Bylaws of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K of Horizon Lines, Inc. filed on February 4, 2009).

3.3	Certificate of Formation of Horizon Lines, LLC (incorporated by reference to Exhibit 3.1 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.4	Second Amended and Restated Limited Liability Company Agreement of Horizon Lines LLC (incorporated by reference to Exhibit 3.2 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.5	Certificate of Incorporation of Horizon Lines Holding Corp. (incorporated by reference to Exhibit 3.3 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.6	Amended and Restated Bylaws of Horizon Lines Holding Corp. (incorporated by reference to Exhibit 3.4 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.7	Certificate of Formation of HLH, LLC (incorporated by reference to Exhibit 3.5 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.7.1	Certificate of Amendment of the Certificate of Formation of HLH, LLC (incorporated by reference to Exhibit 3.10.1 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

3.8	Amended and Restated Limited Liability Company Agreement of HLH, LLC (incorporated by reference to Exhibit 3.6 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.9	Certificate of Incorporation of Horizon Lines of Puerto Rico, Inc. (incorporated by reference to Exhibit 3.7 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.10	Bylaws of Horizon Lines of Puerto Rico, Inc. (incorporated by reference to Exhibit 3.8 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.11	Certificate of Formation of Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 3.9 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.12	Amended and Restated Limited Liability Company Agreement of Horizon Lines of Alaska (incorporated by reference to Exhibit 3.10 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.13	Certificate of Formation of Horizon Lines of Guam, LLC (incorporated by reference to Exhibit 3.11 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.14	Amended and Restated Limited Liability Company Agreement of Horizon Lines of Guam, LLC (incorporated by reference to Exhibit 3.12 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.15	Certificate of Formation of Horizon Lines Ventures, LLC (incorporated by reference to Exhibit 3.13 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.16	Amended & Restated Limited Liability Company Agreement of Horizon Lines Ventures, LLC (incorporated by reference to Exhibit 3.14 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.17	Certificate of Formation of Horizon Lines Vessels, LLC (incorporated by reference to Exhibit 3.15 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.18	Amended & Restated Limited Liability Company Agreement of Horizon Lines Vessels LLC (incorporated by reference to Exhibit 3.16 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.19	Certificate of Formation of Horizon Service Group, LLC (incorporated by reference to Exhibit 3.17 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.20	Amended & Restated Limited Liability Company Agreement of Horizon Service Group LLC (incorporated by reference to Exhibit 3.18 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.21	Certificate of Formation of Sea-Logix, LLC (incorporated by reference to Exhibit 3.19 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.22	Amended and Restated Limited Liability Company Agreement of Sea-Logix, LLC (incorporated by reference to Exhibit 3.20 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.23	Certificate of Formation of S-L Distribution Service, LLC (incorporated by reference to Exhibit 3.21 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.23.1	Certificate of Amendment of the Certificate of Formation of S-L Distribution Service (incorporated by reference to Exhibit 3.26.1 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

3.24	Amended and Restated Limited Liability Company Agreement of S-L Distribution Service (incorporated by reference to Exhibit 3.22 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.25	Articles of Association of Castle & Cooke Terminals, Limited (incorporated by reference to Exhibit 3.28 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

3.25.1	First Certificate of Amendment of the Articles of Association of Castle & Cooke Terminals, Limited (incorporated by reference to Exhibit 3.28.1 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

3.25.2	Second Certificate of Amendment of the Articles of Association of Hawaii Stevedores, Inc. (incorporated by reference to Exhibit 3.28.2 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

3.25.3	Articles of Amendment of the Articles of Association of Hawaii Stevedores, Inc. (incorporated by reference to Exhibit 3.28.3 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

3.26	Amended and Restated bylaws of Hawaii Stevedores, Inc. (incorporated by reference to Exhibit 3.29 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

3.27	Certificate of Formation for SEA-LOGIX, LLC. (incorporated by reference to Exhibit 3.30 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011)

3.28	Certificate of Amendment of the Certificate of Formation of SEA-LOGIX, LLC (incorporated by reference to Exhibit 3.30.1 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

3.29	Amended and Restated limited Liability Company Agreement for Sea Logix, LLC (incorporated by reference to Exhibit 3.31 to Horizon Lines Inc.’s Registration Statement on Form S-4, initially filed on August 26, 2011).

4.1	Indenture, dated October 5, 2011, among the Company and U.S. Bank National Association, as trustee and collateral agent, governing the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes (incorporated by reference to Exhibit 4.1 to Horizon Lines Inc.’s quarterly report on Form 10-Q filed November 4, 2011).

4.2	Indenture, dated October 5, 2011, among Horizon Lines, LLC, the Guarantors named therein and U.S. Bank National Association, as trustee and collateral agent, governing the 11.00% First-Lien Senior Secured Notes due 2016 (incorporated by reference to Exhibit 4.2 to Horizon Lines Inc.’s quarterly report on Form 10-Q filed November 4, 2011).

4.3	Indenture, dated October 5, 2011, among Horizon Lines, LLC, the Guarantors named therein and U.S. Bank National Association, as trustee and collateral agent, governing the Second-Lien Senior Secured Notes due 2016 (incorporated by reference to Exhibit 4.3 to Horizon Lines Inc.’s quarterly report on Form 10-Q filed November 4, 2011).

4.4	Supplemental Indenture, dated October 5, 2011, among the Company and The Bank of New York Mellon (formerly known as The Bank of New York Trust Company, N.A.), as trustee, relating to the Company’s 4.25% Convertible Senior Notes due 2012 (incorporated by reference to Exhibit 4.4 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

4.5	Warrant Agreement, dated October 5, 2011, among the Company and The Bank of New York Trust Company, N.A., as warrant agent, relating to the Company’s Warrants to purchase shares of its Common Stock (incorporated by reference to Exhibit 4.5 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

4.6	Form of Indenture among the Company and The Bank of New York Trust Company, N.A., as trustee, governing the redemption notes (incorporated by reference to Exhibit 10.2 to Horizon Lines Inc.’s report on Form 8-K filed October 31, 2011).

4.7	Form of Redemption Warrant Agreement among the Company and The Bank of New York Trust Company, N.A., as warrant agent, relating to the Company’s redemption warrants to purchase shares of its Common Stock (incorporated by reference to Exhibit 10.1 to Horizon Lines Inc.’s report on Form 8-K filed October 31, 2011).

5.1*	Form of Opinion of Kirkland & Ellis LLP.

5.2*	Opinion of Carlsmith Ball LLP.

10.1	Form of Purchase Agreement, dated October 5, 2011, among Horizon Lines, LLC, the Guarantors named therein and the Purchasers named therein, relating to the 11.00% First-Lien Senior Secured Notes due 2016 (incorporated by reference to Exhibit 10.1 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

10.2	Form of Purchase Agreement, dated October 5, 2011, among Horizon Lines, LLC, the Guarantors named therein and the Purchasers named therein, relating to the Second-Lien Senior Secured Notes due 2016 (incorporated by reference to Exhibit 10.2 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

10.3	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes (incorporated by reference to Exhibit 10.3 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

10.4	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the 11.00% First-Lien Senior Secured Notes due 2016 (incorporated by reference to Exhibit 10.4 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

10.5	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the Second-Lien Senior Secured Notes due 2016 (incorporated by reference to Exhibit 10.5 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

10.6	$100.0 million asset-backed revolving credit facility, dated October 5, 2011, among the Company and Wells Fargo Capital Finance, LLC (incorporated by reference to Exhibit 10.6 to Horizon Lines Inc.’s quarterly report on Form 10-Q filed November 4, 2011).

10.7	Intercreditor Agreement, dated as of October 5, 2011, among the Company, each of the other Grantors (as defined therein), Wells Fargo Capital Finance, LLC and U.S. Bank National Association (incorporated by reference to Exhibit 10.7 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

10.8	Security and Pledge Agreement, dated as of October 5, 2011, among the Grantor named therein and U.S. Bank National Association, as collateral agent, relating to the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes (incorporated by reference to Exhibit 10.8 to Horizon Lines Inc.’s quarterly report on Form 10-Q filed November 4, 2011).

10.9	Security and Pledge Agreement, dated as of October 5, 2011, among the Grantor named therein and U.S. Bank National Association, as collateral agent, relating to the 11.00% First-Lien Senior Secured Notes due 2016 (incorporated by reference to Exhibit 10.9 to Horizon Lines Inc.’s quarterly report on Form 10-Q filed November 4, 2011).

10.10	Security and Pledge Agreement, dated as of October 5, 2011, among the Grantor named therein and U.S. Bank National Association, as collateral agent, relating to the Second-Lien Senior Secured Notes due 2016 (incorporated by reference to Exhibit 10.10 to Horizon Lines Inc.’s quarterly report on Form 10-Q filed November 4, 2011).

10.11	Security and Pledge Agreement, dated as of October 5, 2011, among the Grantor named therein and U.S. Bank National Association, as collateral agent, relating to the $100.0 million asset-backed revolving credit facility (incorporated by reference to Exhibit 10.11 to Horizon Lines Inc.’s quarterly report on Form 10-Q filed November 4, 2011).

10.12	Form of Restructuring Support Agreement, dated August 26, 2011, among Horizon Lines, Inc. and the signatories thereto (incorporated by reference Exhibit 10.3 to Horizon Lines Inc.’s report on Form 8-K filed August 29, 2011).

10.12.1	Form of First Amendment to the Restructuring Support Agreement, dated September 29, 2011, among Horizon Lines, Inc. and the signatories thereto (incorporated by reference Exhibit 10.1 to Horizon Lines Inc.’s report on Form 8-K filed September 29, 2011).

10.12.2	Form of Second Amendment to the Restructuring Support Agreement, dated October 3, 2011, among Horizon Lines, Inc. and the signatories thereto (incorporated by reference Exhibit 10.8 to Horizon Lines Inc.’s report on Form 8-K filed October 6, 2011).

12.1*	Statement Re: Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Horizon Lines, Inc. (incorporated by reference to Exhibit 21 to Horizon Lines, Inc.’s annual report on Form 10-K, initially filed March 28, 2011).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1).

23.3*	Consent of Carlsmith Ball LLP (Included in Exhibit 5.2)

24.1	Powers of Attorney (Included on the signature pages of this Form S-1 and incorporated herein by reference).

*	Filed herewith